[PRELIMINARY COPY]





                        BERNARD HALDANE ASSOCIATES, INC.
                              192 Lexington Avenue
                            New York, New York 10016
                                   15th Floor



                                                     February   , 1998



To Our Shareholders:

         You are invited to attend a Special Meeting of Shareholders of Bernard Haldane Associates, Inc. (the "Company") to be held on March , 1998, as set forth in the attached Notice of Special Meeting of Shareholders, to vote on the proposed merger of Bernard Haldane Acquisition Corporation ("Newco") a newly formed non-public company organized by the management and other shareholders of the Company, with and into the Company. If the proposed merger is consummated, the shareholders of the Company (other than Newco and those who perfect dissenters' rights as described in the accompanying Proxy Statement) will be entitled to receive $3.00 in cash for each Common Share of the Company owned by them. Details of the proposed merger and other important information appear in the accompanying Proxy Statement.

         Your Board of Directors recommends a vote for the proposed merger. The Board of Directors of the Company referred the proposed merger to a Special Committee of independent directors which carefully considered the terms and conditions of the proposed merger and unanimously recommended the proposal to the full Board of Directors. The Board of Directors of the Company, after careful consideration of the recommendation of the Special Committee and the terms and conditions of the proposed merger, believes the proposed merger to be fair to shareholders of the Company. The Special Committee has also received the favorable opinion of Laidlaw Global Securities, Inc., an investment banking firm with broad experience in evaluating acquisition transactions, regarding the fairness of the proposed merger to shareholders of the Company from a financial point of view.

         The Board of Directors has been advised that Newco, which owns approximately 77% of the outstanding Common Shares of the Company, intends to vote all of such Common Shares in favor of the proposed merger, and, therefore, the approval of the proposed merger by the shareholders of the Company is assured. For a discussion of the interests of certain of the Company's directors, officers and others in this transaction, see "Special Factors -- Interests of Certain Persons in the Merger" in the accompanying Proxy Statement.

         We urge you to read the enclosed material carefully and request that you complete and return the enclosed proxy as soon as possible. Your vote is important regardless of the number of Common Shares you own.



                                               Sincerely yours,



                                               BERNARD HALDANE ASSOCIATES, INC.





         Shareholders of the Company who do not wish to accept the per share payment in the Merger of $3.00 in cash and who deliver to the Company a notice of intent to demand payment for their Common Shares before the vote of shareholders is taken and comply with the further provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders, will be paid the fair value of their Common Shares. For a description of the rights of dissenting shareholders and the procedures to be followed in order to obtain the fair value of their Common Shares, see the section captioned "RIGHTS OF DISSENTING SHAREHOLDERS" in the accompanying Proxy Statement and Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act, attached to the accompanying Proxy Statement as "Annex V."

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OF MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



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                        BERNARD HALDANE ASSOCIATES, INC.
                                  ------------

                                 PROXY STATEMENT
                                  ------------

                                TABLE OF CONTENTS


                                                                           Page

INTRODUCTION................................................................ 1
         Matters to be Considered at the Meeting............................ 1
         Voting at the Meeting.............................................. 2
         Proxies............................................................ 3

SUMMARY  ................................................................... 4
         The Special Meeting................................................ 4
         The Merger......................................................... 4
         Payment to Shareholders............................................ 5
         Required Vote...................................................... 5
         Effective Date of the Merger....................................... 5
         Interests of Certain Persons in the Merger......................... 5
         Recommendations of the Company's Board of Directors................ 7
         Opinion of Financial Advisor....................................... 7
         Financing of the Merger............................................ 8
         Conditions of the Merger........................................... 8
         Tax Consequences to the Shareholder................................ 8
         Business of the Company............................................ 8
         Financial Information Regarding the Company........................ 8
         Market Prices and Repurchases of Common Shares..................... 9
         Rights of Dissenting Shareholders.................................. 9

SPECIAL FACTORS............................................................. 9
         Background of Merger............................................... 9
         Opinion of Financial Advisor.......................................12
         Recommendation of the Special Committee;
                  Reasons for the Merger....................................16
         Management Group's Reasons for the Merger;
                  Structure of the Merger...................................21
         NASDAQ Advice Regarding Delisting..................................22
         Interests of Certain Persons in the Merger.........................23

FINANCING OF THE MERGER.....................................................26

CAPITALIZATION..............................................................27


                                       (i)

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                                                                           Page

THE MERGER AGREEMENT........................................................27
         Effective Date.....................................................27
         Payment for Common Shares..........................................28
         The Exchange ......................................................29
         Treatment of Options...............................................30
         Conditions, Representations, and Covenants.........................30
         Termination; Amendments............................................31
         Officers and Directors of the Surviving
                  Corporation Following the Merger..........................31

INFORMATION CONCERNING NEWCO................................................31

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE COMPANY,
                  THE COMPANY'S SHAREHOLDERS, THE MANAGEMENT
                  GROUP, AND THE SURVIVING CORPORATION......................33

ACCOUNTING TREATMENT OF MERGER..............................................34

RIGHTS OF DISSENTING SHAREHOLDERS...........................................34

CONDUCT OF THE SURVIVING CORPORATIONS' BUSINESS AFTER
                  THE MERGER AND OTHER POST-MERGER MATTERS..................37

MARKET PRICES AND REPURCHASES OF COMMON SHARES..............................40

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY..................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                  CONDITION AND RESULTS OF OPERATIONS.......................44

BUSINESS AND PROPERTIES OF THE COMPANY......................................48

MANAGEMENT OF THE COMPANY...................................................55
         Executive Compensation.............................................58

OUTSTANDING CAPITAL STOCK OF THE COMPANY....................................60

PRINCIPAL SHAREHOLDERS OF THE COMPANY.......................................60

CERTAIN TRANSACTIONS AND RELATED PARTIES OF THE COMPANY.....................62

ADDITIONAL INFORMATION......................................................63
         Current Information; Deregistration................................63

OTHER BUSINESS..............................................................64


                                      (ii)

Index to Consolidated Financial Statements..................................F-1

Annex I           -        Agreement and Plan of Merger.....................I-1

Annex II          -        Certificate of Merger of
                           Bernard Haldane Acquisition Corporation
                           into Bernard Haldane Associates, Inc. ...........II-1

Annex III         -        Opinion of Laidlaw Global Securities, Inc. ......III

Annex IV          -        Organization Agreement of
                           Bernard Haldane Acquisition Corporation .........IV-1

Annex V           -        Sections 607.1301, 607.1302 and 607.1320
                           of the Florida Business Corporation Act
                           Regarding Dissenters' Rights.....................V-1



                                      (iii)

[PRELIMINARY COPY]


                                 PROXY STATEMENT
                                  ------------

                        BERNARD HALDANE ASSOCIATES, INC.
                              192 Lexington Avenue
                            New York, New York 10016
                                 (212) 679-3360

                                  ------------

                         SPECIAL MEETING OF SHAREHOLDERS
                           To Be Held On March   , 1998

                                  -------------

                                  INTRODUCTION


         This Proxy Statement is being furnished to holders of common shares, $.00001 par value per share (the "Common Shares"), of Bernard Haldane Associates, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of The Company, 192 Lexington Avenue, 15th Floor, New York, New York 10016 on March , 1998 at 10:00 a.m. (New York time) and at any adjournment or adjournments or postponement or postponements thereof. This Proxy Statement, the enclosed Notice, and the enclosed form of proxy are first being mailed to shareholders of the Company on or about February , 1998.

Matters to be Considered at the Meeting

         At the Special Meeting, the shareholders of the Company are being asked to consider and vote upon a proposal recommended by the Board of Directors to approve and authorize an Agreement and Plan of Merger (the "Merger Agreement") between the Company and Bernard Haldane Acquisition Corporation, a Florida corporation ("Newco"), which provides for the merger (the "Merger") of Newco with and into the Company with the Company to be the surviving corporation (the "Surviving Corporation"). Newco was organized on November 5, 1997 by management and other shareholders of the Company, including Renee Nadel, Lilli Weinger, and Jerold P. Weinger, in connection with the transactions contemplated by the Merger. Newco owns approximately 77% of the outstanding Common Shares and has advised the Board of Directors that it intends to vote all of such Common Shares in favor of the proposed Merger. Therefore, the approval of the proposed merger by the shareholders of the Company is assured. (See "Special Factors -- Interests of Certain Persons in the

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Merger" and "Information Concerning Newco."). A copy of the form of Merger
Agreement between the Company and Newco is attached as Annex I to this Proxy Statement and should be read in its entirety.

         Pursuant to the terms of the Merger Agreement, each outstanding Common Share of the Company (other than treasury shares, shares held by Newco, and shares as to which dissenters' rights are perfected) will be converted into the right to receive $3.00 in cash, without interest. For information concerning the ownership of Newco, see "Special Factors -- Interests of Certain Persons in the Merger," and "Information Concerning Newco."

         A copy of the Certificate of Merger of Newco into the Company, is attached as Annex II to this Proxy Statement and should be read in its entirety.

Voting at the Meeting

         The Board of Directors has fixed the close of business on February , 1998 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 949,365 Common Shares outstanding and entitled to vote. The holders of such Common Shares are entitled to one vote per Common Share, exercisable in person or by properly executed proxy at the Special Meeting.

         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the Special Meeting.

         The affirmative vote of the holders of a majority of the Common Shares issued and outstanding as of the Record Date is required for approval and authorization of the Merger Agreement.

         As of the Record Date, Newco beneficially owned a total of 731,670 Common Shares, constituting approximately 77% of the Common Shares issued and outstanding as of such date. Newco has informed the Board of Directors that it intends to vote all of such Common Shares for approval and authorization of the Merger Agreement. Therefore, approval and authorization of the Merger Agreement by the shareholders of the Company is assured.

         The Board of Directors of the Company recommends that shareholders vote FOR the approval of the Merger Agreement and authorization of the Merger. See "Special Factors." "Principal Shareholders of the Company," and "Information Concerning Newco."

Proxies

         All Common Shares represented at the Special Meeting by properly executed proxies received prior to or at the Special

Meeting, unless such proxies have previously been revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. If no instructions are indicated, proxies will be voted FOR the approval and authorization of the Merger Agreement and the transactions contemplated therein. The Company does not know of any matters, other than as described in the Notice of Special Meeting, which are to come before the Special Meeting. If any other matters are properly presented to the Special Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a proxy bearing a later date relating to the same Common Shares and delivering it to the Secretary of the Company, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to Bernard Haldane Associates, Inc., 192 Lexington Avenue, New York, New York 10016, Attention: Secretary.

         The Company will bear the cost of preparing and mailing the proxy material furnished to shareholders of the Company in connection with the Special Meeting. Proxies will be solicited by use of the mails. Directors, officers, and employees of the Company may also solicit proxies by telephone, telegram, or personal contact, and such persons will receive no additional compensation for such services. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the Common Shares held in their names.

         All information herein contained concerning the Company has been supplied by the Company. All information herein contained concerning Newco and the plans for the Surviving Corporation after the Merger has been supplied by the management and other shareholders of the Company.

         THE TRANSACTIONS TO BE CONSIDERED AT THE SPECIAL MEETING INVOLVE A MATTER OF GREAT IMPORTANCE TO THE SHAREHOLDERS BECAUSE, IF APPROVED AND CONSUMMATED, THE SHAREHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL CEASE AND A RIGHT TO RECEIVE A CASH PAYMENT WITHOUT INTEREST OF $3.00 PER COMMON SHARE WILL REPLACE SUCH SHAREHOLDERS' EQUITY INVESTMENT IN THE COMPANY. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION SUMMARIZED BELOW AND PRESENTED ELSEWHERE IN THIS PROXY STATEMENT.


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



         SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM THE MERGER AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES BY FOLLOWING THE PROCEDURES DESCRIBED IN SECTION 607.1320 OF THE FLORIDA BUSINESS CORPORATION ACT. SEE ANNEX V HERETO AND "RIGHTS OF DISSENTING SHAREHOLDERS."

         SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                     SUMMARY

         The following summary is intended only to highlight certain information contained in this Proxy Statement. This summary is not intended to be a complete statement of all material features of the proposed Merger or other matters presented in this Proxy Statement and is qualified in its entirety by more detailed information contained elsewhere in this Proxy Statement, the Annexes hereto, and other documents referred to in this Proxy Statement. Shareholders are urged to read this Proxy Statement and the Annexes hereto in their entirety.

The Special Meeting

         A Special Meeting of Shareholders of the Company will be held on March __, 1998, at 10:00 A.M. (New York time) at the offices of the Company, 192 Lexington Avenue, 15th Floor, New York, New York 10016 to consider and vote upon the proposal recommended by the Board of Directors of the Company to approve and authorize the Merger Agreement. See "Introduction -- Matters to be Considered at the Meeting." Only record holders of Common Shares at the close of business on February , 1998, the Record Date, will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 949,365 Common Shares outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares is necessary to constitute a quorum at the Special Meeting. See "Introduction -- Voting at the Meeting" and "Introduction -- Proxies."

The Merger

         Upon the approval and authorization of the Merger Agreement by the shareholders of the Company, Newco will be merged with and into the Company in accordance with the Florida Business Corporation Act of 1989 (the "FBCA"), the Company will be the Surviving Corporation, and the separate existence of Newco will thereupon cease. See "Special Factors," "The Merger Agreement -- General," "Principal Shareholders of the Company," and "Rights of Dissenting Shareholders."

Payment to Shareholders

         If the Merger is consummated, each outstanding Common Share will be converted into the right to receive, without interest, $3.00 in cash (except for treasury shares and shares held by Newco, which shares will be cancelled in the Merger, and shares owned by shareholders who have perfected dissenters' rights, which shares will be extinguished as provided under the FBCA). See "The Merger Agreement -- Payment for Common Shares," "The Merger Agreement -- The Exchange," and "Rights of Dissenting Shareholders."

Required Vote

         Pursuant to the FBCA, approval and authorization of the Merger Agreement and the transactions contemplated thereby will require the affirmative vote of the majority of the issued and outstanding Common Shares entitled to vote thereon as of the Record Date. See "Introduction -- Matters to be Considered at the Meeting." As of the Record Date, Newco beneficially owned a total of 731,670 of the outstanding Common Shares, constituting approximately 77% of the Common Shares outstanding as of such date. Newco has informed the Board of Directors that it intends to vote all of such Common Shares for approval and authorization of the Merger Agreement. Newco owns a sufficient number of Common Shares to approve and authorize the Merger Agreement without the approval or authorization of other holders of Common Shares. Therefore, approval and authorization of the proposed Merger Agreement by the shareholders of the Company are assured. See "Introduction -- Voting at the Meeting," "Principal Shareholders of the Company," and "Special Factors -- Interests of Certain Persons in the Merger."

Effective Date of the Merger

         The Merger will become effective at the time a Certificate of Merger (a copy of the form of which is attached to this Proxy Statement as Annex II) relating to the Merger is accepted for filing by the Department of State of the State of Florida (the "Effective Date"). Such filing is currently anticipated to be made immediately following the Special Meeting. Such filing will be made, however, only upon satisfaction or waiver of certain conditions contained in the Merger Agreement and provided that no party has exercised any right of termination under the Merger Agreement.

Interests of Certain Persons in the Merger

         One director, who is also a shareholder, and three other shareholders of the Company, Jerold P. Weinger, Renee Nadel, Lilli Weinger and Seth Weinger (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Mr. Weinger as custodian for his children) are hereinafter collectively referred to as the "Management Group." Mr. Weinger is also an executive officer of the

Company. Mr. and Ms. Weinger are espoused. Mr. and Mrs. Weinger and Ms. Nadel are principal shareholders of the Company. The Management Group formed Newco on November 5, 1997, in connection with the transactions contemplated by the Merger Agreement. As of November 15, 1997, the members of the Management Group entered into an Organization Agreement (the "Organization Agreement") with Newco pursuant to which the Management Group contributed to Newco an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 shares of common stock, $.01 par value per share, of Newco ("Newco Shares"). As a result of such exchange, Newco became the beneficial owner of approximately 77% of the outstanding Common Shares of the Company. Upon consummation of the Merger, each issued and outstanding Newco Share, all of which are owned by the Management Group, will be converted into one common share of the Surviving Corporation and, as a result, the Management Group will own 100% of the issued and outstanding common shares of the Surviving Corporation.

         The opportunity for the Management Group to obtain a continuing equity interest in the Surviving Corporation (which opportunity is not available to the public shareholders of the Company) may be deemed to have presented the Management Group and members of the Board of Directors with a conflict of interest in connection with the negotiation of the Merger Agreement with the Company. Furthermore, all officers and certain directors of the Company will continue to serve, subject to the By-laws of the Surviving Corporation upon consummation of the Merger, which fact may also be deemed to have presented the Board of Directors with a conflict of interest in recommending approval of the Merger Agreement. The Special Committee was aware of actual and potential conflicts of interest of the officers and directors of the Company, including those included within the Management Group, when deciding to recommend approval of the Merger to the Board of Directors of the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

         The Merger Agreement provides that the Surviving Corporation will use good faith efforts to provide officers' and directors' liability insurance covering officers and directors of the Company for a period of three years, on terms no less favorable to such officers and directors than those of such insurance maintained by the Company prior to the Merger. The Merger Agreement also provides that the Surviving Corporation will indemnify and hold harmless officers and directors of the Company against any liability in connection with any threatened, pending, or completed action, suit, or proceeding arising out of or related to the transactions contemplated by the Merger Agreement to the full extent permitted or required by Florida and the Company's Certificate of Incorporation and By-Laws.

         Mr. Weinger is an officer of the Company and receives compensation as such. Mr. Weinger is also a director of the

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Company. Mr. Weinger currently intends to continue such relationships with the
Surviving Corporation. (See "Management of the Company -- Management Compensation.") As a result, Mr. Weinger may be deemed to have a conflict of interest in recommending approval of the Merger to the shareholders of the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

         Gusrae, Kaplan & Bruno is representing the Management Group and Newco in the proposed Merger. Gusrae, Kaplan & Bruno has represented members of the Management Group from time to time, and it is anticipated that upon consummation of the Merger, Gusrae, Kaplan & Bruno will continue to represent both the Management Group and the Surviving Corporation from time to time.

         Schoeman, Marsh & Updike, LLP is representing the Company in the proposed Merger. Schoeman, Marsh & Updike, LLP has acted as counsel to the Company with respect to the matters other than the Proposed Merger and has represented members of the Management Group from time to time, and it is anticipated that such law firm will continue to represent the members of the Management Group upon consummation of the Merger.

         See "Special Factors -- Interests of Certain Persons in the Merger."

Recommendation of the Company's Board of Directors

         The Board of Directors of the Company, on the basis of the recommendation of a Special Committee of independent directors (the "Special Committee") appointed to evaluate the proposal now embodied in the Merger Agreement, has approved and authorized the Merger Agreement and the transactions contemplated thereby, believes that the proposed Merger is fair to the Company's unaffiliated shareholders, and recommends that the Company's shareholders approve and authorize the Merger Agreement. One of the principal reasons for the decision of the Special Committee to approve the Merger and recommend shareholder approval and authorization of the Merger Agreement is that the Merger will enable the Company's public shareholders to realize a cash return on investment or a return of capital at a price which they might not otherwise have been able to receive from their Common Shares in the open market. See "Special Factors -- Recommendation of the Special Committee; Reasons for the Merger."

Opinion of Financial Advisor

         Laidlaw Global Securities, Inc. ("Laidlaw"), a New York Stock Exchange, Inc. member firm and an investment banking firm with broad experience in evaluating acquisition transactions, was retained by the Special Committee to render an opinion as to the fairness of the proposed Merger to the Company's public shareholders from a financial point of view. Laidlaw advised the Special

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Committee that in its opinion the $3.00 per Common Share to be paid to the public shareholders of the Company in the proposed Merger is fair to the Company's public shareholders from a financial point of view. For further information with regard to the opinion of Laidlaw and the fees paid by the Company to Laidlaw, see "Special Factors -- Opinion of Financial Advisor" and the full text of the Laidlaw opinion attached to this Proxy Statement as Annex III, which should be read in its entirety.

Financing of the Merger

         The Company currently has sufficient cash assets to finance the Merger, the Board of Directors does not intend to finance any part of the Merger from borrowings. See "Financing of the Merger."

Conditions to the Merger

         The obligations of the Company and Newco to consummate the Merger are subject to approval and adoption of the Merger Agreement by the shareholders of the Company and compliance with certain other covenants and conditions. Newco has advised the Board of Directors that it intends to vote all of its Common Shares in favor of the Merger Agreement, and therefore the approval and authorization of the Merger Agreement by the shareholders of the Company is assured. The shareholders of Newco approved and authorized the Merger Agreement effective as of January 2, 1998. See "The Merger Agreement -- Conditions, Representations, and Covenants," and "Financing the Merger."

Tax Consequences to the Shareholders

         If the Merger is consummated, the Public shareholders of the Company will recognize gain or loss to the extent the cash received exceeds the tax basis in their Common Shares. Such gain or loss will be capital gain or loss if the Common Shares constitute a capital asset and will be long-term capital gain or loss depending on the holding period of the Common Shares by the shareholders. See "Federal Income Tax Consequences of the Merger to Company Shareholders."

Business of the Company

         The Company is principally engaged in providing career consulting and advisory services. See "Special Factors -- Background of the Merger," and "Business of the Company."

Financial Information Regarding the Company

         For financial information regarding the Company, see "Selected Consolidated Financial Information of the Company," "Management's Discussion and Analysis of Financial Condition and Results of

Operations," and the Company's Consolidated Financial Statements beginning at page F-1 of this Proxy Statement.

Market Prices and Repurchases of Common Shares

         For information concerning market prices and repurchases of Common Shares by the Company, see "Special Factors -- Background of the Merger" and "Market Prices and Repurchases of Common Shares."

Rights of Dissenting Shareholders

         Any shareholder who has not voted for the approval and authorization of the Merger Agreement can assert dissenters' rights and, if the Merger is consummated, can have the fair value of his Common Shares judicially determined and paid to him by complying with the requirements of the FBCA, which include, among other things, making a written demand for such determination given within sixty days after the Effective Date of the Merger. Neither the delivery of a proxy directing a vote against the Merger Agreement not a failure to vote for the Merger Agreement constitute a written demand for such determination. See "Rights of Dissenting Shareholders."

                                 SPECIAL FACTORS

Background of the Merger

         The Company was incorporated in Florida in July 1986 under the name of Quantum Ventures Group, Inc. Its Common Shares became publicly traded in 1986.

         Shortly after its incorporation, Joel S. Nadel, Bruce E. Mates and Jeffrey G. Klein subscribed for 275,000, 275,000 and 7,500 shares of the Company's Common Stock, respectively, for an aggregate consideration of $22,500 or $.0001 per share. (After giving affect to a 100:1 and 4:1 reverse stock splits.)

         In or about September 1989, Bruce Mates sold his 275,000 shares to Lilli Weinger pursuant to a private sale of the Company's stock. Subsequent thereto, Ms. Weinger gifted 5,000 shares of the Company's stock to Donna Quartiero, an employee of the Company. Lilli Weinger is the wife of Jerold P. Weinger, the Company's Chief Executive Officer, President and Treasurer. On or about September 1990, Mr. Nadel gifted his 275,000 shares of stock in the Company to Renee Nadel, his wife.

         Pursuant to a resolution of the Board of Directors, commencing on or about November 1, 1995 through May 31, 1996, the Company redeemed from its shareholders, a total of 199,500 shares of the Company's common stock at an average cost of approximately $2.49 to $2.75 per share.

         In January and February 1997, the members of the Management Group had been discussing the possibility of either making a tender offer for the shares of the Company's Common Stock or a going private transaction of the nature as outlined in this Proxy and considered a price, on a per share basis, of the Company's Common Stock that would be acceptable to the public shareholders. By the end of February 1997, Members of the Management Group had tentatively decided that a tender offer would not accomplish one of their objectives, that of having the Company being no longer required to file periodic reports or other documents with the Securities and Exchange Commission and NASDAQ and in February 1997, certain member of the Management Group (Mr. Weinger and Ms. Nadel) made an offer to the Company's Board of Directors the same as the Management Group would make and as discussed in the next sentence. Based upon their review of the Company's historical financials, future prospects and the market price for the Company's Common Stock, the Management Group believed that $2.75 per share was a fair, reasonable and acceptable price for the Company's Common Stock. For a discussion of the reasons for the Management Group's proposal, see "Management Group's Reasons for the Merger; Structure of the Merger."

         At a regularly scheduled meeting of the Company's Board of Directors held on March 12, 1997, Mr. Weinger stated that the Management Group planned to propose a transaction that, in his view, required the election of independent directors to review the proposal from the perspective of the Company's minority shareholders. Messrs. Gregg Weiss and Jeffrey Schachter were invited to attend the next scheduled meeting of the Company's Board of Directors.

         On April 25, 1997, at the next scheduled meeting of the Company's Board of Directors, Messrs. Weiss and Schachter met with the Board of Directors and were elected, as additional members of same.

         At the April 25, 1997 Board Meeting, the Management Group, through Mr. Weinger, proposed to the Board of Directors a "going- private" merger pursuant to which a corporation to be owned by the Management Group, would be merged into the Company and the public shareholders of the Company would receive $2.75 per Common Share in cash for their Common Shares. Thereafter, the Board of Directors of the Company commenced exploring the possibility of such a merger pursuant to the Management Group's proposal.

         In order to evaluate the fairness of the proposed Merger to shareholders of the Company not a part of the Management Group (the "Public Shareholders") of the Company and the cash price proposed to be paid to the Public Shareholders of the Company pursuant to the proposed Merger, the Board of Directors formed the Special Committee, comprised of directors Jeffrey Schachter and Gregg Weiss to investigate the fairness of the proposed Merger. Shortly thereafter, the Board reported to the Special Committee regarding its review of investment banking firms with a view toward obtaining an opinion as to the fairness of the proposed Merger to the Public Shareholders of the Company from a financial point of view. After this Report, the Special Committee selected Laidlaw to render such fairness opinion at the expense of the Company. There were no limitations placed on the scope of Laidlaw's investigation of the Company.

         Laidlaw advised the Special Committee on August 11, 1997 that a price of $3.00 per Common Share would be fair to the Public Shareholders from a financial point of view. The Special Committee informed the Management Group that it would recommend a price of $3.00 per Common Share. Laidlaw also rendered a written opinion to the Special Committee on that date, that, based upon its analysis, it had concluded that $3.00 per Common Share to be paid to the Public Shareholders of the Company in the proposed Merger is fair from a financial point of view to the Public Shareholders of the Company. Based upon the oral presentation of its analysis by Laidlaw and Laidlaw's opinion and the Special Committee's evaluation of the business considerations discussed below under "Special Factors -- Recommendation of the Special Committee; Reasons for the Merger," the Special Committee recommended on September 3, 1997 to the Board of Directors that it proceed with the proposed Merger at a price of $3.00 per Common Share.

         Based in part on the recommendation of the Special Committee and after discussions with the Management Group as to the Management Group's willingness to enter into the proposed Merger at the $3.00 price (in which the Management Group advised the Board of Directors that a price of $3.00 per Common Share would be acceptable to them), the Board of Directors determined that the proposed Merger is fair to the Public Shareholders of the Company and voted unanimously (except that Mr. Weinger, the member of Management Group who is a director and a stockholder of the Company abstained) on September 3, 1997 to proceed with the proposed Merger at a price of $3.00 per Common Share. The members of the Board of Directors who voted on the proposed Merger, consisting of the directors who were members of the Special Committee, relied on no other information than that provided by the Board of Directors' and Laidlaw's analysis and opinion. The Board of Directors has expressly adopted the discussion of the factors considered by the Special Committee set forth under "Recommendation of the Special Committee; Reasons for the Merger" (including the analysis set forth under "Opinion of Financial Advisor" which was expressly adopted by the Special Committee). In addition, Laidlaw reconfirmed its opinion as of the date of mailing of this Proxy Statement. A copy of the opinion of Laidlaw dated August 11, 1997 and its reconfirmation are attached as Annex III to this Proxy Statement which should be read in its entirety. See "Special Factors -- Opinion of Financial Advisor".

         In addition to being attached hereto as Annex III, the opinion of Laidlaw is available for inspection and copying at the executive offices of the Company, 192 Lexington Avenue, New York, New York, during regular business hours of the Company by any interested holder of Common Shares or his representative who has been so designated in writing.

         On November 5, 1997, the Management Group formed Newco for the purpose of consummating the proposed Merger and the other transactions contemplated by the Merger Agreement. Shortly thereafter, the members of the Management Group entered into the Organization Agreement with Newco pursuant to which Mr. and Ms. Weinger and Renee Nadel (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Mr. Weinger as custodian for his children and Mr. and Ms. Weinger's son) contributed an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 Newco Shares, representing all of the Newco Shares outstanding. As a result of such exchange, Newco became the beneficial owner of 731,670 (approximately 77% of the issued and outstanding) Common Shares of the Company.

         Due to the fact that Newco, beneficially owns approximately 77% of the outstanding Common Shares of the Company, the proposed Merger may be considered an involuntary transaction since the number of shareholder votes required to consummate the Merger may be obtained entirely from Newco and/or members of the Management Group. The Public Shareholders will be required either to accept cash for their Common Shares or assert their dissenters' rights and possibly obtain a judicial determination of the fair value of their Common Shares. See "Rights of Dissenting Shareholders."

Opinion of Financial Advisor

         Laidlaw reviewed and analyzed the income statements of the Company for the twelve month periods ending February 28, 1997 and audited income statement for the years ending May 31, 1992, 1993, 1994, 1995 and 1996, the balance sheet as of February 28, 1997 and the audited balance sheet as of year end May 31, 1995. Laidlaw reviewed the financial information for the Company including the Annual Reports on Form 10K and the Quarterly Reports on Form 10Q and analyzed the year to year and quarter to quarter growth rates.

         Laidlaw also reviewed royalty revenues, sub-license revenue, total revenue, EBITDA, pretax income and net income. It also reviewed quarterly revenue of individual offices for six periods ending August 31, 1996. Laidlaw had calculated (i) certain profitability ratios and financial rates of return based on financial results for the period ending May 31, 1992 through the period ending February 28, 1997; and (ii) certain historical growth rates and margins.

         Laidlaw also reviewed with management of the Company the proforma financial forecasts for 1997 and 1998. Laidlaw assumed that the forecasts were reasonably prepared on basis reflecting the best currently available estimates and judgements of the Company's management. These forecasts take into account the slowdown in rate of growth of franchise revenues and the negative impact of the counter-cyclical trend of low unemployment which is consistent with recent experience of comparable companies. The Company's management indicated to Laidlaw that franchises have been established in most of the major markets throughout the Untied States and that future expansion will be primarily limited to secondary and tertiary markets and price increases at the franchise level have ranged between 10 to 15% during Fiscal 1992 to Fiscal 1995 and have been nominal since Fiscal 1996. Laidlaw noted (i) Unit revenue growth, excluding price increases, are relatively flat and services are now priced at or above competitive rates, limiting future price increases and (ii) the effects of full employment and slow growth in several mature markets appear to be the principal factors in the slow down in growth from the peak period in Fiscal 1995.

         Total revenue growth, primarily from royalty revenues, was forecast at 6% annually for the next several years reflecting the slowed growth in franchisee revenues and the uncertainty regarding new franchise territories. Interest income and sale of licenses were assumed to be relatively flat year over year. Pre-tax margins were estimated at roughly 23% of royalty revenue through 1998 because of higher expenses due to new business development of First Career Program, increasing to 26% thereafter.

         Laidlaw noted that Actual (A) or Estimated (E) earnings per share for Fiscal 1995(A), Fiscal 1996(A), Fiscal 1997(A), the calendar year to end December 31, 1997(E), Fiscal 1998(E), the calendar year to end December 31, 1998(E) were $0.60(A), $0.42(A), $0.35(A), $0.26(E), $0.25(E), $0.27(E) and
$0.30(E), respectively, all at an assumed 1,400,000 shares of Common Stock issued and outstanding. Laidlaw noted that at $3.00 per share, the Price/Earnings Ratios would be 4.76, 7.14, 8.57, 11.6, 12.0, 11.0 and 10.00 for the respective periods indicated above.

         Laidlaw reviewed the trading history of the Company's Common Stock. It noted there were 1,327 shareholders of record. Of these shareholders, approximately 82% held less than 99 shares and approximately 47% held less than 49 shares, with approximately 2% of the Company's Shareholders owning approximately 92% of the Company's issued and outstanding shares. These odd lots are expensive to sell with a minimum processing charge of about $50 for the transaction. The historic bid price per common share of the Company since June 1996 ranged from a high of $2.75 (2/27/97) to a low of $2.25 (7/9/97). The mean trading price was approximately $2.60 with minimal trading volume and frequency. Of the 240 trade days they reviewed, the Company's shares were only traded on 52 days. Monthly trading volume ranged between 1,000 and 45,000 shares with a twelve month average of less than 14,000 shares. Due to the high percentage of Public Shareholders that own an odd lot amount of shares, Laidlaw reviewed the actual cost of selling those shares. 82% of the Public Shareholders hold less than 99 shares and there is a processing charge associated with trading those shares. The processing charge for an odd lot number of shares is approximately $50. Laidlaw divided the shareholders into 5 groups based on the number of shares held. 629 shareholders hold less than 49 shares, 461 hold between 50 and 99, 202 hold between 100 and 499, 12 hold between 500 and 999 and 23 holders own over 1,000 shares. Laidlaw assumed that each shareholder in the group holds the maximum number of shares in the range and, after accounting for the $50 processing charge, calculated the realizable price per share available to these shareholders. For the shareholders with less than 50 shares, $3.00 represents a 144% premium over their realizable bid price of $2.25 per share on July 9, 1997 and for the holders of over 1,000 shares it represents a premium of 33% over the bid price.

         In its written opinion, Laidlaw stated that, it took into account various factors which it deemed relevant to the proposed merger, including, among others:


         (1)      The financial terms and conditions of the Merger Agreement;

         (2) Certain historical business information relating to the Company, including the Annual Reports on Form 10-K of the Company for the period ended May 31, 1992, 1993, 1994, 1995 and 1996, and the Quarterly Reports on Form 10-Q of the Company for the period ended August 31, 1996, November 30, 1996, and February 28, 1997;

         (3) Various financial forecasts and other data provided by the Company;

         (4) Public information with respect to certain other companies in lines of business it believed to be comparable in certain respects to the Company, and the trading markets for such other companies' securities;

         (5) The financial terms of certain other merger agreements involving the acquisition of minority interests of other public companies.

         (6) The stock price and trading volume history of the Company's Common Stock.

         Laidlaw also met with certain officers and employees of the Company to discuss the foregoing, including the past and current business operations, financial condition and prospects of the Company, as well as other matters it believed relevant to its inquiry. Laidlaw also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

         In its review and analysis and in arriving at its opinion, Laidlaw assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and did not attempt independently to verify nor did it assume responsibility for verifying any of such information. With respect to the financial projections of the Company, Laidlaw assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company. Laidlaw expressed no opinion with respect to such forecasts or the assumptions on which they are based. Laidlaw further relied upon the assurance of management of the Company that they were unaware of any facts that would make such information incomplete or misleading. Laidlaw did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company.

         Laidlaw took into account its assessment of general economic, market and financial conditions and its general knowledge of securities valuation. Laidlaw's opinion necessarily was based upon conditions as they existed on the date of the issuance of its opinion, and Laidlaw assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date. Laidlaw's opinion did not imply any conclusion as to the likely value of the Company following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the value of a company. Its opinion did not address the Company's underlying business decision to effect the Merger. It was directed only to the fairness, from a financial point of view, of the Merger Agreement and does not constitute a recommendation to the Public Shareholders of Company's Common Stock with respect to the Merger Agreement. It also did not address the decision of the directors and executive officers of the Company to enter into an indemnification agreement or give effect to any liabilities they may have incurred thereby.

         The foregoing summary of the opinion of Laidlaw and other statements in this Proxy Statement concerning such opinion are qualified in their entirety by reference to the full text of such opinion included as Annex III to this Proxy Statement, which should be read in its entirety. In addition, such opinion is also available for inspection and copying at the principal executive offices of the Company located at 192 Lexington Avenue, New York, New York 10016, during its regular business hours by any interested shareholder or his representative who has been so designated in writing.

         Laidlaw is an independent investment banking firm with broad experience in evaluating acquisition transactions. As part of its investment banking business, Laidlaw is continually engaged in the valuation of businesses and their securities in connection with such matters as mergers and acquisitions, private placements, underwritings, and distributions of listed and unlisted securities. The Company paid Laidlaw a fee of $48,000 and agreed to pay certain expenses in excess of $7,500 (which, to date, have not exceeded such amount) in connection with its opinion and, in addition, agreed to indemnify Laidlaw and its affiliates, control persons, directors, officers, employees and agents against all losses, claims, damages, liabilities, costs and expenses (including reasonable counsel and other professional fees) resulting from Laidlaw's services in connection with the proposed Merger, including claims under the federal securities laws. Laidlaw is not affiliated in any way with the Company, Newco or the Management Group and, except for the compensation paid to it for rendering the fairness opinion in connection with the proposed Merger, has not received any compensation or other payments from the Company, Newco, or the Management Group during the last ten years.

Recommendations of the Special Committee; Reasons for the Merger

         The Special Committee, acting unanimously, determined that the proposed Merger is fair to the Public Shareholders of the Company.

         In making its recommendation to the Board of Directors, the Special Committee relied primarily upon the opinion of Laidlaw that the $3.00 per Common Share to be paid to the Public Shareholders of the Company in the proposed Merger is fair to the Company's Public Shareholders from a financial point of view, and the Special Committee reviewed and analyzed the factors presented to it by Laidlaw and adopted the analysis of Laidlaw which enabled Laidlaw to render such opinion. (See "Special Factors -- Opinion of Financial Advisor.") In addition, in evaluating the desirability of the proposed Merger from the standpoint of the Company, the Special Committee considered the factors discussed below, as reported by the Board of Directors relating to the business reasons of the Company for entering into the proposed Merger. In evaluating the overall fairness of the Merger to the Company's Public Shareholders, the Special Committee took into account its assessment of the future prospects of the Company in addition to Laidlaw's analysis of the fairness of the Merger from a financial point of view.

         The Board of Directors first reported on its evaluation of the public market for the Company's Common Shares and concluded that the reasons for which the Company became a public company in 1986 are no longer viable business reasons for remaining publicly owned. Therefore the Board of Directors believes that the Common Shares should not be used for the purpose of raising additional capital because the issuance of shares by the Company at market prices would have a dilutive effect on the book value per share. Upon ceasing to be a public company, the Company's direct expenses

(which management estimates are a minimum of approximately $100,000 per year) associated with being a public company, consisting of legal, accounting, stock transfer, and printing fees, would be substantially eliminated. In addition to such direct expenses, public company status requires substantial management time for attention to the preparation and review of required reports, responses to inquiries from regulatory authorities and shareholders, meetings and conversations with attorneys, accountants, and shareholders and similar matters.

         In addition, the Board of Directors reported to the Special Committee the effect of public company status on the Company's competitive position. Public companies, such as the Company, are required to make available to the public, pursuant to the disclosure requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), information concerning their businesses, including detailed financial information.

         In evaluating the detriments to the Company arising from the proposed Merger, the Special Committee acknowledged that the purchase of the Common Shares held by the Public Shareholders will require the Company to expend a substantial amount of its available cash. In addition, the price at which the Merger is to be consummated is higher than the prices the Company has paid in purchasing Common Shares during the last thirty months.

         The Special Committee discussed the Company's earnings over the past three fiscal years and considered the future prospects of the Company. After reviewing the reported trading volume in the Company's securities, the Special Committee noted that there was only a limited trading market in the Company's Common Stock even though it was being traded on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ") Small Cap market place. NASDAQ's monthly report for July 1997 stated that the total reported volume for that month was 18,650 shares of the Company's Common Stock in a total of eleven trades occurring on only three days. Similarly, NASDAQ's monthly report for June 1997 stated a reported volume of 26,450 shares in a total of 10 trades reported on only five days. The Board of Directors also reported to the Special Committee that there were only three market makers with a significant spread between bid and asked prices and many of the Company's shareholders hold only a limited number of shares of the Company's Common Stock. As a result, if these smaller shareholders wanted to dispose of their shares of the Company's Common Stock, broker-dealer commissions could take up a substantial portion of their selling proceeds.

         The Board of Directors also reported to the Special Committee that NASDAQ had proposed changes to its maintenance criteria that could increase (i) the cost of the Company's maintaining its NASDAQ listing, (ii) the administrative burden of maintaining such listing, requiring the Company's executive officers to reallocate their time from business operations to administrative time necessary to maintain the listing, and (iii) the possibility of the eventual delisting of the Company's Common Stock from the NASDAQ Small Cap System. If the Company's Common Stock was so delisted, the only practical alternative would be trading on NASDAQ's OTC Bulletin Board. The Special Committee noted that securities traded on the OTC Bulletin Board are publicly perceived to be not as "reputable" as Small Cap traded securities and a listing on the OTC Bulletin Board would likely result in a more limited trading volume, rendering the holdings of the Company's Public Shareholders even less liquid.

         Among NASDAQ's proposed modifications to its Small Cap maintenance criteria, the Board of Directors reported that the following which would have an impact upon the Company and/or its continued listing on the Small Cap System:

                  (i) net income of $500,000 in the most recently completed fiscal year or in two of the last three fiscal years;

                  (ii) at least 300 round lot holders;

                  (iii) 500,000 shares are to be publicly held (officers, directors and holders of 10% or more of a security are specifically excluded from the word "public") with a market value of at least $1,000,000;

                  (iv) the distribution of annual report to shareholders;

                  (v) the distribution of quarterly reports to shareholders;
         and

                  (vi) the solicitation of proxies for annual meetings.

         After reviewing NASDAQ's proposed changes to its maintenance criteria for continued listing, the Special Committee was of the view that, if enacted,
(A) continued listing was in substantial doubt, and (B) even if listing were to be maintained by the Company, the Company would have to increase its administrative expenses. The Special Committee noted that (i) although the Company had net income in excess of $500,000 for Fiscal 1995 and Fiscal 1996, it did not meet this threshold for Fiscal 1997 and, due to market saturation of the Haldane offices, this threshold may not be met in Fiscal 1998; (ii) as of July 31, 1997 the Company had only approximately 200 round lot holders; and (iii) at July 31, 1997 the Company had 949,365 shares issued and outstanding. With an aggregate of 736,670 shares held by officers, directors and holders of 10% or more of the Company's Common Stock, that left approximately 212,695 held "publicly" with an aggregate market value of approximately $585,000 (based on an assumed market value of $2.75 per share, representing the average of the low bid and asked prices of the Company's Common Stock as reported by NASDAQ). Therefore, the Special Committee was of the view that continued inclusion of the Company's securities on the NASDAQ Small Cap System appears to be unlikely if the proposed changes to NASDAQ's maintenance criteria were adopted. The Special Committee was also of the view that even if the Company was able to meet the foregoing proposed criteria, the Company's administrative expenses could substantially escalate with increased printing, mailing, and professional fees and expenses resulting from the dissemination of periodic reports.

         The Special Committee considered the fact that the Company has never paid a dividend and noted that it has been the general policy of the Company to retain its earnings to support operations and the expansion of the Company's businesses. The Special Committee discussed whether the failure to pay dividends might have had a depressing effect on the prices for the Common Shares in the over-the-counter market by making the Common Shares a less attractive investment as compared to investments paying current returns. Although the Special Committee noted that it had no means of determining what might have been under different circumstances, it noted that many companies such as the Company, which are small in terms of revenues and assets, do not pay dividends or pay only nominal dividends.

         The Special Committee did not consider the possibility of seeking, or hiring an investment banking firm to seek, an independent or competing proposal for the purchase of the Company's Common Shares because the Special Committee was aware that the members of the Management Group had not expressed any interest in selling their 77% ownership interest in the Company to an independent purchaser. Thus, the Special Committee sought instead to obtain a fair price for the Common Shares owned by the Public Shareholders of the Company by negotiating with the Management Group the highest possible cash price for the Common Shares owned by the Public Shareholders. The Special Committee recognized that consummation of the Merger will preclude current shareholders of the Company, other than the Management Group, from participating in any future growth of the Surviving Corporation. The Special Committee also recognized that members of the Management Group will have an investment in the equity of the Surviving Corporation. Nevertheless, the Special Committee concluded that a transaction at a fair price, in which the Public Shareholders would receive cash for their Common Shares, was in the best interests of the Public Shareholders and was preferable to the failure to consummate any transaction, particularly in light of the limited trading market and the historical lack of market interest in the Common Shares and the lack of payment of any dividends on the Common Shares. However, the Special Committee does not know whether the limited trading volume may have affected the market price of the Common Shares.

         The Special Committee noted that, to its knowledge, the price to be paid for the Common Shares in the proposed Merger is substantially higher than the highest price bid for the Common Shares during the last twelve months, including prices paid by the Company in negotiated and open market transactions within the last thirty months, and will represent a return on investment or a return of capital to shareholders of the Company at a time when they might not otherwise be able to realize such a return. The proposed Merger presents the Public Shareholders with an opportunity to exchange their Common Shares for cash, which opportunity is not readily available in the public market due to the limited trading volume of the Common Shares in recent years.

         Although the Special Committee was aware that the proposed Merger was structured as an involuntary transaction in that the Management Group (through Newco) has sufficient voting power to approve the Merger without the consent of any other shareholder and there is no requirement that the transaction be approved by a majority of the minority shareholders, and although the Special Committee was aware that it had not retained an unaffiliated representative to act solely on behalf of the Company's unaffiliated shareholders in negotiating the terms of the Merger, the Special Committee believes nevertheless that the proposed Merger is procedurally fair to the Company's unaffiliated shareholders because the price at which the Merger is to be consummated was determined by the Special Committee of disinterested directors in reliance upon the analysis and fairness opinion of Laidlaw, an expert in the valuation of companies which is completely unaffiliated with the Company and the Management Group, and because shareholders who do not accept the Merger price may assert their dissenter's rights under the FBCA and receive the fair value of their Common Shares as determined by the court. See "Rights of Dissenting Shareholders" and Annex V to this Proxy Statement.

         It is expected that if the proposed Merger is not consummated, current management, under the general direction of the Board of Directors, will continue to manage the Company as an ongoing business. The Company has no present plans to change its Board of Directors or management (other than to dispense with the services of Messrs. Jeffrey Schachter and Gregg Weiss, directors of the Company), including, but not limited to, any plan or proposal to change the number or term of directors, to fill any vacancy on the Board of Directors, to change any material term of the compensation of any executive officer, or to change the Company's current policy of not paying dividends.

Management Group's Reasons for the Merger; Structure of the Merger

         The Management Group has decided to undertake the proposed Merger at this time for the following reasons. The Management Group believes that under private ownership the Company can be managed in a way that would result in the effective utilization of the Company's assets without concern for the short-term effects of a certain business decisions on the Company's earnings and the market value of its stock. Having the Company being privately owned will also permit the Management Group to operate the business of the Company for their sole benefit without potential conflicts of interest with other shareholders and will provide the members of the Management Group with an investment in the equity of the Surviving Corporation and will permit them to benefit from any increase in the value of the capital stock of the Surviving Corporation. Consummation of the Merger will unite management and ownership so that entrepreneurial risks which may be required to maximize the potential of the Company may be taken more freely. The Management Group therefore desires to bring the Company under private ownership while the Company's cash resources are sufficient to pay shareholders the fair value for their Common Shares and to fund the substantial costs of consummating a going-private transaction. There can be no assurance that the Company will have the cash resources or borrowing capability to pay the Public Shareholders the fair value for their Common Shares in the future. Consummation of the proposed Merger will result in the Surviving Corporation either having substantially less cash or having substantially more debt than the Company now has and having approximately $803,000 less tangible net worth. See "Capitalization."

         The Company's tangible book value was $2,879,357 and $3,147,711 as of May 31, 1997 and November 30, 1997, respectively. On a pro forma basis, assuming consummation of the Merger on November 30, 1997 at a price of $3.00 per Common Share and the consequent redemption by the Company of the approximate 217,695 Common Shares owned by the Public Shareholders of the Company and the payment by the Company of an estimated $.69 per redeemed Common Share in fees and expenses (see "Financing of the Merger"), tangible book value per common share of the Surviving Corporation would be $3.20 which represents a decrease of approximately 25.5% over the stated tangible book value as of November 30, 1997. Thus, the Management Group, as the shareholders of the Surviving Corporation, will experience as of November 30, 1997 an immediate 3.6% decrease in tangible book value per share as a result of the Merger.

         The Company has never paid a dividend, and the Management Group concurs in the Special Committee's view that the principal reason for the Company's policy of not paying dividends is the Company's decision to retain its earnings to support operations and the expansion of the Company's business. Also, the payment of dividends would reduce the shareholders' equity in the Company. The Management Group believes that because the Common Shares have traded for ten years had only limited trading and has traded below the net tangible book value per Common Share for the past twelve months if the Company needed to replenish shareholders' equity, it could not be replenished by the sale of Common Shares.

         The reasons that the Management Group selected the Merger as the appropriate structure for cashing out the Public Shareholders of the Company, as opposed, for example, to a tender offer, is that the Management Group wanted to be assured of completely eliminating the interests of all of the shareholders of the Company other than the Management Group, and the Management Group knew that it controlled sufficient Common Shares to assure the approval of the Merger. A tender offer would arguably have been less desirable from the Public Shareholders' point of view as well, because a tender offer, as a voluntary transaction, would not have given rise to the involuntary transaction premium discussed above under "Special Factors -- Opinion of Financial Advisor" and because any non-tendering shareholders would have run the risk of owning, after the completion of the tender offer, shares in a non-publicly traded company. The merger structure permitted different consideration to be paid to the two different types of shareholders of the Company, that is, cash to the Public Shareholders of the Company and stock in the Surviving Corporation to the Management Group (through Newco).

         The $3.00 cash price to be paid in the Merger was deemed to be fair by Laidlaw, an expert in the valuation of companies which is completely unaffiliated with the Management Group; the proposed Merger presents the Public Shareholders with an opportunity to exchange their Common Shares for cash, which opportunity is not readily available in the public market, and to receive a price substantially higher than the highest price offered for the Common Shares during the last ten years; and shareholders who do not accept the Merger price may assert their dissenter's rights under the FBCA and receive the fair value of their Common Shares as determined by the Court. For the foregoing and other reasons the members of the Management Group believe that the proposed merger is fair to the Public Shareholders of the Company. See "Special Factors -- Opinion of Financial Advisor," "Rights of Dissenting Shareholders," and Annexes III and V to this Proxy Statement.

NASDAQ Advice Regarding Delisting

         Proving out the anticipations of the Company's Board of Directors, by letter dated December 2, 1997, the staff of NASDAQ's Listing Qualifications department advised the Company that NASDAQ's new quantitative maintenance requirements for continued listing would become effective on February 23, 1998 and that "A review of your company's most recently filed financial statements and market data has determined that [the Company] may not meet the new requirements for continued listing." Specifically, NASDAQ pointed the Company to the requirements of (1) a "public float" of 500,000 shares, and (2) having a market value of $1,000,000. The Company does not appear capable of meeting these new standards, the Company estimates its "public float" to be less than 300,000 shares with an arguable value of not greater than $2.75 per share (the highest bid price for the Company's Common Stock quoted since December 1, 1996) or a total market value of not greater than $600,000. A potential split of the Company's securities would not serve to increase the "public float's" market value. The Company anticipates that the shares of its Common Stock will eventually be delisted from trading on NASDAQ's SmallCap Market place on or about February 23, 1998, or shortly thereafter if the Company were to ask for and receive a postponement of a potential delisting.

         The Company believes that such delisting would diminish the ability of the Company's Shareholders to dispose of their shares of the Company's Common Stock in the public market place and, as a result, may result in a decrease of the market price for the Company's Common Stock.

Interests of Certain Persons in the Merger

         General. On November 5, 1997, members of the Management Group formed Newco for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. As of November 15, 1997 the members of the Management Group entered into the Organization Agreement with Newco pursuant to which Jerold P. Weinger, Renee Nadel and Lilli Weinger (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Mr. Weinger as custodian for his children and Mr. & Ms. Weinger's son, Seth Weinger) contributed an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 Newco Shares, representing all of the Newco Shares issued and outstanding. As a result of such exchange, Newco became the beneficial owner of approximately 77% of the Common Shares of the Company that are issued and outstanding.

         Upon consummation of the Merger, each issued and outstanding Newco Share, all of which are owned by the Management Group, will be converted into one validly issued, fully paid and non-assessable common share of the Surviving Corporation, and, as a result, the Management Group will own 100% of the issued and outstanding common shares of the Surviving Corporation. All Common Shares owned by Newco or held in the Company's treasury will be cancelled. All other Common Shares (other than shares as to which dissenters' rights are perfected) will be converted to the right to receive $3.00 per Common Share in cash. See "The Merger Agreement."

         Set forth below are the names and addresses of the members of the Management Group, the number of Newco Shares received pursuant to the Organization Agreement, and the percentage of Newco Shares beneficially owned by such person as of the Record Date:

                                           Number of
Name and Address                           Newco Shares           Approximate
of Beneficial                              Beneficially           Percent
Owner                                      Owned                  Of Class(1)
----------------                           ------------           -----------
Renee Nadel                                   262,500               35.8%
7885 Ayr Court
Boca Raton, Florida 33496

Lilli Weinger (1)(2)                          293,895(3)            40.2%
4 Woodgreen Place
Rockville Center, New York 11570

Jerold P. Weinger (2)                         176,420(3)            24.1%
192 Lexington Avenue, 15th Floor
New York, New York 10016

Seth Weinger                                    5,000                0.7%
4 Woodgreen Place
Rockville Center, New York 11570


         For a description of the record ownership of Newco Shares, see the Merger Agreement attached as Annex I to this Proxy Statement.

         Conflicts of Interest. The opportunity to retain a continuing equity interest in the Surviving Corporation (which opportunity is not available to shareholders of the Company, except Newco) may be deemed to have presented the Management Group and members of the Board of Directors with conflicts of interest in connection with the negotiation of the Merger Agreement with the Company. Further, after consummation of the Merger, all officers and directors of the Company (except for Messrs. Jeffrey Schachter and Gregg Weiss, directors) will continue as officers and directors of the Surviving Corporation, which fact may be deemed to have presented the Board of Directors with a conflict of interest in recommending approval of the Merger Agreement to the shareholders of the Company. The


--------
         1 Also represents the percentage of common shares of the Surviving Corporation that such person will own upon consummation of the Merger.
         2 Jerold P. Weinger and Lilli Weinger are espoused. They each disclaim beneficial ownership of the shares of Newco's Common Stock held of record in the other person's name.
         3 Includes 6,145 shares of Newco's common stock owned jointly by Mr. and Ms. Weinger.

Special Committee was aware of the actual or potential conflicts of interest of the officers and certain directors of the Company, including the members of the Management Group, when deciding to recommend approval of the Merger to the Board of Directors of the Company.

         The Merger Agreement provides that the Surviving Corporation will use good faith efforts to provide officers' and directors' liability insurance covering officers and directors of the Company prior to the Merger. The Merger Agreement also provides that the Surviving Corporation will indemnify and hold harmless officers and directors of the Company against any liability in connection with any threatened, pending, or completed action, suit, or proceeding arising out of or related to the transactions contemplated by the Merger Agreement to the full extent permitted or required by Florida law and the Company's Certificate of Incorporation and Bylaws.

         Mr. Weinger is an officer of the Company and receives compensation as such. Mr. and Ms. Weinger are espoused. See "Management of the Company -- Management Compensation." Mr. Weinger currently intends to continue his employment relationship with the Surviving Corporation. As a result, Mr. Weinger may be deemed to have a conflict of interest in recommending approval of the Merger to the shareholders of the Company.

         Except for Messrs. Jeffrey Schachter and Gregg Weiss, directors, all officers and directors of the Company will continue to serve as officers and directors of the Surviving Corporation, and as a result, such persons may be deemed to have a conflict of interest in recommending shareholder approval of the proposed Merger. Such directors, specifically Messrs. Jerold P. Weinger and Jeffrey G. Klein, will continue to receive annual compensation plus expenses incurred in connection with attendance at meetings of the Board of Directors.

         Gusrae Kaplan & Bruno is representing the Management Group and Newco in the proposed Merger. Gusrae Kaplan & Bruno has represented members of the Management Group from time to time, and it is anticipated that upon consummation of the Merger, Gusrae Kaplan & Bruno will continue to represent both the Management Group and the Surviving Corporation from time to time.

         Schoeman, Marsh & Updike, LLP is representing the Company in the proposed Merger. Schoeman, Marsh & Updike, LLP have acted as counsel to the Company with respect to matters other than the proposed merger and has represented members of the Management Group from time to time, and it is anticipated that such law firm will continue to represent the Company and members of the Management Group upon consummation of the Merger.

         Other Matters. Upon consummation of the Merger, Messrs. Weinger and Klein will be the officers and the two directors of the Surviving Corporation and will serve in the following capacities, subject to the By-laws, until their successors are duly elected:

         Name                              Position
         ----                              --------
         Jerold P. Weinger                 President, Chief Executive
                                           Officer, Treasurer and Director

         Jeffrey G. Klein                  Secretary and Director

         All members of the Board of Directors are reimbursed for all reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and other Company business.

                             FINANCING OF THE MERGER

         If the Company purchases all of the approximate 217,695 Common Shares held by the Public Shareholders of the Company, the maximum amount of funds required by the Company will be $653,085 ($3.00 per Common Share), plus an estimated $150,000 ($0.69 per Common Share being purchased in the Merger) of related fees and expenses. The application of the funds to be used to finance the proposed Merger is estimated to be approximately as follows (assuming $3.00 per Common Share to be paid to each Public Shareholder of the Company pursuant to the Merger Agreement and $0.69 per purchased Common Share of related fees and expenses):

Application of Funds:

Payment of cash for the
  Company's Common Shares ........................       $653,085.00 (1)

Estimated fees and expenses:

         Legal fees and expenses .................       $ 55,000.00

         Accounting fees and expenses ............         15,000.00

         Laidlaw fee .............................         48,000.00

         Printing costs and postage ..............         15,000.00

         Miscellaneous ...........................         25,000.00

           Total estimated fees and expenses .....       $150,000.00 (2)
                                                         -----------

Total Application of Funds .......................       $803,085.00 (3)
                                                         -----------

         Assuming the purchase of all of the approximate 217,695 Common Shares held by the Public Shareholders of the Company, the cost of the proposed Merger to the Company per Common Share to be purchased will be as follows:

                  (1)      $3.00                     per Common Share
                  (2)      $0.69                     per Common Share
                  (3)      $3.69                     per Common Share

         The Company will fund the purchase from its general working capital.

         The foregoing includes the Company's reimbursement to Newco or payment on its behalf for all of its documented actual out-of-pocket expenses incurred in connection with the proposed Merger.

                                 CAPITALIZATION

         Set forth below is the consolidated capitalization of the Company as of November 30, 1997, and the pro forma capitalization of the Company assuming the Merger had been consummated as of that date. This table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto appearing elsewhere in this Proxy Statement.



                                                         Historical             Pro-Forma
                                                       November 30, 1997       Adjustments          Pro-Forma
                                                       -----------------       -----------          ---------
Long-term debt                                             $468,266                   $0             $468,266

Stockholders' equity: Common stock ($.00001 par
     value, 950,000,000 shares
     authorized. 1,148,865 shares
     issued and outstanding, historical; $.01 par
     value, 2,000,000 shares authorized,
     731,670 shares issued and outstanding,
     pro-forma)
                                                                  12               7,305                7,317

Additional paid-in capital                                 2,761,727              (7,305)           2,754,422

Retained earnings                                            892,410                   0              892,410
                                                          ----------            ---------          ----------

                                                           3,654,149                   0            3,654,149

Less: Cost of shares in treasury                             506,438             803,085            1,309,523
                                                          ----------           ---------            ---------

                                                           3,147,711            (803,085)           2,344,626
                                                          ----------            ---------           ---------

      Total Capitalization                                $3,615,977           ($803,085)          $2,812,892
                                                          ----------           ----------           ---------

                              THE MERGER AGREEMENT

Effective Date

         The Merger will become effective at the time of filing of the Certificate of merger, executed by the proper officers of the Company and Newco, with the office of the Department of State of the State of Florida, which filing is currently anticipated to be made on the date of the Special Meeting. Such filing will be made upon satisfaction or waiver of the conditions contained in the Merger Agreement.

         The Merger Agreement provides that at the Effective Date of the Merger, Newco will be merged with and into the Company in a merger in which the Company will be the surviving corporation and the separate corporate existence of Newco will cease. Pursuant to the Merger, each Common Share issued and outstanding immediately prior to the Effective Date (other than Common Shares held in the Company's treasury and other than the Common Shares held by shareholders of the Company who shall have perfected dissenters' rights under the FBCA) will be automatically converted into the right to receive $3.00 in cash without interest. At the Effective Date of the Merger, each Common Share then held in the Company's treasury, by virtue of the merger and without any action on the part of the holder thereof, shall be cancelled and retired and cease to exist.

Payment for Common Shares

         In order to receive the cash to which the Company's Public Shareholders will be entitled as a result of the Merger, each such holder of Common Shares will be required to surrender his stock certificates, together with a duly executed letter of transmittal, to a paying agent designated by the Surviving Corporation (the "Paying Agent"). Upon receipt of such certificates together with a duly completed and executed letter of transmittal, the Paying Agent will mail a check, in an amount equal to $3.00 for each Common Share represented by such certificates, to the registered owner or his transferee, or will otherwise pay such owner or transferee pursuant to his instructions.

         INSTRUCTIONS WITH REGARD TO THE SURRENDER OF CERTIFICATES, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO SHAREHOLDERS AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE. SHAREHOLDERS SHOULD SURRENDER CERTIFICATES FOR COMMON SHARES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THE ENCLOSED PROXY CARD AND SHOULD NOT SEND ANY CERTIFICATES TO THE COMPANY.

         Each certificate which prior to the Effective Date represented outstanding Common Shares (other than treasury shares, shares held by Newco, and shares owned by shareholders who perfect their statutory dissenters' rights pursuant to the FBCA) will, on and after the Effective Date, evidence only the right to receive the amount of cash, without interest, into which the Common Shares represented thereby shall have been converted. No interest will be paid or accrued on the amounts payable upon the surrender of any such certificate.

         If any payment for Common Shares is to be made in a name other than that in which the certificates for such Common Shares surrendered for payment is registered on the stock transfer books of the Company as of the Effective Date, it will be a condition of such payment that the certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificates so surrendered.

The Exchange

         The Merger Agreement provides that, on and after the Effective Date, the Surviving Corporation will make available to the Paying Agent, in accordance with the terms and conditions of a Paying Agent Agreement (to be entered into by the Company and the Paying Agent), sufficient cash to permit the exchange of Common Share certificates surrendered to the Paying Agent for $3.00 per Common Share in cash.

         On the Effective Date, the Company will deposit cash with the Paying Agent in an amount equal to the cash value of all outstanding and contingently issuable Common Shares (other than treasury shares and shares held by Newco). If any such funds have not been paid out at the expiration of 90 days from the Effective Date in exchange for surrendered Common Share certificates, such funds will be returned immediately to the Surviving Corporation.

         In addition, if at any time during such 90-day period any shareholders perfect their dissenters' rights pursuant to the FBCA, the Paying Agent will return the funds attributable to such Common Shares to the Surviving Corporation. See "Rights of Dissenting Shareholders."

         If any certificate or certificates representing Common Shares are surrendered to the Paying Agent (together with a duly completed and executed letter of transmittal) after such 90-day period, the Paying Agent will promptly notify the Surviving Corporation and the Surviving Corporation will promptly deposit with the Paying Agent an amount equal to $3.00 multiplied by the number of Common Shares represented by such surrendered certificate or certificates, and the Paying Agent will promptly pay $3.00 per share for each of such Common Shares to the holder or holders thereof.

         If any certificates representing Common Shares shall not have been surrendered (together with a duly completed and executed letter of transmittal), the Surviving Corporation shall be entitled to dispose of the payment in respect of such certificates in accordance with applicable laws regarding abandoned property, escheat or other similar laws.

Treatment of Options

         On the Effective Date, all rights with respect to the Common Shares issuable under any stock options shall be terminated by the mutual agreement of the Company and the holders of such options. Newco intends to issue options to the Company's current optionholders in such quantities and with substantially similar terms and conditions as the options currently held.

Conditions, Representations, and Covenants

         The respective obligations of the Company and Newco to consummate the Merger are subject to the following conditions, among others: (i) the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon of the Company; (ii) the correctness in all material respects of the representations and warranties made by the parties to the Merger Agreement; (iii) the performance in all material respects to the agreements, obligations, and conditions made by the parties to the Merger Agreement; and (iv) the receipt of any and all consents from third parties and government agencies required to consummate the Merger and the transactions contemplated thereby. The obligation of Newco to consummate the Merger is subject to the condition, among others, that there shall not have been instituted or threatened any proceedings in law or equity relating to, or seeking to prohibit or otherwise challenging, the consummation of the Merger or seeking to obtain substantial damages with respect thereto.

         Aside from the filing of the Certificate of Merger with the Department of State of the State of Florida, the Company is not aware of any consents to the Merger required from governmental agencies.

         The Company has agreed to conduct its business in the ordinary and usual course prior to the Effective Date. In that regard, the Company has agreed that it will not, without the written consent of Newco, engage in certain types of transactions, including, among others, the issuance of shares and the amendment of its Certificate of Incorporation or By-laws. The Company has further agree that it will not, without the written consent of Newco, pay any dividends, or make any capital expenditures which in the aggregate exceed $50,000, or incur any increases in indebtedness other than in the ordinary course of business except in connection with the proposed Merger.

         The Merger Agreement provides for indemnification of the Company's officers and directors and for the maintenance of officers' and directors' liability insurance policies for a period of three years after the Effective Date. See "Special Factors -- Interests of Certain Persons in the Merger."

         With the exception of shareholder approval of the Merger, the Company and Newco each may waive compliance with any of the agreements or conditions to its obligation to consummate the Merger.

Termination; Amendments

         The Merger Agreement may be terminated at any time prior to the Effective Date by mutual consent of the Boards of Directors of the Company and Newco. The Merger Agreement may also be terminated by the Company or Newco if the Merger shall not have been consummated by April 1, 1998 (or such later date as may be established by the parties to the Merger Agreement) or if any court or other governmental body shall have issued a final order enjoining or otherwise prohibiting the proposed Merger. The Merger Agreement may also be terminated prior to its stated termination date, upon termination of the Organization Agreement.

         The Merger Agreement may be amended at any time, either before or after approval and authorization by the shareholders of the Company or Newco of the Merger Agreement, by action taken by the respective Boards of Directors of the Company and Newco, except that after approval of the Merger by the shareholders of the Company, no amendment may be made which reduces the amount or changes the form of consideration to be received by the shareholders of the Company.

Officers and Directors of the Surviving Corporation Following the Merger

         Except for Messrs. Schachter and Weiss, the officers and directors of the Company will be the officers and directors of the Surviving Corporation, to serve, subject to the By-laws of the Company, until their respective successors are duly elected. It is anticipated that Messrs. Schachter's and Weiss' services will be dispensed with upon the consummation of the Merger. See "Management of the Company -- Information Regarding Directors and Officers of the Company," "Conduct of the Surviving Corporation's Business After the Merger and Other Post-Merger Matters," "Information Concerning Newco," and "Special Factors -- Interests of Certain Persons in the Merger."

                          INFORMATION CONCERNING NEWCO

         On November 5, 1997, the Management Group formed Newco for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. As of November 15, 1997, the members of the Management Group entered into the Organization Agreement with Newco pursuant to which each of Jerold P. Weinger, Renee Nadel, Lilli Weinger and Seth Weinger (and IRAs, SEPs and pension plans as to which they are the beneficiaries, Mr. Weinger as custodian for his children) contributed an aggregate of 731,670 Common Shares beneficially owned by them in exchange for an aggregate of 731,670 Newco Shares, representing all of the Newco Shares outstanding. As a result of such exchange, Newco became the beneficial owner of approximately 77% of the Common Shares of the Company.

         The Organization Agreement provides that the 731,670 Common Shares beneficially owned by Newco, and which were previously owned by members of the Management Group, shall be returned to the members of the Management Group, and the Newco Shares owned by the Management Group shall be returned to Newco, if the Merger has not been consummated by not later than April 1, 1998 (which date may be extended by unanimous agreement of the members of the Management Group). The Organization Agreement is attached as Annex IV to this Proxy Statement.

         Until the Effective Date, it is not anticipated that Newco will have any significant assets (other than the Common Shares described above) or liabilities (other than those arising under the Merger Agreement or in connection with the Merger) or engage in any other activities other than those incidental to its formation and the Merger.

         The principal executive offices of Newco are located at c/o Bernard Haldane Associates, Inc., 192 Lexington Avenue, New York, New York 10016. The telephone number for Newco's principal executive office is (212) 679-3360.

         Newco is a non-public company. The directors and executive officers of Newco are Messrs. Weinger and Klein who hold the following positions:

         Name                              Position

         Jerold P. Weinger                 President, Chief Executive Officer
                                           and Director

         Jeffrey G. Klein                  Secretary and Director

         At the Effective Date, it is expected that Messrs. Weinger and Klein, and other key employees of the Company will assume substantially equivalent positions with the Surviving Corporation. See "Special Factors -- Interests of Certain Persons in the Merger."

         The authorized capital stock of Newco consists of 2,000,000 Newco Shares, par value $.01 per share. The Newco Shares are entitled to one vote per share on all matters submitted to a vote of shareholders.

              FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THE
                   COMPANY, THE COMPANY'S PUBLIC SHAREHOLDERS,
               THE MANAGEMENT GROUP AND THE SURVIVING CORPORATION

         The first part of this transaction deals with the transfer of stock of the Company to Newco. Section 351 of the Internal Code as amended to date (the "Code") permits the transfer of property to a corporation if the shareholders, after the transfer, own 80% or more of the corporation. Property is defined as any property, tangible or intangible (which would include stock), as long as the transferee is not an investment company. Since Newco owns more than 50% of the Company, approximately 77%, it is excluded from the definition of an investment company. Therefore, the transfer of the Company's stock to Newco is a non-taxable transaction.

         The second part of the transaction deals with the merger of the Company and Newco. The business of the Company will be continued by the surviving corporation. Pursuant to Section 368(a)(1)(A) of the Code, a statutory merger is non-taxable unless boot is received as part of the consideration received. Since all shareholders of the Company, except Newco, will receive $3.00 for each share and no stock, they will be considered as if their shares were redeemed. Newco and its shareholders will receive only stock and, therefore, the transaction will be considered non-taxable as to them. The other stockholders, the Public Shareholders, who received only $3.00 will incur a gain or loss on this transaction. Depending on the type of asset the stock was in the hands of the Public Shareholders, their holding period and basis, they will report either ordinary, short term or long term gain or loss on this transaction. Under
Section 368(b) of the Code both the Company and Newco will be considered parties to the reorganization.

         Since both Newco and the Company are parties to a reorganization under
Section 368(a)(1) of the Code, Section 361 provides that no gain or loss will be recognized by these corporations on the distribution of the Company stock to the shareholders of Newco.

         Pursuant to Code Section 1223, the holding period of the Company's shares received by the shareholders of Newco, who contributed their Company shares to Newco and eventually received Company shares in exchange for their Newco shares as a result of the merger, will include the holding period of the original Company shares they transferred to Newco plus the holding period of the Newco shares, provided that the original Company shares and the Newco shares were a capital asset in the hands of these shareholders at the time of Code
Section 351 exchange and at the time of the merger.

         Pursuant to Code Section 358, the basis in the stock of Newco received in the Section 351 transaction by the shareholders of the Company will be the basis they had in the Company stock they transferred to Newco.

         Pursuant to Code Section 358, the basis of the new stock the shareholders of Newco received in the merger will be the basis of the Newco stock they exchanged therefor.

                       ACCOUNTING TREATMENT OF THE MERGER

         The Merger will be accounted for as a combination of companies under common control with no adjustment of the carrying value of their respective assets and liabilities. The amounts paid to acquire Common Shares of the Company will be accounted for as a reduction of shareholders' equity of the Surviving Corporation, and the Common Shares acquired will be cancelled.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Holder of Common Shares are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the FBCA which Sections are reprinted in their entirety in Annex V to this Proxy Statement. All references in Sections 607.1301, 607.1302 and 607.1320 and in this summary to a "shareholder" are to the recordholders of the Common Shares as to which dissenters' rights are asserted. A person having a beneficial interest in Common Shares that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the recordholder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

         Holders of Common Shares who follow the procedure set forth in Section
607.1320 of the FBCA ("Section 607.1320") will be entitled to receive payment of the "fair value" of such Common Shares. FBCA defines "fair value" to be the value of the Common Shares as of the close of business on the date prior to the date of shareholder approval of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless exclusion would be inequitable.

         Under Section 607.1320, where a merger is to be submitted for approval at a meeting of shareholders, the corporation, not less than ten nor more than sixty days prior to the meeting, must notify each of its shareholders of the proposed shareholders' meeting. The notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger and contain or be accompanied by a copy or summary of the merger agreement. Furthermore, the notice shall contain a clear and concise statement that, if the plan of merger is effected the shareholders dissenting therefrom may be entitled, if they comply with the provisions of the FBCA regarding the rights of dissenting shareholders, to be paid the fair value of their Shares, and shall be accompanied by a copy of Sections 607.1301, 607.1302 and 607.1320 of the FBCA. This Proxy Statement shall constitute such notice to the shareholders of the Company and the Agreement and Plan of Merger and the applicable statutory provisions of the FBCA are attached to this Proxy Statement as Annex I and Annex V, respectively. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the FBCA and is qualified in its entirety by the full text of Sections 607.1301, 607.1302 and 607.1320 of the FBCA attached to this Proxy Statement. Any shareholder who wishes to exercise such dissenters' rights or who wishes to preserve his right to do so, should review the following discussion and Annex "V" carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under the FBCA.

         Each shareholder who wishes to assert dissenters' rights must (i) deliver to the Company, before the taking of the vote on the Merger, a written notice of his intent to demand payment for his Common Shares if the proposed Merger is effectuated, and (ii) not vote his Common Shares in favor of the proposed Merger. Because an executed proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the Agreement and Plan of Merger, a shareholder who votes by proxy and who wishes to exercise his dissenters' rights must (i) vote against adoption of the Agreement and Plan of Merger, or (ii) abstain from voting on adoption of the Agreement and Plan of Merger. A vote against adoption of the Agreement and Plan of Merger, in person or by proxy, will not in and of itself constitute a written notice of intent to demand payments for the Common Shares satisfying the requirements of Section 607.1320.

         Only a holder of record of Common Shares is entitled to assert dissenters' rights for the Common Shares registered in that holder's name. A notice of intent to demand payment for Common Shares shall be exercised by or on behalf of the holder of record, fully and correctly, as his name appears on his stock certificates. If the Common Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice should be made in that capacity, and if the Common Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute a notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds Common Shares as nominee for several beneficial owners may exercise dissenters' rights with respect to the Common Shares held for one or more beneficial owners while not exercising such rights with respect to the Common Shares held for other beneficial owners. In such case, the notice should set forth the number of Common Shares as to which dissenters' rights are sought. Where no number of Common Shares is expressly mentioned, the demand will be presumed to cover all Common Shares held in the name of the record owner. Shareholders who hold their Common Shares in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers to determine the appropriate procedures for the making of a notice of intent to demand payment for such nominee's Common Shares.

         Within ten days after the date of shareholder approval of the Merger, the Company must give written notice of adoption of the Agreement and Plan of Merger to each shareholder who filed a notice of intent to demand payment for his Common Shares. Within twenty days after the giving of such notice to him by the Company, any shareholder who elects to dissent must file with the Company a notice of such election, stating his name and address, the number of Common Shares as to which he dissents, and a demand for payment of the fair value of his Common Shares. Any shareholder filing an election to dissent shall deposit his stock certificates with the Company simultaneously with the filing of the election to dissent.

         Within ten days after the expiration of the period in which shareholders may file their notices of election to dissent, or within ten days after the Merger is effected, whichever is later (but in no case later than ninety days from the date of shareholder approval of the Merger Agreement), the Company shall make a written offer to each dissenting shareholder who has made a demand as provided in Section 607.1320 to pay an amount the Company estimates to be the fair value for such Common Shares. The fair value determined will reflect the value of the Common Shares prior to the Merger. Such notice and offer shall be accompanied by (i) a balance sheet of the Company as of the latest available date, and (ii) a profit and loss statement of the Company for the 12-month period ended on the date of such balance sheet.

         Any shareholder who has duly filed a notice of election to dissent in compliance with Section 607.1320 will thereafter be entitled only to payment of the fair value of his Common Shares and will not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the Company to pay for his Common Shares. After such offer, no such notice of election may be withdrawn unless the Company consents thereto.

         If within thirty days after the making of such offer by the Company, any shareholder accepts the same, payment for his Common Shares will be made within ninety days after the making of such offer or the consummation of the Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such Common Shares.

         If the Company fails to make an offer for the fair value of the Common Shares within the period specified above, or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of thirty days thereafter, then the Company, within thirty days after receipt of written demand from any dissenting shareholder given within sixty days after the date on which the Merger was effected, shall, or at its election at any time within such period of sixty days may, file an action in any court of competent jurisdiction in Dade County, Florida requesting the fair value of such Common Shares to be determined. The court shall also determine whether each dissenting shareholder, as to whom the Company requests the court to make such determination, is entitled to receive payment for his Common Shares. If the Company fails to institute such a proceeding, any dissenting shareholder may do so in the name of the Company. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with the Company as to the value of their Common Shares, shall be made parties to the proceeding. The Company must pay to each dissenting shareholder the amount found to be due him within ten days after final determination of the proceedings. Upon payment of the judgement, the dissenting shareholders will cease to have any interest in such Common Shares.

         Shareholders considering seeking dissenters' rights should be aware that the fair value of their Common Shares as determined under Section 607.1320 could be more than, the same as, or less than the consideration they would receive pursuant to the Agreement and Plan of Merger if they did not seek to demand payment of their Common Shares. Any judicial determination of the "fair value" of the Common Shares can be based on numerous considerations, including, but not limited to, the market value of the Common Shares prior to the Merger and the net asset value and earnings value of the Company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the Company has made an offer to pay for the Common Shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

         Failure to follow the steps required by Section 607.1320 for perfecting dissenters' rights may result in the loss of such rights, in which event a shareholder will be entitled to receive the cash consideration.

                 CONDUCT OF THE SURVIVING CORPORATION'S BUSINESS
                 AFTER THE MERGER AND OTHER POST-MERGER MATTERS

         It is expected that following the Merger, the business and operations of the Surviving Corporation will initially be continued substantially as they are currently being conducted by the Company. However, as discussed above under "Special Factors -- Recommendation of the Special Committee; Reasons for the Merger," management of the Surviving Corporation will continue to evaluate such business and operations after the Effective Date and make such changes as are deemed appropriate. The Management Group has advised Laidlaw, the Special Committee and the Board of Directors that it has no intention of breaking up or liquidating the Company. The Surviving Corporation's corporate headquarters are expected to remain in New York, New York.

         The Management of the Company has no current plans to undertake any material changes in the Company's business or policies, including any specific activities entailing substantial business risks, some or all of such activities, if undertaken by management and if not successful, may have an adverse effect on the Surviving Corporation.

         The Company has no present plan or proposal which relates to or would result in: the acquisition by any person of additional securities of the Company, or the disposition, through a public or private sale, of securities of the Company or a subsidiary; an extraordinary corporate transaction, such as merger, reorganization, or liquidation involving the Company or any of its subsidiaries; the sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; any change in the present Board of Directors or management of the Company, including, but not limited to, any plan or proposal to change the number or term of directors, to fill any vacancy on the Board of Directors, any changes in the Company's present dividend policy or in the indebtedness or capitalization of the Company; other material changes in the Company's corporate structure or business; or any material change in the Certificate of Incorporation (other than the Charter Amendments) or the By-laws of the Company.

         Although the Company has no present plan or proposal relating to or which would result in any of the transactions listed above, subsequent to the Merger, the Surviving Corporation will be privately owned by the Management Group. Accordingly, in connection with the future operation of the business of the Surviving Corporation or for the benefit, convenience, or advantage of the shareholders of the Surviving Corporation (the Management Group), for business, personal, tax, or financial reasons or otherwise, the Surviving Corporation may engage in any one or more of the types of transactions listed above. Specifically and only by way of example, depending on the opportunities, requirements, and financial resources available to the Surviving Corporation, the

Surviving Corporation may sell some of its assets or assets or securities of any of its subsidiaries in public or private transactions to obtain funds for future growth or any other purposes; may sell debt securities or, after a substantial restructuring of the Surviving Corporation, equity securities of the Surviving Corporation; may engage in extraordinary corporate transactions such as mergers, reorganizations, recapitalizations,or partial liquidations involving itself or any of its subsidiaries for its or their benefit or for the benefit of its shareholders (the Management Group); may sell or transfer material amounts of assets of its own or its subsidiaries; may borrow money from banks, other institutions, shareholders (the Management Group), or others or use its own funds to invest in new enterprises, new businesses, existing businesses or other conservative or speculative investments whether or not related to the existing businesses of the Surviving Corporation; may rearrange operating assets of the Surviving Corporation or one or more of its subsidiaries; may invest directly or indirectly in publicly or non-publicly traded securities; may seek directly or indirectly control of publicly owned corporations; may change its officers, directors, or employees or any or all terms of their employment or service; may pay dividends or make other distributions to shareholders (the Management Group); may enter into non-arm's-length transactions with its officers, directors, or shareholders (the Management Group) or their affiliates, or with the officers, directors, or affiliates of subsidiaries of the Surviving Corporation; may seek to amend its Certificate of Incorporation or By-laws; and may do any and all other things and enter into any transactions which in the opinion of the Surviving Corporation or its management or the shareholders of the Surviving Corporation (the Management Group) may be deemed to be of benefit or advantage to the Surviving Corporation or its shareholders (the Management Group) and which may result in substantial financial benefit to the Surviving Corporation, its subsidiaries, or its shareholders (the Management Group).

         Although the Company currently has no definitive plans to open a major new business location, add material services, or, acquire a new business, as part of its normal business activities, the Company continually investigates and considers investments in other companies, or the purchase thereof, which would enable the Company or any of its subsidiaries to expand its existing businesses and services or add by way of acquisition an entirely new business activity. In addition, although the Company has no definitive plan to close any location, cease the providing of services or terminate competition in any market area, as part of its normal activities, the Company continually investigates the advisability of such actions in light of existing business conditions and the Company may make such decisions at any time in the future.

         The Board of Directors and officers of the Surviving Corporation will consist of the current directors and officers of the

Company. Other employees of the Company will assume substantially equivalent positions with the Surviving Corporation as they hold with the Company. See "Special Factors -- Interests of Certain Persons in the Merger."

         Compensation and employee benefits of employees of the Surviving Corporation are expected to be substantially the same as are currently provided by the Company, except for such adjustments as are necessary to fit the needs of the Surviving Corporation. See "Special Factors -- Interests of Certain Persons in the Merger."

         Upon consummation of the Merger, the Surviving Corporation will have four record holders of its common shares and therefore will be permitted to terminate, and will terminate, the registration of the Common Shares under the Exchange Act and its obligation to file periodic reports under the Exchange Act. The Common Shares will no longer trade on NASDAQ, in the over-the-counter market and price quotations will no longer be reported.

         Termination of registration under the Exchange Act of the Common Shares will eliminate any obligation of the Surviving Corporation to furnish information to the public under the Exchange Act and to the Securities and Exchange Commission ("SEC") and will make certain of the provisions of the Exchange Act, for example the short-swing profits recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with meetings of shareholders, no longer applicable to the Surviving Corporation. See "Additional Information -- Current Information; Deregistration."

                 MARKET PRICES AND REPURCHASES OF COMMON SHARES

         The Company's common stock is currently traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "BHAL". There is limited trading actively in the Company's securities and there can be no assurance a regular trading market for the Company's common stock will be sustained.

         The following table sets forth, for the periods indicated, the bid price range of the Company's common stock:

Fiscal 1996
-----------
Quarter Ended February 29, 1996                       $2.87            $2.43
Quarter Ended May 31, 1996                            $2.56            $2.43
Quarter Ended August 31, 1996                         $2.87            $2.43
Quarter Ended November 30, 1996                       $2.44            $2.44

Fiscal 1997
-----------
Quarter Ended February 28, 1997                       $2.75            $2.25
Quarter Ended May 31, 1997                            $2.50            $2.25
Quarter Ended August 31, 1997                         $2.75            $2.25
Quarter Ended November 30, 1997                       $2.625           $2.313


Fiscal 1998
-----------
Period Ended December 1, 1997
         to December 31, 1997                         $2.375           $2.1875

(Prices quoted reflect 100:1 and 4:1 reverse stock splits effected prior to the first of the above stated quotations.)

         Such market quotations reflect the high bid and low prices as reflected by NASDAQ or by prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The following companies serve as market makers for the Company's securities: Tasin Co., Carr Securities and Howe, Barnes Investments Inc.

         As of the Record Date, there were approximately 1350 holders of record of the Company's common Stock.

         The Company has not paid any cash dividends since its inception and the Board of Directors does not contemplate doing so in the near future. Any decisions as to future payment of dividends will depend on the earnings and financial position of the Company and such other factors as the Board of Directors deems relevant.

         Pursuant to a resolution of the Board of Directors, commencing on or about October 31, 1995 through May 31, 1997 the Company redeemed from its shareholders, a total of 199,500 shares of the Company's common stock at an average cost of between $2.49 and $2.75 per share.

           SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY

         The selected consolidated financial information set forth below is derived from the Company's consolidated financial statements and should be read in conjunction with the Consolidated Financial Statements and the Notes thereto beginning at page F-1 of this Proxy Statement.

Summary of Operating Data:



                        Six Months Ended
                           November 30,                                  Year Ended May 31,
                           (Unaudited)
                    ------------------------    ------------------------------------------------------------------
                        1997         1996           1997        1996(1)       1995(1)       1994(1)       1993(1)
                    ----------    ----------    ----------    ----------    ----------    ----------    ----------
Revenue
Royalty Income      $1,336,446    $1,197,333    $2,480,866    $2,244,818    $1,747,988    $1,214,091    $  959,395

Sublicense
Income                  80,154        89,712       159,697          --         104,214        99,625        19,229

Other Income            15,059          --            --            --          35,400          --            --

Interest Income         85,269        50,492       107,232        99,621        49,785        14,062        12,464

Total Revenues       1,516,928     1,337,537     2,747,795     2,344,439     1,937,387     1,327,778       991,088

Net Income
(Loss)                 268,354       326,073       461,092       533,440       699,105       206,074       (86,670)

Net Income
(Loss) per Share
of Common Stock     $     0.26    $     0.32    $     0.45    $     0.44    $     0.61    $     0.20    ($    0.09)



--------
1 Restated for discounted operations of retail travel agency.



SUMMARY BALANCE SHEET DATA


                         November 30,
                            1997                                              May 31,
                         (Unaudited)
                         ------------     ----------------------------------------------------------------------------------
                                             1997            1996(1)          1995(1)            1994(1)             1993(1)
                                          ----------       ----------       ----------         ----------         ----------
CURRENT ASSETS           $2,869,758       $2,538,234       $2,147,294       $2,007,844         $1,128,480         $  731,440

Other Assets             $1,329,792        1,445,854        1,277,536        1,504,467          1,529,655          1,697,903

TOTAL ASSETS             $4,199,550        3,984,088        3,424,830        3,512,311          2,658,135          2,429,343

CURRENT LIABILITIES

Account Payable and      $  319,951          356,973          149,695          213,660            157,424            137,096
other Current Lia-
bilities

Current Maturities       $  249,943          235,240          245,956          315,951            307,065            298,860
of Long Term Debt

Other Liabilities        $  481,945          512,518          555,799          591,437            702,988            810,053

Stockholder's Equity     $3,147,711        2,879,357        2,473,380        2,391,263          1,490,658          1,183,334

TOTAL LIABILITIES        $4,199,550        3,984,088        3,424,830        3,512,311          2,658,135          2,429,343
AND STOCKHOLDERS'
EQUITY

--------
1 Restated for discounted operations of retail travel agency.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

         Management believes that royalty revenues will not increase at nearly the same rate as in the past. Although royalty revenues increased from $2,244,818 during the Company's fiscal year ended May 31, 1996 ("Fiscal 1996") to $2,480,866 during the Company's fiscal year ended May 31, 1997 ("Fiscal 1997"), the percentage increase in royalty revenue was only approximately 11%, from Fiscal 1996 to Fiscal 1997 as compared to approximately 28% increase from the Company's fiscal year ended May 31, 1995 ("Fiscal 1995") to Fiscal 1996. Moreover, total royalty revenues per office declined for the first time. While nine new territorial offices opened in Fiscal 1997 and generated $159,697 in licensing fees (as compared to no new sublicensed offices in Fiscal 1996) management does not anticipate opening a substantial number of new licensed sublicensed offices during the Company's fiscal year to end May 31, 1998 ("Fiscal 1998"), as such offices are already opened in almost every major metropolitan area in the United States and Canada. While additional expansion into smaller metropolitan areas can be anticipated, the licensing fee and the royalty revenues which can be generated from any such expansion will likely be significantly less than the current typical Haldane office as the geographical and demographical market for the Haldane services and products approach a saturation level.

         In an effort to increase its revenue base, the Company opened an office in the United Kingdom. Due to logistical constraints, the Company experienced only limited success with this one office. While management intends to pursue other opportunities overseas, there can be no assurance that expansion into the overseas market will prove successful.

         In an effort to diversify revenues, management identified a new targeted market and developed a special program for this market, First Career. First Career provides career management for recently graduated college students. Through November 30, 1997, First Career had incurred losses of approximately $470,000 and there can be no assurance that management will be able to reverse this trend.

Liquidity Capital Resources

         At the end of Fiscal 1997 the Company had $2,538,234 in current assets as compared to $2,147,294 at the end of Fiscal 1996. Accounts receivable for Fiscal 1997 totaled $419,470 as compared to $329,146 for Fiscal 1996. These increases are directly attributable to the increasing royalty revenues generated from the Haldane operations. Notes receivable increased from $183,371 for Fiscal 1996 to $600,389 for Fiscal 1997. This increase is due primarily to notes receivable from sublicensees. The Company has also recorded $145,000 in Fiscal 1997 for deferred taxes as compared to $83,000 in Fiscal 1996. Total assets increased from $3,424,830 in Fiscal 1996 to $3,984,088 in Fiscal 1997.

         Current liabilities increased from $395,651 at the end of Fiscal 1996 to $592,213 at the end of Fiscal 1997 due primarily to an increase in accounts payable from $56,968 in Fiscal 1996 to $207,316 in Fiscal 1997. Also, a significant portion of this increase is attributable to expenses associated with the Haldane anniversary conference in Las Vegas, Nevada held during Fiscal 1997. Long term debt was reduced from $541,080 in Fiscal 1997 to $498,839 at the end of Fiscal 1997.

         For Fiscal 1997, cash flow from operating activities totaled $750,972 as compared to $746,509 in Fiscal 1996 and $885,897 in Fiscal 1995.

         Total current assets as of November 30, 1997 were $2,869,758 as compared to $2,538,234 as of May 31, 1997, an increase of approximately 13%. Cash holdings and short term investments increased from $1,753,525 as of May 31, 1997 to $2,090,221 as of November 30, 1997, an increase of approximately 19%. A portion of this increase is attributable to the Company's ability to reduce by approximately 25%, its outstanding accounts receivable from $419,470 at May 31, 1997 to $333,379 at November 30, 1997.

         The Company's total assets increased by 5.4%, increasing from $3,984,088 at May 31, 1997 to $4,199,550 at November 30, 1997.

         Total current liabilities declined approximately 4%, declining from $592,213 at May 31, 1997 to $569,894 at November 30, 1997 while total liabilities declined from $1,104,731 at May 31, 1997 to $1,051,839 at November 30, 1997 a decline of approximately 5%. This decline in the liabilities is primarily attributable to a decline of over $103,000 in accounts payable from $207,316 at May 31, 1997 to $104,118 at November 30, 1997.

         Total stockholders equity increased from $2,879,357 at May 31, 1997 to $3,147,711 at November 30, 1997 an increase of approximately 9%.

         The Company believes that its current cash position and working capital are sufficient to meet its operational requirements for the coming year including a proposed purchase at a price of $3.00 per share of the Company's shares of stock owned by Public Shareholders. Royalty revenues from licensed offices and the sale of territorial rights to the Bernard Haldane offices are expected to be sufficient to meet the Company's ongoing operational expenses. Management does not anticipate the need for any significant capital expenditures in the coming year which would require any third party financing, nor does the Company believe that there is any material risk of any sublicensee seeking recision pursuant to any technical violations of state franchising statutes.

Results of Operation

         Fiscal 1997 as Compared to Fiscal 1996

         For Fiscal 1997 the Company reported income from continuing operations before income taxes of $441,150 on revenues of $2,747,795, and net after tax income of $461,092. This compares to a net after tax income of $533,440 on revenues of $2,344,439 for Fiscal 1996 and net after income tax of $699,105 on revenues of $1,937,387 in Fiscal 1995. Royalty income from Haldane offices increased from $1,747,988 in Fiscal 1995, to $2,244,818 in Fiscal 1996 and $2,480,866 in Fiscal 1997. This 11% increase from Fiscal 1996 to Fiscal 1997 in royalty revenue is primarily attributable to an increase in the number of Haldane offices. Income attributable to the discontinued operations of Quantum Tours was $19,942 in Fiscal 1997 as compared to $19,996 in Fiscal 1996.

         Payroll, general and administrative costs increased from $1,147,271 in Fiscal 1996 to $1,658,353 in Fiscal 1997. This increase can be attributable to increased costs and expenses associated with the operations, management and oversight of the Haldane operations, increased costs and payroll expenses at the Company's executive offices as well as costs associated with the development of the First Career program. In addition, during Fiscal 1997 the Company sponsored its 50th anniversary conference in Las Vegas, Nevada. The conference was attended by licensed owners and their staff. The Company arranged for speakers and training seminars in addition to sponsoring an awards banquet during the four day conference. The decline in the Company's net income from Fiscal 1996 to Fiscal 1997 is directly attributable to the significant increase in payroll , general and administrative costs.

         Advertising expenditures increased from $73,538 in Fiscal 1996 to $78,544 in Fiscal 1997. This small increase in advertising expense is due to the Company's continuing commitment to support the Bernard Haldane sublicensees by promoting the Bernard Haldane name throughout the country.

         Income before taxes was $752,318 in Fiscal 1997 as compared to $841,768 in Fiscal 1996 and $728,806 in Fiscal 1995. Net income after taxes continues to decline, falling from $699,105 in Fiscal 1995 to $533,440 in Fiscal 1996 and $461,092 in Fiscal 1997. The Company remains liable for federal and state income taxes at the prevailing rates on current income as all carryforward tax losses have been utilized.

         Six Months 1998 as Compared to Six Months 1997

         Royalty revenues from licensee offices for the six and three month periods ended November 30, 1997 as compared to the six and three month periods ended November 30, 1996 increased from $1,197,333 and $615,158 to $1,336,446 and
$632,911, an increase of approximately 11.6% and 2.9%, respectively. The Company recognized a total of $80,154 and $38,433 in revenues for the six and three month periods ended November 30, 1997 from the sale of territorial licenses as compared to $89,712 and $45,994 in the prior respective periods. This overall decline of approximately 11% reflects the fact that the Haldane system has expanded into most major metropolitan areas throughout the United States and there are few areas left for expansion.

         Additional revenues for the six and three month period ended November 30, 1997 include $85,269 and $31,897 in interest and dividend income as compared to $50,492 and $26,404 for the six and three month period ended November 30, 1996. This significant increase in interest and dividend income is directly attributable to the Company's increasing cash position. The Company also recognized $15,059 in consulting revenues, for the six and three month periods ended November 30, 1997.

         Total revenues for the six and three months ended November 30, 1997 as compared to the six and three month periods ended November 30, 1996 were $1,516,928 and $718,300 as compared to $1,337,537 and $687,556. This represents an increase of approximately 13% and 4.5%, respectively. Management anticipates revenues remaining flat or only marginal increases in the future as Haldane offices have already been opened in most major metropolitan areas throughout the country and overseas expansion has been considerably slower than anticipated.

         While total revenues for the six and three month periods ended November 30, 1997 increased, net income decreased during both periods, declining from $326,073 and $177,315 for the six and three month periods ended November 30, 1996 to $268,354 and $112,329 for the six and three month periods ended November 30, 1997, declines of approximately 18% and 37%, respectively. Income per share for the six month period ended November 30, 1997 declined from $.32 to $.26 as compared to the six month period ended November 30, 1996, a decline of approximately 19%, and declined from $.18 to $.11 per share for the three months ended November 30, 1997 as compared to the three months ended November 30, 1996, a decline of approximately 39%.

         As the Haldane operations continue to grow, additional staff has been hired. Payroll and related costs increased from $188,010 to $324,810 and from $103,200 to $179,421 for the six and three month periods ended November 30, 1997 as compared to the six and three month periods ended November 30, 1996. Overall, general and administrative costs increased by approximately 20%, increasing from $507,127 to $609,295 for the six months ended November 30, 1997.

         Management is dissatisfied with the results of operations of its First Career subsidiary. Since inception, the Company has committed over $500,000 to launch a career consulting program directed at college students and recent college graduates. While management has confidence in the program, the Company has not been able to market the program successfully to date and has incurred significant losses which have had a significant adverse impact on the overall operations of the Company. As a result, the Company is seeking other ways to market this program.

         Management does not at this time anticipate opening any Company owned offices. However, management does not wish to foreclose this option should the opportunity arise.

                     BUSINESS AND PROPERTIES OF THE COMPANY

         Summary. The Company owns the worldwide licensing rights to the Bernard Haldane name and system of career consulting. The Bernard Haldane organization operates through sublicensees in the United States, Canada and the United Kingdom offering career consulting, outplacement and job search services under the Bernard Haldane name. At May 31, 1997 there were approximately 75 Bernard Haldane sublicensees.

         The Company does not currently operate any Haldane offices. However, several licensed offices are owned by entities in which Jerold P. Weinger, the Company's President and Chief Executive Officer serves as either an officer or director or is a shareholder. Any office opened in a new territory is subject to payment of a licensing fee to the Company's wholly owned subsidiary, DRB, Ltd. ("DRB"), at the prevailing licensing rate. Licensees may open additional licensed offices within an existing territory without payment of any new licensing fees. Offices purchased from existing licensees were not subject to payment of any territorial fee to DRB.

         During Fiscal 1997, nine new licensee offices were opened, and where applicable, the Company intends to offer franchise offices. During Fiscal 1997, the Company opened its first overseas licensed office, in the United Kingdom. The Company also developed a specially designed career management program to be offered to graduating college students through its wholly owned subsidiary, First Career Corp.

         Background. Dr. Bernard Haldane earned a Ph.D. in Humanities. In 1946, Dr. Haldane developed a program to assist the United States military officers in acquiring civilian jobs following the Second World War.

         The initial Haldane office was opened in New York in 1947 under the name "Executive Job Counselors", and by 1948, Dr. Haldane was operating career consulting offices in Boston and Washington, D.C. In 1958, Dr. Haldane changed the Company's name from Executive Job Counselors to Bernard Haldane, which it and its sublicensees have used since that time.

         The current system of licensing Bernard Haldane offices began in the 1960s, with licensee offices in New York, Chicago and Philadelphia. In 1986 Dan Bruce, a licensee, who operated several Haldane offices, and the owner and principal shareholder of DRB, acquired from Career Productivity Inc., an entity owned by Dr. Bernard Haldane, the principal rights, names, and methods relating to "Individual Career Counseling Services" on a worldwide basis, including the name "Haldane" and variations thereof, although excluded were certain activities relating to the personal activities of Dr. Haldane. In consideration for the transfer of these rights, DRB agreed to pay $14,000 per month until July 1998 and $7,000 per month until July 2006 (the latter amount currently being adjusted by five percent per year to "reflect an inflation factor".) To secure such payments, DRB granted CPI a security interest in the names, methods, rights, sublicenses, etc. conveyed therewith. By September 1989, there were approximately thirty seven Haldane offices operating throughout the United States and Canada. In most instances these licensee offices paid a royalty fee equal to five percent of gross cash revenues to the license holder (DRB).

         In September 1989, the Company formed Career Services Management Corp. ("CSMC"). CSMC was an 80% owned subsidiary of the Company. In February 1995 the Company acquired all shares of stock owned by CSMC's minority shareholders in exchange for the issuance of a total of 75,000 shares of the Company's common stock.

         In September 1989, CSMC acquired all of the issued and outstanding shares of stock of DRB for $1,250,000 payable, $1,000,000 at closing and $250,000 pursuant to a promissory note payable to Mr. Bruce which provided for payment of principal with interest at the rate of eight percent per year. The principal balance on the note was to be amortized over a period of ten years with the entire unpaid principal balance due in 1992. Mr. Bruce has subsequently extended this obligation and, under current terms, provides for payment of interest only on the remaining outstanding principal balance of $200,000 payable monthly at a rate of eight percent per annum.

         DRB remains obligated to make monthly payments of $7,000 per month until July 2006 (previous to July, 1996, these payments were $14,000 per month) to B+E Partnership. At the time of acquisition of DRB these payments were being made to Career Productivity Inc., whose owner was Bernard Haldane. Subsequent thereto, Career Productivity Inc. sold this obligation due from DRB to B+E

Partnership. One of the partners of B+E Partnership is Mr. Bruce, the previous owner of DRB. The obligation of DRB to pay B+E Partnership is secured by the Haldane license. Should DRB default on its obligation, DRB would forfeit all rights to the use of the Haldane name and system of career consulting. Mr. Bruce is not involved in either DRB's or the Company's current operations.

         The System. The Bernard Haldane system (the "System") offers its clients a program intended to prepare and teach them the means to achieve individual career advancement and personal development. The System instructs clients on the dynamics of their own human potential and how to cope with adverse changes in their occupational life through individualized counselling sessions which normally last from three to twelve weeks.

         The System offers its clients a vocational program which can be utilized for career advancement, job hunting and self satisfaction. Based upon the Company's experience to date, most system clients utilize the program as a means to facilitate their job search or career development.

         The services offered include but are not limited to the following:

--       Appraisal of client's qualifications.
--       Development of client's career goals.
-- Training clients to establish immediate and long-range objectives in relation to career goals.
--       Developing a marketing program for the client.
--       Developing a program to assist in establishing appropriate interview contacts.
--       Preparation for interviews.
--       Development of effective interview techniques to induce job offers.
--       Counseling on salary negotiations and fringe benefits.
--       Assistance in reviewing and assessing job offers.
--       Future career planning.
-- Consultation, as needed concerning organizational, political and interpersonal skills related to career advancement.
-- Continued assistance for up to three years with client's career development.
-- Internet training and/or access to assist clients in using computers in their job search.

         The System is designated to aid the client in developing the skills and tools necessary to find a position, providing professional guidance through the actual search process and assistance until the client has found a suitable position. The System is taught on an individualized basis with the client working with a professional career adviser who guides and supports the client through this process.

         The Bernard Haldane offices assist and support the client in three ways; tangibly, psychologically and motivationally. "Tangibly" includes several aspects, such as researching companies via computer data bases, annual reports and brochures, so the client has an understanding of the potential of the background of the companies and the person possibly to contact. The client undergoes a debriefing regarding the interviews he/she has attended in order to ascertain what the client has or has not learned. The client is advised as to the next appropriate action to take. The "psychological" and "motivational" support is a combination of the whole process that is intended to re-motivate the client when confronted with the frustrations and anxieties of the interview process and unemployment. The Bernard Haldane Offices work and support the client until he/she has accepted the position of his/her choice within the contractual limitations.

         Each office has the flexibility in the manner it may conduct the System. However, the offices must comply with the overall System guidelines.

         Once a client has commenced new employment and/or secured a new position, he/she enters into the follow-up phase of the program. Clients may return approximately 90 days after completion of the marketing phase so his/her career position can be assessed and to determine the client's attitudes and the way the client has progressed into his/her new position. From this point, the client can draw upon the System and support services when and if needed for the remaining duration of the contract.

         Client Fees. A typical client pays fees set are by the individual office and are paid either in cash payment or by a payment plan over a period of several months. Fees for the System typically range from $3,500 to $7,500 and are payable upon commencement of the Company's efforts. Sublicensee offices may, at their discretion, accept installment payments. The Company does not provide sublicensees with financing.

         Sublicensee Fees. Sublicensees (those owners/operators of the individually licensed Haldane offices) typically pay a royalty fee of either five or six percent of their gross revenues to DRB. Royalty payments are due only on actual revenues. New territorial licenses are granted for a term of 20 years. Prospective sublicensees typically pay a sublicensing fee to DRB of approximately $25,000 for the right to operate a Haldane license in a designated area. This fee may be paid in full at the time of executing the license or over a period of time.

         Operations. Sub]licensee offices are generally located in suburban and metropolitan area. The size of each office varies considerably from sublicensee to sublicensee. Average monthly rents vary considerably depending upon the city and location of each office. A typical Haldane office employs two consultants, two advisors, one administrative receptionist and one client support staffer. The consultants and advisors are paid on a commission basis with the receptionists and client support staff paid a salary. However, some offices may employ more or less persons according to their individual needs.

         Relationship with Sublicensees. The Company believes its relationship with the independent sublicensees are good and sponsors an annual conference to which owners, consultants and advisors are invited to attend. The Company coordinates a national advertising program for the benefit of all offices in its organization and through advertisements in such publications as the National Business Employment Weekly and The Wall Street Journal. The Company also provides initial and ongoing seminars for career advisors and consultants as well as two company newsletters. Some of the licensee offices use television and radio to supplement the present advertising.

         Proposed Activities. The continued success of the Company's operations is largely dependent upon the number and success of the sublicensees. As a result, the Company's strategy is to continue the growth of its current activities through selective expansion of sublicensee offices. During Fiscal 1997 nine new sublicensee offices were opened and approximately $160,000 in territorial licensing fees were generated from opening these offices. As the value of the Bernard Haldane name increases, Management plans to open additional offices in new territories, especially in Europe, with an initial licensing fee to DRB in addition to the monthly royalty.

         In conjunction with the planned expansion of sublicensee offices, DRB has registered as a franchisor in those states which require registration and offer franchise offices. See "Government Regulations." The Company's franchise offering circular has been filed and cleared by the New York Attorney General's office.

         Some of the sublicensee owned offices currently provide outplacement services to clients. Management has found that many large national and regional companies require the services of a skilled out-placement company to assist discharged employees to meet their goals and explore the market place for new job opportunities. To further these objectives, Management has developed an out-placement service, called OUTFLEX, which is coordinated by the Company executive offices and operated through the various sublicensee offices which have been met with limited success in the out-placement field. However, individual offices have advised the Company that they have been met with varying degrees of profitability in the out-placement field. There are currently no plans for DRB to actively pursue an out-placement program.

         Following a 1995 pilot program held at a major northeastern university, the Company through First Career Corp. opened three test markets during the first quarter of 1997 to further refine First Career's job finding and career management program directed at the college seniors and recent college graduate market. Eventually, the Company intends to license First Career nationwide.

         First Career appeals to college graduates, and their parents, who are frustrated in their search for meaningful career starts. First Career's program includes emphasis through trained counselors to help clients:

         --       Assess career employment qualifications.

         --       Develop career goals.

         -- Determine immediate objectives and the types of positions for which they are most qualified.

         -- Establish realistic long range objectives that afford job satisfaction and income potential.

         -- Construct a marketing program and a communications program to establish appropriate contacts and referrals.

         --       Prepare for interviews.

         --       Develop interview techniques.

         --       Review and assess job offers.

         -- Negotiate salary and fringe benefits following the decision to accept a job offer.

         -- A follow-up review designed to assist in internal advancement and revalidation of career objectives.

         First Career has incurred losses through November 30, 1997 of approximately $470,000. The Company attributes this loss to non-recurring start-up costs, developing program materials and pilot testing.

Competition

         Management believes that System provides a service to its clients which is unequaled by so-called job placement agencies which attempt to match clients with prospective employees, as opposed to providing individualized career consulting services.

         Nationwide there are several large career out-placement agencies including Drake Beam Moran, Right Associates and Lee Hecht Harrison and Associates which compete with the Company's sublicensees to provide corporate out-placement and counseling services. The focus of these competitors is believed to be out-placement services marketed to corporations and not the individual client which is the primary focus of the System.

         The career consulting and employment service market is highly fragmented, and the Company believes that there is no single company possesses a major share of the market. Although there are numerous career consulting, job placement and employment service companies, most are small and operate in a single market area.

         The large number of employment services and career consulting organizations is a result of the low barriers to industry entry. However, most companies remain small as expansion requires a continued increase in working capital.

         The competitive structure within each local marketing area is unique. In most major markets, many of the large job placement publicly traded companies are present, and in addition, there are several large local competitors. Competition is also provided by governmental entities, such as state employment offices, job training programs and the like.

         The Company's marketing strategy is to promote its services in local markets primarily through print advertising. Some sublicensee offices have utilized radio and television advertising reporting varying degrees of success. DRB has prepared television commercials for use by the individual sublicensee offices and makes these commercials available at no charge. Advertising in The Wall Street Journal and National Business Employment Weekly provide the System with national exposure. Each one of the sublicensee offices, the owner/operators of the individual licensee offices, contributes to the cost of advertising in the National Business Employment Weekly.

         Career consulting agencies in the United States are not regulated by any particular federal laws. However, some states require registration and/or licensing.

Government Restrictions

         Career consulting and job placement organizations have become an increasingly regulated field, particularly by state authorities. Several states prohibit the payment of an advance fee prior to securing a new job. While the System does not advertise as a job placement agency, some states could construe the operations of the Company's sublicensees as falling within their statutory guidelines and, accordingly, restrict operations in that state or prohibit the payment of any advance fees. Such regulation may adversely affect the operations of the sublicensee offices and, as a result, the Company.

         All of the Company's sublicensees' offices are subject to state and the Federal Trade Commission's ("FTC") guidelines on advertising and unfair and deceptive trade practices. Prior to

CSMC's acquisition of DRB several of such offices were cited for violations of these provisions. Management believes that the sublicensee offices are currently in compliance will all applicable guidelines.

         The FTC and some states may view the payment of a royalty fee, the basis of which is the granting of a right to operate a business using the payee's name, program or system, as constituting a franchise relationship. The fee may be a set sum for the right to operate the business, or the royalty payment may be based upon the payee's revenues, or a combination of both.

         The FTC has promulgated rules regarding the sale of franchises. These rules provide in part that prior to the sale of a franchise, the franchisor must deliver to the franchisee a disclosure document. Filing of the franchise documents with the FTC is not required prior to soliciting sales of the franchise. Certain states may or may not have similar disclosure and/or registration requirements.

         In those states where the granting of a sublicense for the right to operate an office may constitute a franchise, DRB intends to enter into franchise agreements with current licensees, and if necessary under the state statutes, DRB will offer current sublicensees the right of rescission. Management is of the opinion that the potential liability for violation of any state or federal statute relating to the sale of a franchise is not material because (i) the System of DRB licensing offices has been in existence since the 1960s and (ii) a majority of the current sublicensees acquired their license from DRB prior to the Company's acquisition of its Haldane license. Even assuming any sublicensee has a private right of rescission, the applicable statute of limitations may have expired for these private actions.

         Employees. The Company employs five full time employees. Additional staffing needs are met through temporary staffing agencies.

         Discontinuance of Travel Services. In October 1992, the Company formed Quantum Tours International ("QTI") f/k/a/ QV Financial Services, Inc. QTI is a full service travel agency licensed in the state of Florida as a seller of travel services. QTI provides commissionable travel services for air, hotel, car, cruise and other means of travel.

         The Company's management has determined that corporate assets and resources would be better allocated by focusing exclusively on the Haldane and First Career operations. QTI's operations have been discontinued.

         Facilities. The Company's executive and corporate offices are currently located at 192 Lexington Avenue, New York, New York

10016. The Company currently leases approximately 7,000 square feet at that location at a cost of approximately $9,900 per month. The Company subleases approximately 63% of this space, at the same cost per square foot, to entities with which Mr. Weinger is associated. Net monthly lease cost to the Company after payment by the subtenants is approximately $3,700 per month.

         Litigation. There are currently no pending material legal proceedings against the Company

                            MANAGEMENT OF THE COMPANY

         The executive officers and directors of the Company are as follows:


         Name                               Age               Position
         ----                               ---               --------

         Jerold P. Weinger                  52                President, Chief Executive Of-
                                                              ficer, Treasurer and Director

         Jeffrey G. Klein                   41                Secretary and Director

         Jeffrey Schachter                  47                Director

         Gregg Weiss                        40                Director

         Set forth below is a brief background of the executive officers and directors of the Company based upon information supplied by them:

         Jerold P. Weinger was elected as a director of the Company in May of 1989 and currently serves as the Company's President, Chief Executive Officer, Treasurer and Chairman of the Board. In September 1991, 266 Washington Associates, a New York real estate general partnership in which Mr. Weinger serves as one of the general partners, filed a voluntary petition in bankruptcy with the United States Bankruptcy Court for the Eastern District of New York. This action was subsequently dismissed. Since March 1992, Mr. Weinger served as the vice president and director of several different privately held companies which operate Bernard Haldane licensed offices. Since November 1991, Mr. Weinger has also served as the Chairman of the Board of Lauren Associates, a New York based entity engaged as a temporary employment agency. Since June 1987, Mr. Weinger served as vice president of STAT Staffing Inc., a New Jersey corporation which provides temporary nursing care to institutions. From February 1987 until June 1989, Mr. Weinger has served as the Vice President, Secretary and Director of Euromed, Inc., a New Jersey based company. During this time he also served as Vice President of Euromed's wholly-owned operating subsidiary, C.M.S. Europe Limited, which distributed medical products in Europe. From 1984 until December 31, 1987, Mr. Weinger was associated with Brooks, Weinger, Robbins & Leeds Inc. ("Brooks"), formerly a registered broker-dealer, and from January 1987 until January 1988, served as Chief Executive Officer of such firm.

         On or about January 1987, an action was commenced in United States District Court for the Southern District of New York by the Securities and Exchange Commission ("SEC") against, inter alia, Mr. Weinger.

         The SEC action alleged that Mr. Weinger violated Section 17(a) of the Securities Act of 1933 (the "Act"), and Sections 10(b) and 15(c) of the Exchange Act, and Rules 10(b)-5, 10(b)-6 and 15(c)-2 thereunder, in connection with certain initial public offerings in which Mr. Weinger had participated as an employee of Brooks, Hamburger, Satnick, Inc., formerly a registered-dealer. (Brooks, Hamburger, Satnick Inc. was not a predecessor to Brooks, Weinger, Robbins & Leeds Inc.) On or about January 1987, without admitting or denying any of the SEC allegations, Mr. Weinger consented to the entry of a Final Judgment of Injunction enjoining Mr. Weinger from further violations of said Sections 17(a) of the Act and Sections 10(b) and 15(c) of the Exchange Act and Rules 10b-5, 10b-6 and 15c1-2.

         On February 9, 1987, the SEC issued an Order Instituting Public Proceedings, Making Findings and Imposing Remedial Sanctions Pursuant to Sections 15(d) and 19(h) of the Exchange Act against Mr. Weinger and others. The allegations against Mr. Weinger included his willfully violating Section 17(a) of the Act, Section 10(b) of the Exchange Act and Rules 10b-5 and 10b-6 thereunder, as well as willfully aiding and abetting violations of Section 15(c) of the Exchange Act and Rule 15c1-2 thereunder. Without admitting or denying the SEC's allegations, Mr. Weinger consented to the entry of an Order suspending him from association with any broker, dealer, investment company, investment advisor or municipal securities dealer in any capacity for a consecutive 90 day period (which period has expired).

         On January 4, 1989, the District Business Conduct Committee for District No. 12 of the National Association of Securities Dealers, Inc. ("NASD") filed a complaint before the NASD against Mr. Weinger and others. That complaint alleged that Mr. Weinger, while associated with Brooks violated Article III,
Section 1 of the NASD's Rules of Fair Practice by his failure to become registered as a general securities principal (notwithstanding that he was registered as a financial and operations principal at such time), despite his alleged active engagement in the management of that firm's investment banking and securities business. Without admitting or denying any of the allegations contained in the NASD's complaint, Mr. Weinger agreed to the entry of an order requiring him to take and pass the Series 24 General Securities Principal examination prior to applying for association with any NASD member and, that Mr. Weinger was suspended in all capacities from association with any NASD member for a period of ninety (90) days which period has since expired.

         Mr. Weinger received a B.B.A. from Pace University and a M.S. from Brooklyn College.

         Jeffrey G. Klein, has served as Secretary and a Director of the Company since its inception. Mr. Klein is a practicing attorney in Boca Raton, Florida. From 1986-1989, Mr. Klein served as president and a Director of Unity Publishers Corp. ("Unity"), a publisher of financial newsletters. During this time, Unity was giving away shares of stock in publicly held companies as a gift for subscribing to its newsletter. Some states and the SEC have deemed this to be a prohibited transaction and, in those states, the newsletter and Mr. Klein are subject to Cease and Desist Orders in reference to the distribution of the stock as a gift for subscribing to the newsletter. Unity was named as a Defendant in an action brought by the SEC and is a signator to a Final Judgment of Permanent Injunction. From 1986 through 1988, Mr. Klein also served as Secretary and Director of Capital Investment Development Corp., a company which went public pursuant to a "blind pool" offering. From January 1985 through 1986, Mr. Klein served as in-house counsel to First Commonwealth Financial Corp., InfoData, Inc. and Newsletter Management Corp., all of which were located in Boca Raton, Florida. From 1983 through 1985, Mr. Klein was affiliated with the law offices of Gerald Beyer, Esq., Fort Lauderdale, Florida, and during 1983, Mr. Klein was employed by Arthur Andersen Co., Fort Lauderdale, Florida. Prior thereto, Mr. Klein was a practicing attorney in Pittsburgh, Pennsylvania. Mr. Klein received his J.D. and M.B.A. degrees from the University of Pittsburgh and a B.A. from Boston University.

         Jeffrey Schachter, was appointed a Director of the Company in April 1997. Since 1976, Mr. Schachter has served as the president of Silver Enterprises Refining, Inc., a Cliffwood, New Jersey based company involved in the commercial extraction of silver from a photographic film. Mr. Schachter holds a Bachelor's degree from Lehman College.

         Gregg Weiss, was appointed a Director of the Company in April 1997, Mr. Weiss is an attorney practicing in New York City concentrating in the areas of taxation, trusts and estate planning. In 1991 Mr. Weiss founded the firm of Gardner & Weiss. Prior thereto, Mr. Weiss was associated with several different law firms and from 1981 - 1984 Mr. Weiss worked for the Internal Revenue Service in its Office of Chief Counsel. Mr. Weiss received an L.L.M. in Taxation from New York University, a J.D. degree from Hofstra University and a B.S. in Accounting from the State University of New York at Albany.

         Directors of the Company hold their offices until the next annual meeting of the Company's stockholders and until their successors have been duly elected and qualified or until their earlier resignation, removal from office or death.

         Officers of the Company serve at the pleasure of the Board of Directors and until the first meeting of the Board of Directors following the next annual meeting of the Company's stockholders and until their successors have been chosen and qualified.

Executive Compensation

         Mr. Weinger, the Company's President, oversees the Bernard Haldane operations and in consideration thereof, receives annual compensation of $225,000 and devotes his full time to the operations of the Company.

         The Company has established a Simplified Employee Benefit Plan, (the "Plan"). During the Company's fiscal years ended May 31, 1997 and 1996, Mr. Weinger received $15,000 and $22,500, respectively, pursuant to this Plan. The terms and conditions of Mr. Weinger's employment are reviewed annually by the Board of Directors.

         Mr. Klein has received compensation from the Company of approximately $40,000 and $44,000 for legal services rendered to the Company by him during Fiscal 1996 and Fiscal 1997, respectively.

         Each of Messrs. Schachter and Weiss were paid $2,000 per month for a period of at least five months during the Company's last fiscal year for all their services to the Company. Directors of the Company may also receive a fee of $100 for each Board of Directors meeting attended and are reimbursed for all reasonable expenses incurred in connection with their attendance at such meetings. Approximately $20,000 in director fees were paid during the Company's last fiscal year.

         The following table set forth the annual compensation of the Company's executive officers for the last three (3) fiscal years:



NAME AND                             FISCAL            ANNUAL                    LONG TERM
PRINCIPAL POSITION                   YEAR              COMPENSATION              COMPENSATION
------------------                   ------            ------------              ------------

Jerold P. Weinger,                   1997              $215,000(1)                   (2)
President, Chief Execu-              1996              $222,500(1)                   (2)
tive Officer & Treasurer             1995              $202,105(1)                   (2)

Jeffrey G. Klein,                    1997              $ 44,000                      (2)
Secretary                            1996              $ 40,000                      (2)
                                     1995              $ 37,500                      (2)

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended May 31, 1997, the Company's officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them.

                    OUTSTANDING CAPITAL STOCK OF THE COMPANY

         As of the close of business on Record Date, there were issued and outstanding and entitled to vote at the Special Meeting of Shareholders, 949,365 shares of the Company's $.00001 par value Common Stock, the Company's only outstanding class of voting securities. Every holder of Common Stock as of that date is entitled to one vote for each share held.

--------

1 Includes $35,250, $22,500 and $15,000 pursuant to the Company's Simplified Employee Benefit Plan in Fiscal 1995, 1996 and 1997, respectively.


2 During the year ended May 31, 1997, Mr. Weinger and Mr. Klein were granted options to purchase 25,000 and 5,000 shares of the Company's Common Stock, respectively, at an exercise price of $2.50 per share. During the year ended May 31, 1996, Mr. Weinger and Mr. Klein were granted options to purchase 25,000 and 5,000 shares of the Company's Common Stock, respectively, at an exercise price of $2.50 per share. During the year ended May 31 1995, Mr. Weinger and Mr. Klein were granted options to purchase 25,000 and 7,500 shares of the Company's Common Stock, respectively, at an exercise price of $2.50 per share.

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned or held of record as custodian prior to the effective date of the exchange of the Company's shares of Common Stock for shares of the Company's Common Stock by all of the persons listed below as owning such shares except for Mr. Klein (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Company's Directors, and (iii) by all executive officers and Directors as a group.

                                                                 Approximate
                                                                  Percentage
                                     Number of Shares           of Ownership(5)
                                     ----------------           ---------------

Lilli Weinger(1)(2)(3)                    293,895                 30.96%
4 Woodgreen Place
Rockville Center, NY 11570

--------
*  Denotes less than one percent.

      1 Does not give effect to shares of stock owned by the children of Mr. and Ms. Weinger whose beneficial ownership they each disclaim.

      2 Ms. Lilli Weinger is the spouse of Jerold P. Weinger. Their respective ownership stated does not include the other person's ownership as they each disclaim beneficial ownership of the shares of the Company's Common Stock owned by the other. Includes 6,145 shares of the Company's Common Stock owned jointly by Mr. and Mrs. Weinger. Mr. Weinger's ownership includes 61,825 shares owned by IRA's, SEPs and pension plans that he is the beneficiary of and 43,900 shares held by Mr. Weinger as custodian for his children. Ms. Weinger's ownership includes 11,500 shares of the Company's Common Stock owned by IRA's that she is the beneficiary of.

      3 Does not give effect to shares of stock issuable to Mr. Weinger and Mr. Klein upon exercise of stock options. Mr. Weinger has been granted options to purchase a total of 120,000 shares of stock. Mr. Klein has been granted the options to purchase a total of 22,500 shares of the Company's Common Stock. Assuming exercise of the foregoing options, the respective share of ownership would be 27.15% for Mr. Weinger and would be 2.52% for Mr. Klein.

Jerold P. Weinger (1)(2)(3)               176,420                 18.58%
192 Lexington, 15th Floor
New York, NY  10016

Renee Nadel(4)                            262,500                 27.65%
7885 Ayr Court
Boca Raton, FL  33496

Gregg Weiss                                 0                      *
Garder & Weiss
100 Park Avenue
New York, NY  10017

Jeffrey Schachter                           0                      *
77 Cliffwood Avenue
Cliffwood, NJ  07721

Jeffrey G. Klein (3)                        5,000                  * (4)
2600 North Military Trail
Suite 270
Boca Raton, FL  33431

All executive officers
and Directors as a
Group (4 persons) (1)(2)(3)               181,420              19.11%(4)


             CERTAIN TRANSACTIONS AND RELATED PARTIES OF THE COMPANY

         In April 1995, the Company sold 14,000,000 of its shares of Andover Equities Corp. to a group of four individual investors for cash and notes totalling $35,000. Payment on the notes remains due and outstanding.

         In February 1995, the Company acquired the remaining 20% of the outstanding shares of common stock of a now inactive subsidiary in exchange for the issuance of a total of 75,000 shares of the Company's Common Stock. Of these 75,000 shares, 45,000 shares have been redeemed pursuant to the Company's stock redemption program at an average cost of $2.50 per share.

         During Fiscal 1996 and Fiscal 1997, pursuant to a resolution of the Board of Directors, the Company redeemed from the shareholders a total of 199,500 shares of the Company's Common Stock at an
--------

      4 Ms. Nadel's shares are held in the name of a revocable trust that she is the beneficiary of.

      5 Does not include treasury stock which by statute is non-voting.

average cost of between approximately $2.49 to $2.75 per share, including 5,000 shares of Common Stock owned by Jeffrey G. Klein.

         On May 31, 1995, a majority of the Company's shareholders, pursuant to a recommendation of the Board of Directors, granted to the Company's officers, including Joel Nadel, the Company's former president, and Ms. Quartiero, options to purchase shares of the Company's Common Stock at an exercise price of $2.50 per share. The exercise represented the average between the low and high bid for the Company's Common Stock on May 31, 1995. A total of 25,000 options were granted to both Mr. Nadel and Mr. Weinger, and 7,500 options were granted to Mr. Klein and Ms. Quartiero. The options are exercisable for a period of ten years from the date of issuance.

         On May 31, 1996, a majority of the Company's shareholders, pursuant to a recommendation of the Company's Board of Directors, granted the Company's two officers, Mr. Weinger and Mr. Klein, options to purchase 25,000 shares, and 5,000 shares, respectively, of the Company's Common Stock at an exercise price of $2.50 per share. The Company also granted options for 25,000 shares of the Company's Common Stock to Windsor Consulting Inc., a consultant, and 5,000 shares of Common Stock to Ms. Quartiero, a Company employee. The options were granted to the foregoing at an exercise price of $2.50 per share. The exercise price represented the average between the low and high bid for the Company's Common Stock on May 31, 1996.

         During Fiscal 1997, a majority of the Company's shareholders, pursuant to a recommendation of the Board of Directors granted Mr. Weinger and Mr. Klein options to purchase 25,000 and 5,000 shares, respectively, of common stock of the Company at an exercise price of $2.50 per share. Also, options to purchase 25,000 shares of common stock at an exercise price of $2.50 per share were granted to Windsor Consulting Inc., a Company consultant, and options to purchase 5,000 shares of common stock at a price of $2.50 per share were granted to Donna Quartiero, an employee of the Company.

                             ADDITIONAL INFORMATION

Current Information; Deregistration

         The Company is currently subject to the informational requirements of the Exchange Act, and in accordance therewith, files, reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities located at the regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of such material can be obtained from the Public Reference Branch Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         Upon consummation of the Merger, the Common Shares will no longer trade on NASDAQ and price quotations will no longer be reported by NASDAQ or other sources.

         After the Effective Date, the Management Group intends to cause the Surviving Corporation to terminate registration of the Common Shares under
Section 12 of the Exchange Act. Upon consummation of the Merger, all outstanding shares of the Surviving Corporation will be held by members of the Management Group. Registration of the Common Shares under the Exchange Act may be terminated upon application of the Company to the Commission. The Management Group intends to cause the Surviving Corporation to make such application if the shareholders approve and authorize the Merger Agreement (which approval is assured due to the fact that Newco, which beneficially owns approximately 77% of the outstanding Common Shares, has advised the Board of Directors that it intends to vote such Common Shares in favor of the proposed Merger) and the Merger is consummated. Termination of registration under the Exchange Act of the Common Shares will reduce the information required to be furnished by the Surviving Corporation to the public and to the Commission and will make certain of the provisions of the Exchange Act, for examples the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statements in connection with meetings of shareholders, no longer applicable to the Surviving Corporation.

                                 OTHER BUSINESS

         The Board of Directors knows of no other matters to be presented to the shareholders for action at the Special Meeting, but if any such matters properly come before the Special Meeting, it is intended that the persons voting the proxies will vote them in accordance with their best judgement.

         Representatives of Miller, Ellin & Co., the Company's independent public accountants, are expected to be present at the Special Meeting and will be accorded an opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY, NEWCO, OR THE MANAGEMENT GROUP NOT CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

                                        By Order of the Board of Directors,



                                        Jeffrey G. Klein,
                                        Secretary

New York, New York
February     , 1998

                                                                         ANNEX I



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of December 15, 1997, by and between Bernard Haldane Acquisition Corporation, a Florida corporation ("Newco"), and Bernard Haldane Associates, Inc., a Florida corporation (the "Company"), (Newco and the Company are hereinafter collectively referred to as the "Constituent Corporations").

         WHEREAS, the Board of Directors of the Company has (i) determined that the Merger (as defined below) is fair to the shareholders of the Company and in the best interests of such shareholders and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby and to recommend approval and adoption of this Agreement by the shareholders of the Company; and

         WHEREAS, the Boards of Directors of Newco and the Company, deeming it advisable for the respective benefit of Newco and the Company and their respective shareholders that Newco merge with the Company on the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement in accordance with the 1989 Business Corporation Act of the State of Florida (the "FBCA");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations, and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. The Merger. On the Effective Date (as defined in Section 1.2), Newco shall be merged with and into the Company in accordance with the applicable provisions of the laws of the State of Florida and the separate existence of Newco shall thereupon cease, and the Company, as the surviving corporation in the Merger (the "Surviving Corporation") shall continue its corporate existence under the laws of the State of Florida. Upon the consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and each and all of the rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions as all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed, lease or otherwise, in either Constituent Corporation, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it.

         SECTION 1.2. Certificate of Merger. As promptly as practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will cause an appropriate certificate of merger ("Certificate of Merger") (a form of which is attached hereto as Exhibit A) in such form or forms as required by, and executed in accordance with, the relevant provisions of the FBCA to be filed with the Department of State of the State of Florida. The Merger shall become effective upon the filing of the Certificate of Merger and such date and time is hereinafter referred to as the "Effective Date."

         SECTION 1.3. Shareholders' Meeting. The Company shall take all action necessary, in accordance with the FBCA and the Company's Certificate of Incorporation and By-laws, to duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") as promptly as practicable to consider and vote upon the adoption of this Agreement and the Merger. The Company shall use its best efforts to solicit from holders of common shares, par value $.00001 per share (the "Common Shares"), of the Company, entitled to vote thereon proxies in favor of adoption and approval of this Agreement and the Merger and to take all other action necessary or, in the reasonable judgment of the Company, helpful to secure the vote of holders of Common Shares required by law to effect the Merger and the other transactions contemplated hereby. At any such meeting Newco shall vote, or cause to be voted, all of the Common Shares then owned by Newco or any subsidiary or affiliate of Newco and entitled to vote thereon in favor of the Merger.

         SECTION 1.4. Approval by Newco. The shareholders of Newco have approved this Agreement and the Merger in accordance with the FBCA.

                                   ARTICLE II

                     NAME, CERTIFICATE OF INCORPORATION, AND
                      BY-LAWS OF THE SURVIVING CORPORATION

         SECTION 2.1. Name. The name of the surviving corporation shall be Bernard Haldane Acquisition Corporation.

         SECTION 2.2. Certificate of Incorporation. The Certificate of Incorporation of the Company as may be amended by the Certificate of Merger shall be the Certificate of Incorporation of the Surviving Corporation.

         SECTION 2.3. By-Laws. The By-laws of the Company as in effect on the Effective Date shall be the By-laws of the Surviving Corporation.

         SECTION 2.4. Directors and Officers. The Directors and Officers of the Company on the Effective Date shall be the directors and officers of the Surviving Corporation and shall serve in accordance with the By-laws of the Surviving Corporation.

                                   ARTICLE III

                              CONVERSION OF SHARES

         SECTION 3.1. Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of the holders thereof:

         (a) Each Common Share of the Company held by the Company as treasury shares or owned by Newco shall be cancelled.

         (b) Each other outstanding Common Share of the Company, except those held by shareholders of the Company who have validly demanded and perfected rights of dissent under Section 607.1320 of the FBCA and have not effectively withdrawn or lost such rights, shall be converted into the right to receive $3.00 in cash, without interest.

         (c) Each issued and outstanding share of capital stock of Newco shall be converted into one validly issued, fully paid, and non-assessable common share of the Surviving Corporation.

         (d) Each outstanding Common Share of the Company, the holder of which has demanded and perfected his right to payment of "fair value" for his shares in accordance with Section 607.1320 of the FBCA and has not effectively withdrawn or lost his right to such payment, shall not be converted into or represent a right to receive cash hereunder, but the holder thereof shall be entitled only to such rights as are granted by the FBCA. The Company shall give Newco prompt notice upon receipt by the Company of any written objection to the Merger and any such written demands for rights to payment of fair value, withdrawal of demands for such rights and any other instruments served pursuant to the FBCA Section
607.1320 (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). The Company agrees that it will not, except with the prior written consent of Newco, voluntarily make any payment with respect to, or settle or offer to settle, any such demands. Each Dissenting Shareholder who becomes entitled, pursuant to the provisions of the FBCA Section 607.1320, to payment for his Common Shares shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such law) and such Common Shares shall be cancelled. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair value, his Common Shares shall thereupon be deemed to have been converted into the right to the cash consideration to be issued in the Merger as provided in this Agreement.

         SECTION 3.2. Payment for Common Shares. After the Effective Date, a bank or trust company having combined capital, surplus, and undivided profits of at least $10,000,000, to be designated by the Company shall act as paying agent (the "Paying Agent") in effecting the payment of cash for certificates which, immediately prior to the Effective Date, represented Common Shares of the Company entitled to payment pursuant to Section 3.1(b). As soon as practicable after the Effective Date, the Paying Agent shall mail a transmittal form (the "Letter of Transmittal") to each holder (other than the Company and Newco) of certificates theretofore representing Common Shares advising such holder of the procedure for surrendering to the Paying Agent such Common Share certificates for payment. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall have any liability to a holder of certificates theretofore representing Common Shares for the payment of the amount to be paid pursuant to
Section 3.1(b) in respect of such Common Shares if such amount is paid to a public official pursuant to any applicable abandoned property, escheat, or similar law. Upon the surrender of a certificate or certificates in accordance with the requirements of the Letter of Transmittal, the holder shall be paid, without interest thereon, the amount of cash equal to the product of the number of Common Shares represented by such certificates and $3.00, less any amount required to be withheld under applicable federal income tax regulations ("Backup Withholding"), and such certificate(s) shall forthwith be cancelled. Until so surrendered, each such certificate shall represent solely the right to receive $3.00, less any Backup Withholding, without interest, and the Surviving Corporation shall not be required to pay the holder thereof the cash to which such holder otherwise would be entitled under Section 607.1320 of the FBCA. If payment for Common Shares is to be made in a name other than that in which the certificate or certificates for such Common Shares is registered on the stock transfer books of the Company as of the Effective Date, it will be a condition of such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Paying Agent and that person requesting such payment shall pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificates so surrendered. On the Effective Date, the Company shall make available to the Paying Agent, in accordance with the terms and conditions of a Paying Agent Agreement to be entered into by the Company and the Paying Agent, sufficient cash to permit the conversions and exchanges provided for in Section 3.1 and this Section 3.2 to be made; provided, however, that in the event the Surviving Corporation deposits cash with the Paying Agent hereunder and any portion of such cash remains in escrow with the Paying Agent and has not been delivered upon exchanges in accordance with this Section at the expiration of 90 days from the Effective Date, the cash and any interest accumulated thereon shall be returned immediately by the Paying Agent to the Surviving Corporation; and provided further, that if at any time prior to the expiration of such 90-day period any Dissenting Shareholder shall have demanded in writing from the Surviving Corporation payment of the value of his Common Shares in accordance with Section 607.1320 of the FBCA, and in the event cash remains in escrow with the Paying Agent, the cash and any interest accumulated thereon deposited in escrow with the Paying Agent in respect to such Common Shares shall be returned immediately by the Paying Agent to the Surviving Corporation upon receipt of notice from the Surviving Corporation of such demand. If any certificate or certificates representing Common Shares are thereafter surrendered to the Paying Agent in accordance with the requirements of the Letter of Transmittal, the Paying Agent shall promptly notify the Surviving Corporation which shall promptly deposit with the Paying Agent an amount equal to $3.00 multiplied by the number of Common Shares represented by such surrendered certificate or certificates, and the Paying Agent shall promptly pay to the holder thereof such amount, without interest, less any Backup Withholding. If any of the consideration due to be paid or delivered in the Merger is not paid or delivered in the Merger within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, the Surviving Corporation shall be entitled to dispose of any such consideration in accordance with applicable laws concerning abandoned property, escheat or similar laws.

         SECTION 3.2.A. Stock Options and Related Matters. As of the Effective Date of the Merger, all rights with respect to the Common Shares of the Company issuable pursuant to the exercise of stock options ("Company Options") granted by the Company under stock option plans of the Company (the "Company Stock Option Plans") or otherwise issued, and held by each participant thereunder or holder thereof, which Company Options are listed and described in Disclosure
Schedule 3.2.A. hereof and which are outstanding at the Effective Date of the Merger, whether or not such Company Options are then exercisable, shall be terminated and canceled as of the Effective Date of the Merger and shall be converted into the right of the holders thereof to receive $3.00 in cash for each Common Share of the Company subject to the Company Options held by such holder. Such holder of the Company Options so surrendered shall execute a cancellation agreement pursuant to which the rights held by such holder shall be surrendered and the Company Options held by such holder shall be canceled and shall be of no further force or effect upon the payment of the consideration stated above."

         SECTION 3.3. Taking of Necessary Action; Further Action. Newco and the Company, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and interest in all assets, property, rights, privileges, powers, and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.

         SECTION 3.4. Closing of the Company's Transfer Books. On the Effective Date, the stock transfer books of the Company shall be closed and no transfer of Common Shares shall thereafter be made. If, after the Effective Date, certificates representing Common Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash in accordance with this Article III.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco represents and warrants to the Company as follows:

         SECTION 4.1. Organization. Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and any business in which it contemplates engaging.

         SECTION 4.2. Capitalization. The authorized capital stock of Newco consists of 2,000,000 shares of common stock, par value $.01 per share ("Newco Shares"), of which, as of the date hereof, 731,670 Newco Shares are issued and outstanding. All the issued and outstanding Newco Shares are validly issued, fully paid, and nonassessable, and are not owned or held in violation of any preemptive right of shareholders, and are owned of record as follows:

Name of Shareholder                                        Number of Shares
-------------------                                        ----------------
Taylor Management Money --                                       5,000
   Purchase Plan

Taylor Management Profit                                         7,300
   Sharing Plan

Jerold Weinger,                                                 11,900
  SEP/Individual Retirement Account

Jerold & Lilli Weinger, as joint                                 6,145
  tenants with the rights
  of survivorship

Jerold Weinger, as custodian                                    21,350
  under the Uniform Gift to
  Minors Act (f/b/o Seth Weinger)

Jerold Weinger,                                                  5,500
  Individual Retirement Account

Jerold Weinger                                                  64,550

Jerold Weinger, SEP/Individual
Retirement Account                                               9,000

Jerold Weinger, as custodian                                    22,550
  under the Uniform Gift to
  Minors Act (f/b/o Allison Weinger)

Lilli Weinger,                                                  11,500
  Individual Retirement Account

Jerold Weinger,                                                 23,125
  Individual Retirement Account

Renee M. Nadel, Irrevocable Trust                              262,500
  dated December 28, 1997

Seth Weinger                                                     5,000

Lilli Weinger                                                  276,250

         There are no options, warrants or other rights, agreements, or commitments obligating Newco to issue shares of its capital stock.

         SECTION 4.3. Authority Relative to this Agreement. Newco has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Newco's Board of Directors and shareholders, and no other corporate proceedings on the part of Newco are necessary to authorize this Agreement and the transactions contemplated hereby. Newco is not subject to or obligated under any charter, by-law, or any order or decree, which would be breached or violated by its executing and carrying out this Agreement. The execution and delivery of this Agreement by Newco and the consummation of the transactions contemplated hereby will not violate any applicable law, rule, or regulation binding on Newco. This Agreement is a legal, valid, and binding obligation of Newco enforceable against Newco in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity.

         SECTION 4.4. Operations of Newco. Newco was formed on November 5, 1997, for the purpose of the Merger and has conducted no activities and incurred no liabilities other than in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated herein.

         SECTION 4.5. Proxy Statement and Schedule 13E-3. None of the information supplied by Newco for inclusion in the proxy statement or similar materials distributed to the Company's shareholders in connection with the Merger, including any amendments or supplements thereto (the "Proxy Statement") or the Rule 13E-3 Transaction Statement (the "Schedule 13E-3") will, at the respective times that the Proxy Statement and the Schedule 13E-3 or any amendments or supplements thereto are filed with the Securities and Exchange Commission (the "SEC") or, at the time the Proxy Statement is mailed to the Company's shareholders for the Shareholders' Meeting, or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.6. Brokers and Finders. Neither Newco nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Newco as follows:

         SECTION 5.1. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         SECTION 5.2. Capitalization. The authorized capital stock of the Company consists of 950,000,000 Common Shares, $.00001 par value, of which, as of the close of business on December 1, 1997, 949,365 shares were issued and outstanding. All the issued and outstanding Common Shares are validly issued, fully paid, and nonassessable and are not owned or held in violation of any preemptive right of shareholders. There are no options, warrants, or other rights, agreements or commitments obligating the Company to issue shares of its capital stock, except those set forth on Schedule 5.2 hereto.

         SECTION 5.3. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and, except for approval by its shareholders as set forth in Section 6.3, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Neither the Company nor any of its properties is subject to or obligated under any charter, by-law, or provision of any material contract or any license, franchise, or permit, or any order or decree which would be breached or violated or in respect of which a right of acceleration would be created by its executing, delivering, and carrying out this Agreement. Except as referred to herein and except for compliance with the provisions of applicable securities laws, there is no legal impediment to the Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid, binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity.

         SECTION 5.4. Proxy Statement and Schedule 13E-3. None of the information supplied by the Company for inclusion in the Proxy Statement or the
Schedule 13E-3 will, at the respective times that the Proxy Statement and the
Schedule 13E-3 or any amendments or supplements thereto are filed with the SEC or, at the time the Proxy Statement is mailed to the Company's shareholders for the Shareholders' Meeting, or at the Effective Date, contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.5. Brokers and Finder. Neither the Company nor any of its officers, directors, or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the trans-actions contemplated herein.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. Conduct of Business by the Company Pending the Merger. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Date, the Company and each of its subsidiaries will conduct its operations in the ordinary and usual course, consistent with past practice, and the Company and each of its subsidiaries will use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers, and others having business relationships with it. Without limited the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Date, neither the Company nor any of its subsidiaries will, without the prior written consent of Newco:

         (a) amend its certificate of incorporation or by-laws;

         (b) split, combine, or reclassify any outstanding shares of its capital stock or declare, set aside or pay any dividend payable in cash, stock, or property or make any other distributions with respect to shares of its capital stock;

         (c) issue, sell, pledge, dispose of, or encumber, or authorize, or propose the issuance, sale, pledge, disposition or encumbrance of (i) additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such convertible securities or (ii) any other securities in respect of or in substitution for any outstanding shares of its capital stock;

         (d) acquire or dispose of any assets, other than in the ordinary course of business;

         (e) incur any amount of indebtedness for borrowed money or enter into any other transaction other than in the ordinary course of business other than in connection with the Merger;

         (f) redeem, purchase, or acquire or offer to acquire any shares of its capital stock;

         (g) enter into any employment agreement or collective bargaining agreement or amend or extend any existing agreement of that nature or grant severance or termination pay or increases in compensation other than severance or termination pay or compensation increases which are mandated by the terms of existing agreements or are in the ordinary course of business and consistent with past practice and are not, individually or in the aggregate, material in amount;

         (h) change any of the accounting principles or practices used by it;

         (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (j) make any tax election or settle or compromise any material income tax liability;

         (k) adopt, or amend to increase any benefits payable under, any bonus, profit sharing, pension, stock option, or similar plan, trust or other arrangement for the benefit of employees, including, but not limited to, any action to vest any benefits in any such plan in any of the participants thereunder to the extent not otherwise vested pursuant to said plan as in effect on the date hereof;

         (l) make, or enter into any agreement or understanding to make, any capital expenditures during the period commencing on the date hereof and ending on April 1, 1998, which in aggregate amount shall exceed $50,000 during such period; and

         (m) engage in any transaction or take any other action which, if engaged in or taken on the date of this Agreement, would have caused or resulted in a breach of any representation or warranty of the Company set forth in
Article V hereof.

         SECTION 6.2. Access and Information. (a) The Company shall afford to Newco, its affiliates and its accountants, counsel, other representatives and prospective lenders full access during normal business hours throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments and records (including but not limited to tax returns and accountants' work papers) and, during such period, shall furnish promptly to any of them (i) a copy of each report, schedule, and other document filed or received by it pursuant to the requirements of federal or sate securities laws, and (ii) all other information concerning its business, properties and personnel as they may reasonably request.

         (b) In the event of the termination of this Agreement, Newco will, and will cause its affiliates, its accountants, counsel, and other representatives to, deliver to the Company all documents, work papers and other material and information, and all copies thereof, obtained by them as a result of Section 6.2(a) of this Agreement. Such information will be held by Newco in confidence until such time as such information is otherwise publicly available or required to be disclosed in connection with the transactions contemplated by this Agreement or otherwise pursuant to law.

         SECTION 6.3. Shareholders' Approval. The Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to obtain approval of this Agreement and the Merger by the requisite number of outstanding Common Shares of the Company. In connection therewith, the Company will convene a Shareholders' Meeting as soon as is reasonably practicable at which the Company will submit this Agreement to, and recommend approval of this Agreement and the Merger by, its shareholders. In connection with the Shareholders' Meeting, the Company shall prepare, as promptly as practicable, a Proxy Statement with respect to the Merger and shall submit the Proxy Statement to Newco for its review and comments. The Company shall file the Proxy Statement with the SEC and promptly respond to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof. The Company shall thereafter mail the Proxy Statement to its shareholders in order to solicit proxies in favor of the Merger.

         SECTION 6.4. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred by the Company or Newco in connection with this Agreement and the Merger shall be paid by the Company.

         SECTION 6.5. Additional Arrangements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to assure the performance or satisfaction of each condition to, and to consummate and make effective, the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings (including, but not limited to, the execution and filing of a Certificate of Merger, the filing and mailing of the Proxy Statement and Schedule 13E-3 and any amendments or supplements thereto and the execution of any additional instruments necessary to consummate the transactions contemplated hereby).

         SECTION 6.6. Agreement to Defend and Indemnify. [(a) For three years after the Effective Date, the Surviving Corporation shall use its good faith efforts to provide officers' and directors' liability insurance covering each present and former director and officer of the Company who is presently covered by the Company's officers' and directors' liability insurance or will be so covered at the Effective Date (the "Indemnified Parties") with respect to actions and omissions occurring prior to the Effective Date, on terms no less favorable to such officers and directors than such insurance maintained in effect by the Company on the date hereof in terms of coverage and amounts.]

         (b) For six years and one hundred and eighty days after the Effective Date, the Surviving Corporation shall indemnify and hold harmless the Indemnified Parties against any losses, claims, damages, liabilities, costs, expenses, judgments, and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative ("Indemnifiable Claim") arising out of or pertaining to any action or omission occurring prior to the Effective Date (including, without limitation, any which arise out of or relate to the Merger or other transactions contemplated by this Agreement) [to the extent not covered by the officers' and directors' liability insurance policy referred to above and] to the full extent required by the Company's By-laws as presently in effect. Any Indemnifiable Party wishing to claim indemnification under this
Section 6.6, upon learning of any such Indemnifiable Claim, shall notify the Surviving Corporation thereof and shall deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant hereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that he did not act in accordance with the standards set forth in Section 607.0830 of the FBCA or the Company's Certificate of Incorporation and By-Laws. The Indemnified Party, or the Indemnified Parties, as a group, may retain only one law firm to represent them with respect to any Indemnifiable Claim unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. This Section 6.6 shall survive the Merger, shall continue for six years and one hundred and eighty days after the Effective Date of the Merger and is intended to benefit each of the Indemnified Parties, each of whom shall be entitled to enforce this Section 6.6 against the Surviving Corporation.


         SECTION 6.7. Public Announcements. Newco and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.

         SECTION 6.8. Notification of Certain Matters. The Company shall give prompt notice to Newco and Newco shall give prompt notice to the Company of (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of the Company, or Newco, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VII

                                   CONDITIONS

         SECTION 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

         (a) This Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company in accordance with the FBCA.

         (b) No preliminary or permanent injunction or other order by any Federal of state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agrees to use its best efforts to have any such injunction lifted).

         (c) No action shall have been taken nor any statute, rule, or regulation have been enacted by the government (or any governmental body or agency) of the United States or any state thereof that makes the consummation of the Merger illegal.

         SECTION 7.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions (unless waived):

         (a) The representations and warranties of Newco contained in this Agreement shall be true in all material respects on and as of all times prior to the Effective Date with the same force and effect as though made on and as of such times, except as affected by the transactions contemplated hereby and except that any such representation and warranty made as of a specified date shall have been true on and as of such date.

         (b) Newco shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed or complied with by it hereunder on or before the Effective Date.

         (c) The Company shall have received from an investment banking firm acceptable to the Company opinions, one dated the date of the Proxy Statement and suitable for transmission therewith, and another dated the Effective Date, to the effect that the $3.00 to be paid to the public shareholders of the Company in the Merger is fair to the public shareholders of the Company from a financial point of view.

         SECTION 7.3. Conditions to Obligation of Newco to Effect the Merger. The obligation of Newco to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions (unless waived):

         (a) The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of all times prior to the Effective Date with the same force and effect as though made on and as of such times, except as affected by the transactions contemplated hereby and except that any such representation or warranty made as of a specified date shall have been true on and as of such date.

         (b) The Company shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed or complied with by it hereunder on or before the Effective Date.

         (c) There shall not have been instituted or threatened any proceedings in law or equity relating to, or seeking to prohibit or otherwise challenging the consummation of the transactions contemplated by this Agreement or seeking to obtain substantial damages with respect thereto.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENTS, AND WAIVER

         SECTION 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the shareholders of the Company:

         (a) by mutual consent of the Boards of Directors of Newco and the Company;

         (b) by the Company or Newco if the Merger shall not have been consummated prior to April 1, 1998 or such later date as may be established by the parties hereto;

         (c) upon termination of the Organization Agreement among Newco and Mme. Weinger and Nadel and the persons and entities identified in Section 4.2 hereof; or

         (d) by the Company or Newco if any court of competent jurisdiction in the Untied States or other United States governmental body shall have issued an order, decree, or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         SECTION 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its directors, officers, or shareholders, other than the provisions of this Section
8.2 and Sections 6.4, 6.6, and 8.3 and Article IX. Nothing contained in this
Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or duly authorized committees thereof, at any time before or after approval hereby by the shareholders of the Company, but, after any such approval, no amendment shall be made which reduces the price paid per Common Share or changes the medium of payment therefor or which in any materially adversely affects the rights of such shareholder without the further approval of the shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.4. Waiver. At any time prior to the Effective Date, any term, provision, or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the other party hereto may be extended) by the party which is, or the party the shareholders which are, entitled to the benefits thereof. Any agreement on the part of a party hereto to any such extension or wavier shall be valid if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Effective Date.

         SECTION 9.2. Closing. The closing of the transactions contemplated by this Agreement shall take place at the offices of Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York 10005 or such other place as the parties may agree, as promptly as practicable after the satisfaction or wavier of the conditions set forth in Article VII.

         SECTION 9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to Newco:

              c/o Bernard Haldane Associates, Inc.
              192 Lexington Avenue
              New York, New York 10016
              Attention: Jerold P. Weinger

              With copies to:

              Gusrae, Kaplan & Bruno
              120 Wall Street
              New York, New York 10005
              Attention: Robert Perez, Esq.

         (b)  If to the Company:

              Bernard Haldane Associates, Inc.
              192 Lexington Avenue
              New York, New York 10016
              Attention: Jerold P. Weinger

              With copies to:

              Schoeman, Marsh & Updike
              60 East 42nd Street
              New York, New York 10165
              Attention: Michael Schoeman, Esq.

         SECTION 9.4. Notice of Breach. Each party will promptly give written notice to the other party upon becoming aware of the occurrence, or impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties, or covenants contained or referred to in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         SECTION 9.5. Assignment. Newco may not assign any of its rights and obligations under this Agreement without the consent of the Company.

         SECTION 9.6. Interpretation. When a reference is made in this Agreement to subsidiary, the word "subsidiary" means any corporation more than 50% of the outstanding voting securities of which are directly or indirectly owned by the Company or Newco, as the case may be. When a reference is made in this Agreement to affiliate, the word "affiliate" means with respect to any person (as hereinafter defined), any Person that directly or indirectly though one or more intermediaries controls, or is controlled by, or is under common control with, such Person. For purposes of this Agreement, "Persons" means an individual, a corporation, a partnership, an association, a trust, or any other entity or organization. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine, or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa.

         SECTION 9.7. Separability. Any term or provisions of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         SECTION 9.8. Specific Performance. Each of Newco and the Company acknowledges that (i) neither will have any adequate remedy at law if the other fails to perform any of its obligations hereunder and (ii) each shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any of the obligations of the other under this Agreement if the other shall fail to perform any of its obligations hereunder.

         SECTION 9.9. Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties,or any of them, with respect to the subject matter hereof; and (b) except for the provisions set forth in Section
6.6 hereof, is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns and does not confer on any other person any obligations or rights or remedies under or by reason of this Agreement. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

         SECTION 9.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, Newco and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                             BERNARD HALDANE ACQUISITION
                                               CORPORATION




Attest: /s/ Jeffrey G. Klein                 By: /s/ Jerold P. Weinger
        -----------------------------            ----------------------------
            Jeffrey G. Klein                         Jerold P. Weinger
            Secretary                                President




                                             BERNARD HALDANE ASSOCIATES, INC.



Attest: /s/ Jeffrey G. Klein                 By: /s/ Jerold P. Weinger
        -----------------------------            ----------------------------
            Jeffrey G. Klein                         Jerold P. Weinger
            Secretary                                President



34856

                                                                        ANNEX II


                                STATE OF FLORIDA

                               ARTICLES OF MERGER

                                       OF

                     BERNARD HALDANE ACQUISITION CORPORATION

                              A FLORIDA CORPORATION

                                      INTO

                        BERNARD HALDANE ASSOCIATES, INC.

                              A FLORIDA CORPORATION



         Pursuant to Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following articles of merger:

         FIRST: The plan of merger is as follows:

         (A) On the Effective Date of the Merger, Bernard Haldane Acquisition Corporation shall be merged with and into Bernard Haldane Associates, Inc. in accordance with the applicable provisions of the laws of the State of Florida and the separate existence of Bernard Haldane Acquisition Corporation shall cease, and Bernard Haldane Associates, Inc., as the surviving corporation in the Merger shall continue its corporate existence under the laws of the State of Florida;

         (B) As of the Effective Date of the Merger and by virtue of the Merger:
(i) Each Common Share of Bernard Haldane Associates, Inc. held by Bernard Haldane Associates, Inc. as treasury shares or owned by Bernard Haldane Acquisition Corporation shall be cancelled; (ii) Each other outstanding Common Share of Bernard Haldane Associates, Inc. shall be converted into the right to receive $3.00 in cash, without interest; (iii) Each issued and outstanding share of capital stock of Bernard Haldane Acquisition Corporation shall be converted into one validly issued, fully paid, and non-assessable Common Share of Bernard Haldane Associates, Inc.; and (iv) All rights with respect to the Common Shares of Bernard Haldane Associates, Inc. issuable pursuant to the exercise of stock options ("Options") granted by Bernard Haldane Associates, Inc. under its stock option plans (the "Stock Option Plans") or otherwise issued, and held by each participant thereunder or holder thereof, and which are outstanding at the Effective Date of the Merger, whether or not such Options are then exercisable, shall be terminated and canceled as of the Effective Date of the Merger and shall be converted into the right of the holders thereof to receive $3.00 in cash, without interest for each Common Share of Bernard Haldane Associates, Inc.

         SECOND: The Effective Date of the Merger is the date on which these Articles of Merger are filed with the Secretary of State of the State of Florida.

         THIRD: The plan of merger was adopted by the shareholders of Bernard Haldane Acquisition Corporation, a Florida corporation, on the ___ day of __________ 1998, and was adopted by the shareholders of Bernard Haldane Associates, Inc., a Florida corporation, on the ___ day of __________ 1998.


         Signed this ____ day of __________________, 1998.



                                           BERNARD HALDANE ASSOCIATES, INC.
                                           (Name of Surviving Corporation)



                                           By:_______________________________
                                              Jerold P. Weinger, President



                                           BERNARD HALDANE ACQUISITION
                                             CORPORATION
                                           (Name of Merged Corporation)



                                           By:_______________________________
                                              Jerold P. Weinger, President

                                                                       Annex III


                                 August 11, 1997



Special Committee of the Board of Directors
Bernard Haldane Associates, Inc.
192 Lexington Avenue
New York, New York 10016


Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders ("Public Shareholders") of Common Stock $0.001 par value ("Company Common Stock") of Bernard Haldane Associates, Inc. (the "Company" or "Haldane"), other than Jerold P. Weinger, Renee Nadel or certain of their affiliates (the "Managing Shareholders"), of the terms of the proposed merger (the "Merger") with a newly organized corporation, Haldane Acquisition Corp. ("Newco"), which is wholly owned by the Managing Shareholders. The Merger will be effected pursuant to an agreement and a plan of merger with between Newco and Haldane (the "Merger Agreement"). For the purpose of its opinion, Laidlaw defined the price of the Company's Common Stock as the closing bid price ($2.25) on July 9, 1997. We understand that under the terms of the Merger Agreement, the Public Shareholders would be entitled to receive the sum of $3.00 ("Merger Price") for each share of Company Common Stock.

     In connection with rendering our opinion, we have considered such financial and other factors as we deemed appropriate under the circumstances including, among others, the following:

     (1)  The financial terms and conditions of the Merger Agreement;

     (2) Certain historical business information relating to Bernard Haldane Associates, Inc., including the Annual Reports on Form 10-K of the Company for the period ended May 31, 1992, 1993, 1994, 1995 and 1996, and the Quarterly Reports on Form 10-Q of the Company for the period ended August 31, 1996, November 30, 1996, and February 28, 1997;

Special Committee of the Board of Directors
Bernard Haldane Associates, Inc.
August 11, 1997
Page -2-


     (3)  Various financial forecasts and other data provided by the Company;

     (4) Public information with respect to certain other companies in lines of business we believe to be comparable in certain respects to the Company, and the trading markets for such other companies securities;

     (5) The financial terms of certain other merger agreements involving the acquisition of minority interest of other public companies.

     (6)  The stock price and trading volume history of the Company.

     We have also met with certain officers and employees of the Company to discuss the foregoing, including the past and current business operations, financial condition and prospects of the Company, as well as other matters we believe relevant to our inquiry. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

     In our review and analysis and in arriving at our opinion, we have assumed and relief upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. With respect to the financial projections of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the future financial performance of the Company, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We further relied upon the assurance of management of Haldane that they were unaware of any facts that would make such information incomplete or misleading. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of the Company.

     We have also taken into account our assessment of general economic, market and financial conditions and our general knowledge of securities valuation. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion as expressed below does not imply any conclusion as to

Special Committee of the Board of Directors
Bernard Haldane Associates, Inc.
August 11, 1997
Page -3-

the likely value of the Company following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the value of a company. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Agreement and does not constitute a recommendation to the Public Shareholders of Company's Common Stock with respect to the Merger Agreement. Our opinion also does not address the decision of the directors and executive officers of the Company to enter into an indemnification agreement or give effect to any liabilities they may have incurred thereby.

     In rendering our opinion we have assumed that the Merger will be consummated on the terms described in the agreement without any waiver of any material terms and conditions by the Company and that no restrictions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Public Shareholders. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     As you are aware, we will receive a fee from the Company for delivery of this fairness opinion, the full payment of which is contingent upon consummation of the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid to the Public Shareholders in the Merger Agreement is fair from a financial point of view.


                                           Very truly yours,

                                           LAIDLAW GLOBAL SECURITIES, INC.


                                           By: /s/ Faith Griffin
                                               --------------------------------
                                               Faith Griffin, Managing Director

                                                                        ANNEX IV


                             ORGANIZATION AGREEMENT


     AGREEMENT effective as of November 15, 1997, by and among those persons and entities identified on the signature page hereof (collectively referred to as the "Shareholders" or individually as a "Shareholder") and BERNARD HALDANE ACQUISITION CORPORATION, a Florida corporation (the "Corporation").

                              W I T N E S S E T H :

     WHEREAS, the Corporation was incorporated under the laws of the State of Florida on November 5, 1997, for the initial purpose of acquiring approximately 77% of the common shares, $.00001 par value (the "BHA Shares"), of Bernard Haldane Associates, Inc., a Florida corporation ("Associates"), and entering into a proposed Agreement and Plan of Merger between the Corporation and Associates, providing for the merger (the "Merger") of the Corporation into Associates;

     WHEREAS, the total authorized common shares of the Corporation consists of 2,000,000 shares, $.01 par value (the "Common Shares"), none of which shares has been issued;

     WHEREAS, the Shareholders have agreed to transfer certain property to the Corporation in exchange for Common Shares of the Corporation;

     WHEREAS, the Shareholders and the Corporation desire to enter into certain agreements with respect to the capitalization of the Corporation and certain other aspects of its operations;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Representations and Warranties. Each of the Shareholders represents and warrants to each of the other parties hereto that he is not a party to or bound by or subject to any agreement or fiduciary or other obligation restricting his/her activities with respect to the Merger or otherwise which will conflict with his/her obligations to the Corporation set forth herein or arising by reason of his position, if any, as a director or officer of the Corporation.

     2. Stock Purchase Agreement. Subject to the terms and conditions hereof, and based upon the representations and warranties contained herein, the Shareholders hereby subscribe for and agree to acquire from the Corporation, and the Corporation hereby agrees to issue and transfer to the Shareholders the following numbers of Common Shares for the consideration specified:

         (a) Each Shareholder shall acquire the number of Common Shares set forth below his or her name on the signature page of this Agreement. Each of the Shareholders shall, as promptly as practicable after the date hereof, deliver to the Corporation certificates representing the appropriate number of whole BHA Shares together with stock powers duly endorsed in blank. The Shareholders hereby represent and warrant to the Corporation that the value of the BHA Shares received by the Corporation as consideration for the issuance of the Common Shares received by the Shareholders pursuant to this Agreement is in excess of the par value of such Common Shares. Each of the Shareholders shall pay any and all transfer taxes in connection with their respective deliveries to the Corporation of BHA Shares hereunder.

         (b) Upon receipt of the consideration therefor, the Corporation shall forthwith deliver to the Shareholders certificates representing the Common Shares acquired by them hereunder, registered in their respective names.

     3. Organizational Expenses. The Corporation shall reimburse the Shareholders for all of their reasonable out-of-pocket expenses in connection with the organization of the Corporation.

     4. Investment Representation. Each of the Shareholders represents that the Common Shares to be acquired by him pursuant to this Agreement are to be acquired for his own account for investment and not with a view to the resale or other distribution thereof and that such shares will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of without registration thereof under the Securities Act of 1933, as amended (the "Act") in the absence of an opinion of counsel for the Corporation to the effect that such registration is not required.

     5. Legends. Each stock certificate representing the Common Shares shall contain upon its face or upon the reverse side thereof legends to the following effects:

          (i) "THIS STOCK CERTIFICATE REPRESENTS SHARES WHICH ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN ORGANIZATION AGREEMENT (A COPY
               OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION), AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR
               OTHER DISPOSITION OF SUCH SHARES OR ANY INTEREST THEREIN SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID AGREEMENT."

                                    -- and --

          (ii) "THESE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

     6. Termination. This Agreement shall terminate, and the 731,670 BHA Shares owned by the Corporation, which were previously owned by the Shareholders, shall be returned to the respective Shareholders from whom they were received, and the 731,670 Common Shares of the Corporation owned by the Shareholders shall be returned to the Corporation, if the Merger has not been consummated by April 1, 1998 (which date may be extended by mutual agreement of the Shareholders).

     7. Notices. Each notice under this Agreement to the Corporation shall be given to it at its principal office in New York, New York. Each notice to a Shareholder shall be given to him at his address as set forth in the stock transfer records of the Corporation. Notice shall be deemed to have been given or delivered upon receipt thereof.

     8. Miscellaneous.

        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof or the actual domiciles of the parties hereto.

        (b) The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

        (c) This Agreement sets forth the entire understanding of the parties hereto and no modification or amendment to this Agreement shall be binding on the parties unless in writing and signed by the parties.

        (d) This Agreement may be executed in any number of counterparts and all of such counterparts shall for all purposes constitute one agreement, binding on the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Organization Agreement as of the date first above written.


                                       BERNARD HALDANE ACQUISITION CORPORATION


                                       By: /s/ Jerold Weinger
                                           ------------------------------------
                                           Jerold Weinger, President


                                       SHAREHOLDERS:


                                       Taylor Management Money --
                                         Purchase Plan


                                       By:
                                           ------------------------------------
                                           Jerold Weinger, an Authorized Person
                                           (5,000 Shares)


                                       Taylor Management Profit Sharing Plan


                                       By:
                                           ------------------------------------
                                           Jerold Weinger, an Authorized Person
                                           (7,300 Shares)


                                       Jerold Weinger, SEP/IRA
                                         (Oppenheimer & Co., Inc.)


                                       By:
                                           ------------------------------------
                                           Jerold Weinger, an Authorized Person
                                           (11,900 Shares)

                                       Jerold & Lilli Weinger, joint tenants
                                         with Rights of Survivorship


                                       ----------------------------------------
                                       Jerold Weinger


                                       ----------------------------------------
                                       Lilli Weinger
                                       (6,145 Shares)


                                       Jerold Weinger, as custodian for
                                         Seth Weinger under the Uniform Gift
                                         to Minors Act (NY)


                                       By:
                                           ------------------------------------
                                           Jerold Weinger,
                                           Custodian (21,350 Shares)


                                       Jerold Weinger, IRA
                                         (Bear Sterns)


                                       By:
                                           ------------------------------------
                                           Jerold Weinger, an Authorized Person
                                           (5,500 Shares)


                                       ----------------------------------------
                                       Jerold Weinger
                                       (64,550 Shares)


                                       Jerold Weinger, SEP/IRA
                                         (Bear Sterns)


                                       By:
                                           ------------------------------------
                                           Jerold Weinger, an Authorized Person
                                           (9,000 Shares)

                                       Jerold Weinger, as custodian for
                                         Allison Weinger under the Uniform Gift
                                         to Minors Act (NY)


                                       By:
                                           ------------------------------------
                                           Jerold Weinger,
                                           Custodian (22,500 Shares)


                                       Lilli Weinger, IRA


                                       By:
                                           ------------------------------------
                                           Lilli Weinger, an Authorized Person
                                           (11,500 Shares)


                                       Jerold Weinger, IRA
                                         (Merrill Lynch)


                                       By:
                                           ------------------------------------
                                           Jerold Weinger, an Authorized Person
                                           (23,125 Shares)


                                       Rene M. Nadel, Irrevocable Trust
                                         dated December 28, 1997


                                       By:
                                           ------------------------------------
                                           Evan Nadel, Trustee (262,500 Shares)


                                       ----------------------------------------
                                       Seth Weinger (5,000 Shares)


                                       ----------------------------------------
                                       Lilli Weinger (267,500 Shares)

                                                                         ANNEX V



         607.1301 DISSENTER'S RIGHTS; DEFINITIONS. -- The following definitions apply to ss. 607.1302 and 607.1320:

         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

         607.1302 RIGHT OF SHAREHOLDERS TO DISSENT. -- (1) Any shareholder has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

         1. If the shareholder is entitled to vote on the merger, or

         2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

         (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

         (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

         (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

         (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

         1. Altering or abolishing any preemptive rights attached to any of his shares;

         2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

         3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

         4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

         5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

         6. Reducing the stated dividend preference of any of his preferred shares; or

         7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

         (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

         (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

         (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

         (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.-- (1)(a) If a proposed corporate action creating dissenters' rights under s. 607.1320 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

         1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

         2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

         (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

         (a) Such demand is withdrawn as provided in this section;

         (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

         (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

         (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

         (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

         (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the country in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                                      INDEX

                        CONSOLIDATED FINANCIAL STATEMENTS





                                                                     PAGE
                                                                     ----

Independent Auditors' Report                                          F-2

Consolidated Balance Sheets
    as of May 31, 1997 and 1996 and the six
    months ended November 30, 1997 (unaudited)                    F-3  -  F-4

Consolidated Statements of Income for the
    Years Ended May 31, 1997, 1996 and 1995
    and the six months ended November 30, 1997
    and 1996 (unaudited)                                          F-5  -  F-6

Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended May 31, 1997, 1996 and 1995 and
    the six months ended November 30, 1997 (unaudited)                F-7

Consolidated Statements of Cash Flows for the
    Years Ended May 31, 1997, 1996 and 1995 and the
    six months ended November 30, 1997 and 1996 (unaudited)       F-8  -  F-9

Notes to Consolidated Financial Statements                       F-10  -  F-26

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Bernard Haldane Associates, Inc.


We have audited the accompanying consolidated balance sheets of Bernard Haldane Associates, Inc. and Subsidiaries as of May 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended May 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bernard Haldane Associates, Inc. and Subsidiaries as of May 31, 1997 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1996, in conformity with generally accepted accounting principles.




                                              CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
August 7, 1997, except for
 Note 6 (e), which is dated
 September 11, 1997

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS


                                                                              NOVEMBER 30,                   MAY 31,
                                                                                  1997                 1997           1996
                                                                              ------------         -----------      -----------
                                                                               (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                                  $  2,033,595         $  1,698,099    $  1,559,116
   Short-term investments                                                           56,626               55,426          53,146
   Accounts receivable - net of allowance for doubtful accounts of $360,000, $290,000 and $170,000 as of November 30, 1997,
     May 31, 1997 and 1996, respectively, (includes receivables
     from related parties of $80,147, $86,413 and $105,325)                        333,379              419,470         329,146
   Notes receivable - net (Note 4)                                                 174,180              149,080          48,478
   Due from related parties (Note 13)                                                5,235               11,001          28,039
   Prepaid expenses and miscellaneous receivables                                   92,743               60,158           9,734
   Deferred taxes (Note 9)                                                         174,000              145,000          83,000
   Net assets of discontinued operations (Note 14)                                    -                    -             36,635
                                                                              ------------         ------------    ------------

              Total current assets                                               2,869,758            2,538,234       2,147,294
                                                                              ------------         ------------    ------------

OTHER ASSETS:
   Licenses - net of accumulated amortization of $1,756,688,
     $1,657,917 and $1,460,376 as of November 30, 1997, May 31,
     1997 and 1996, respectively (Note 5)                                          765,840              864,611       1,062,152
   Equipment, fixtures and leasehold improvements -
     net of accumulated depreciation of $36,998, $28,871 and
     $19,549 as of November 30, 1997, May 31, 1997 and 1996,
     respectively                                                                   52,311               50,831          20,031
   Security deposits and other                                                      83,101               79,103          60,460
   Notes receivable - net (includes receivables from related
     parties of $18,061, $27,647 and $31,152) (Notes 4 and 13)                     428,540              451,309         134,893
                                                                              ------------         ------------    ------------

              Total other assets                                                 1,329,792            1,445,854       1,277,536
                                                                              ------------         ------------    ------------

TOTAL ASSETS                                                                  $  4,199,550         $  3,984,088    $  3,424,830
                                                                              ============         ============    ============



                 The accompanying notes are an integral part of
                     these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                          NOVEMBER 30,                   MAY 31,
                                                                              1997                 1997           1996
                                                                          ------------        -------------    ------------
                                                                           (Unaudited)

CURRENT LIABILITIES:
   Cash overdraft                                                         $       -            $       -       $     18,044
   Current maturities of long-term debt (Note 5)                               249,943              235,240         245,956
   Accounts payable                                                            104,118              207,316          56,968
   Accrued expenses and other current liabilities                               64,200                8,147          12,778
   Income taxes payable                                                        151,633              141,510          61,905
                                                                          ------------         ------------    ------------

              Total current liabilities                                        569,894              592,213         395,651
                                                                          ------------         ------------    ------------

OTHER LIABILITIES:
   Long-term debt (Note 5)                                                     468,266              498,839         541,080
   Deferred rent payable                                                        13,679               13,679          14,719
                                                                          ------------         ------------    ------------

                                                                               481,945              512,518         555,799
                                                                          ------------         ------------    ------------

              Total liabilities                                              1,051,839            1,104,731         951,450
                                                                          ------------         ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Note 7):
   Common stock ($.00001 par value; 950,000,000 shares
     authorized, 1,148,865 shares issued and
     outstanding)                                                                   12                   12              12
   Additional paid-in capital                                                2,761,727            2,761,727       2,761,727
   Retained earnings                                                           892,410              624,056         162,964
                                                                          ------------         ------------    ------------
                                                                             3,654,149            3,385,795       2,924,703
   Less: Treasury stock (199,500, 199,500 and 179,500 shares at cost)
     (Note 8)                                                                  506,438              506,438         451,323
                                                                          ------------         ------------    ------------

              Total stockholders' equity                                     3,147,711            2,879,357       2,473,380
                                                                          ------------         ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $  4,199,550         $  3,984,088    $  3,424,830
                                                                          ============         ============    ============



                 The accompanying notes are an integral part of
                     these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME


                                                              FOR THE SIX
                                                              MONTHS ENDED
                                                              NOVEMBER 30,                          YEARS ENDED MAY 31,
                                                     -----------------------------    ---------------------------------
                                                          1997           1996              1997           1996            1995
                                                     -------------   -------------    -------------   -------------  -------------
                                                       (Unaudited)   (Unaudited)                                       (Restated)
REVENUES:
   Royalty income (includes royalty income
     from related parties of $140,686, $149,852,
     $301,394, $243,760 and $165,129,
     respectively)                                   $  1,336,446    $  1,197,333     $   2,480,866   $   2,244,818  $   1,747,988
   Consulting income                                       15,059            -                 -               -              -
   Interest, dividends and other income                    85,269          50,492           107,232          99,621         49,785
   Sub-license income (includes sub-license
     income from related parties of $-0-,
     $22,999, $41,588, $-0- and $61,754,
     respectively)                                         80,154          89,712           159,697            -           104,214
   Gain on sale of investment (Note 2)                       -               -                 -               -            35,400
                                                     ------------    ------------     -------------   -------------  -------------

         Total revenues                                 1,516,928       1,337,537         2,747,795       2,344,439      1,937,387
                                                     ------------    ------------     -------------   -------------  -------------

EXPENSES:
   Payroll and related costs                              324,810         188,010           453,573         362,554        337,207
   Other general and administrative                       553,877         499,856         1,204,780         784,717        541,426
   Amortization                                            98,771          98,771           197,541         197,541        197,541
   Advertising                                             55,418           7,271            78,544          73,538         46,805
   Interest                                                28,898          30,519            61,039          68,558         75,602
   Lawsuit judgment (Note 11)                                -               -                 -             15,763         10,000
                                                     ------------    ------------     -------------   -------------  -------------

         Total expenses                                 1,061,774         824,427         1,995,477       1,502,671      1,208,581
                                                     ------------    ------------     -------------   -------------  -------------

INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES (CREDITS)                          455,154         513,110           752,318         841,768        728,806

INCOME TAXES (CREDITS) (Note 9)                           168,800         205,000           311,168         328,324         (2,000)
                                                     ------------    ------------     -------------   -------------  -------------

INCOME FROM CONTINUING OPERATIONS                         268,354         308,110           441,150         513,444        730,806

DISCONTINUED OPERATIONS (Note 14):
   Income (loss) from operations of travel agency
     disposed of (net of income taxes of $-0-,
     $12,000, $10,000, $8,000 and $-0-,
     respectively)                                           -             17,963            19,942          19,996        (31,701)
                                                     ------------    ------------     -------------   -------------  -------------


NET INCOME                                           $    268,354    $    326,073     $     461,092   $     533,440  $     699,105
                                                     ============    ============     =============   =============  -------------


                 The accompanying notes are an integral part of
                     these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (CONTINUED)


                                                                FOR THE SIX
                                                               MONTHS ENDED
                                                               NOVEMBER 30,                          YEARS ENDED MAY 31,
                                                      -----------------------------    -------------------------------------------
                                                           1997           1996              1997           1996            1995
                                                      -------------   -------------    -------------   -------------   -----------
                                                        (Unaudited)   (Unaudited)                                       (Restated)
NET EARNINGS PER COMMON AND
   COMMON EQUIVALENT SHARE:
     Continuing operations (Note 15)                       $ .26          $   .30          $  .43         $  .43         $   .64
     Discontinued operations                                 -                .02             .02            .01            (.03)
                                                           -----          -------          ------         ------         -------
                                                           $ .26          $   .32          $  .45         $  .44         $   .61
                                                           =====          =======          ======         ======         =======

WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES (Note 15)                      1,044,492      1,014,035        1,029,373      1,227,894      1,161,347
                                                           =========      =========        =========      =========      =========


DIVIDENDS                                                   NONE             NONE            NONE           NONE            NONE




                 The accompanying notes are an integral part of
                     these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED MAY 31, 1997, 1996 AND 1995
             AND THE SIX MONTHS ENDED NOVEMBER 30, 1997 (UNAUDITED)


                                              COMMON STOCK,
                                              $.00001 PAR
                                            VALUE, AUTHORIZED
                                           950,000,000 SHARES      ADDITIONAL     RETAINED        TREASURY STOCK
                                          --------------------      PAID-IN       EARNINGS       ----------------
                                            SHARES      AMOUNT      CAPITAL       (DEFICIT)      SHARES     AMOUNT         TOTAL
                                          ---------     ------    -----------    -----------     -------   --------     -----------

BALANCE - MAY 31, 1994                      979,865     $ 10      $ 2,560,229    $(1,069,581)        -     $     -      $ 1,490,658

Exercise of stock options (Note 7)           94,000        1          201,499           -            -           -          201,500

Issuance of shares on acquisition of
   minority interest of subsidiary
   (Note 2)                                  75,000        1               (1)          -            -           -             -

Net income for the year ended
   May 31, 1995                                -          -              -           699,105         -           -          699,105
                                         ----------     ----      -----------    -----------    ---------  ----------   -----------

BALANCE - MAY 31, 1995                    1,148,865       12        2,761,727       (370,476)        -           -        2,391,263

Repurchase of common stock (Note 8)            -          -              -              -         179,500    (451,323)     (451,323)

Net income for the year ended
   May 31, 1996                                -          -              -           533,440         -           -          533,440
                                         ----------     ----      -----------    -----------    ---------  ----------   -----------

BALANCE - MAY 31, 1996                    1,148,865       12        2,761,727        162,964      179,500    (451,323)    2,473,380

Repurchase of common stock (Note 8)            -         -               -              -          20,000     (55,115)      (55,115)

Net income for the year ended
   May 31, 1997                                -         -               -           461,092         -           -          461,092
                                         ----------     ----      -----------    -----------    ---------  ----------   -----------


BALANCE - MAY 31, 1997                    1,148,865       12        2,761,727        624,056      199,500    (506,438)    2,879,357

Net income for the six months ended
   November 30, 1997 (unaudited)               -         -               -           268,354         -           -          268,354
                                         ----------     ----      -----------    -----------    ---------  ----------   -----------

BALANCE - November 30, 1997               1,148,865     $ 12      $ 2,761,727    $   892,410      199,500  $ (506,438)  $ 3,147,711
                                         ==========     ====      ===========    ===========    =========  ==========   ===========




                 The accompanying notes are an integral part of
                    these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE SIX
                                                              MONTHS ENDED
                                                              NOVEMBER 30,                    YEARS ENDED MAY 31,
                                                        -------------------------   -------------------------------------
                                                           1997          1996         1997          1996         1995
                                                        ----------    -----------   ---------    ---------    -----------
                                                       (Unaudited)   (Unaudited)                               (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                             $ 268,354    $ 326,073    $ 461,092    $ 533,440    $ 699,105
   (Income) loss from discontinued operations                  --        (17,963)     (19,942)     (19,996)      31,701
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Expenses (income) not requiring the use of cash:
         Provision for losses on accounts
           and notes receivable                              70,000       80,000      189,173       97,469       34,866
         Depreciation                                         8,127        1,574        9,322        1,430        3,623
         Amortization of licenses                            98,771       98,771      197,541      197,541      197,541
         Gain on sale of investment                            --           --           --           --        (35,400)
         Interest expense - imputed                          20,880       22,521       45,043       52,048       60,935
         Interest income - imputed                          (19,794)      (1,350)     (13,167)      (6,403)      (6,994)
         Deferred income taxes                              (29,000)     (24,000)     (62,000)      89,000      (75,000)
       Changes in assets and liabilities:
         Accounts receivable                                 16,091      (77,203)    (210,324)    (141,548)    (115,359)
         Prepaid expenses                                   (32,585)      (5,646)     (50,424)      18,988      (28,628)
         Cash overdraft                                        --        (18,044)     (18,044)      18,044         --
         Accounts payable and other current liabilities     (47,145)      89,800      225,322      (82,009)      61,986
         Deferred rent payable                                 --           --         (1,040)      10,319       (1,350)
         Net assets of discontinued operations                 --         (2,231)      (1,580)     (21,814)      58,871
         Income taxes payable                                10,123       38,500         --           --           --
                                                          ---------    ---------    ---------    ---------    ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                   363,822      510,802      750,972      746,509      885,897
                                                          ---------    ---------    ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of short-term investments                       (1,200)      (1,140)     (55,426)    (302,138)    (625,876)
   Redemption of short-term investments                        --           --         53,146      699,868      175,000
   (Increase) decrease in due from related parties            5,766      (32,752)      17,038      231,961     (260,000)
   Acquisition of fixed assets                               (9,607)      (5,801)     (40,122)     (21,461)        --
   Proceeds from sale of investment                            --           --           --           --          5,000
   Additions to notes receivable                            (79,903)    (533,507)    (690,492)     (20,000)    (181,213)
   Payments of notes receivable                              97,366      111,051      217,468       63,249       64,650
   Security deposits                                         (3,998)        --        (18,643)       1,900      (55,586)
   Net assets of discontinued operations                       --          2,200        2,200         (500)        --
                                                          ---------    ---------    ---------    ---------    ---------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           8,424     (459,949)    (514,831)     652,879     (878,025)
                                                          ---------    ---------    ---------    ---------    ---------



                 The accompanying notes are an integral part of
                    these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)




                                                                  FOR THE SIX
                                                                  MONTHS ENDED
                                                                  NOVEMBER 30,                    YEARS ENDED MAY 31,
                                                         --------------------------    -----------------------------------------
                                                            1997           1996            1997           1996           1995
                                                         -----------    -----------    -----------    -----------    -----------
                                                         (Unaudited)   (Unaudited)                                    (Restated)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on debt                            $   (36,750)   $   (49,000)   $   (98,000)   $  (168,000)   $  (168,000)
   Exercise of employee stock options                           --             --             --             --          201,500
   Repurchase of common stock                                   --          (55,115)       (55,115)      (451,323)          --
                                                         -----------    -----------    -----------    -----------    -----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          (36,750)      (104,115)      (153,115)      (619,323)        33,500
                                                         -----------    -----------    -----------    -----------    -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                      335,496        (53,262)        83,026        780,065         41,372

CASH AND CASH EQUIVALENTS - beginning                      1,698,099      1,615,073      1,615,073        835,008        793,636
                                                         -----------    -----------    -----------    -----------    -----------

CASH AND CASH EQUIVALENTS - ending
   (includes cash of discontinued operations
   of $-0-, $-0-, $-0-, $55,957 and
   $78,271, respectively)                                $ 2,033,595    $ 1,561,811    $ 1,698,099    $ 1,615,073    $   835,008
                                                         ===========    ===========    ===========    ===========    ===========


SCHEDULE OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES:
     Receipt of notes receivable on sale of investment   $      --      $      --      $      --      $      --      $    30,000
                                                         ===========    ===========    ===========    ===========    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the period for:
     Interest                                            $    28,898    $    30,519    $    61,039    $    68,558    $    75,602
     Income taxes                                            205,800        210,500        316,313        238,876         15,542




                 The accompanying notes are an integral part of
                    these consolidated financial statements

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995






NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Bernard Haldane Associates, Inc. ("Haldane") through its wholly-owned subsidiary, DRB Ltd. ("DRB") owns the worldwide licensing rights to the Bernard Haldane name and system of career consulting. Haldane is the franchiser of 71 career consulting offices operating in the United States, Canada and the United Kingdom. A new wholly-owned subsidiary, First Career Corp. ("FCC") is developing a specifically designed career consulting program for graduating college students. On May 31, 1996, another subsidiary, Quantum Tours International, Inc. ("QT") discontinued its full service travel agency. All other subsidiaries are inactive.

After giving effect to the restatement for discontinued operations, Haldane's operations consist of only one business segment, career consulting and advisory services.

Principles of Consolidation

The consolidated financial statements include the accounts of Haldane and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Companies maintain their cash balances with various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate approximately $1,615,000 and $1,363,000 at May 31, 1997 and 1996, respectively.

The Companies' short-term investments include certificates of deposit of financial institutions with high credit ratings, which mature within one year. This investment policy limits the Companies' exposure to concentrations of credit risk.

DRB sells franchises to individuals and corporations for both cash and notes. In the event of default in payment of the notes or royalties, DRB can repossess the office. DRB has historically experienced losses and has provided allowances against its notes and royalty receivables.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equipment, Fixtures and Leasehold Improvements

Equipment and fixtures are being depreciated on an accelerated basis over lives of five to seven years. Leasehold improvements are being amortized over the lives of the leases.

Deferred Rent Payable

Deferred rent payable represents the excess of recognized rent expense over scheduled lease payments which will be credited to future operations.

Revenue Recognition

DRB through its sale of franchise offices recognizes revenues (sub-license) at the time the contract is completed and when no further services are required. DRB also recognizes royalty revenue based on a percentage (5% to 6%) of gross collections of counseling fees by the franchisee or the minimum royalty fee, whichever is greater. Allowances for doubtful accounts have been provided for potential losses.

QT recognized revenue when the tour commenced. Revenue received prior to the commencement of the tour was deferred and recorded as unearned revenue.

Intangible Assets

The Bernard Haldane licenses acquired (approximately $1,200,000) are being amortized over a ten year period using the straight-line method. The cost of acquisitions in excess of fair value of assets acquired which has been allocated to licenses (approximately $1,250,000) is being amortized over the greater of a twenty year period (the general term of the sub-license) or 5% of royalty income and 50% of sub-licensing income for that particular year.

Advertising Costs

All costs associated with advertising and promotion are expensed in the year incurred.

Foreign Exchange

DRB converts its foreign currency transactions at budgeted rates which historically approximate the actual exchange rates for balance sheet and statement of income items. The amount of foreign currency exchange gains and losses are insignificant to the consolidated financial statements.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Earnings Per Common and Common Equivalent Share

For the years ended May 31, 1997, 1996 and 1995, net earnings per common and common equivalent share are based on the weighted average number of common shares and common equivalent shares arising from dilutive stock options using the modified treasury stock method. Fully diluted earnings per common and common equivalent shares were the same as for the primary calculation.

Realizability of a Deferred Tax Asset

The Companies have recorded a deferred tax asset of $145,000 as of May 31, 1997. Realization is dependent on generating sufficient taxable income. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if future taxable income is not sufficient.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Unaudited Interim Financial Statements

The consolidated financial statements as of November 30, 1997 and for the six months ended November 30, 1997 and 1996 are unaudited but have been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995

NOTE 2 - ACQUISITIONS/DISPOSITIONS

In 1989, Haldane acquired 80% of the outstanding shares of Career Services Management Corp. ("CSM") for $800. CSM acquired 100% of DRB for $1,250,000 consisting of $1,000,000 in cash and a note payable of $250,000 which currently is $200,000 (Note 5). On February 2, 1995, Haldane acquired the remaining 20% of the outstanding shares of CSM for 75,000 shares of its own common stock. CSM is currently inactive.

In April 1995, Haldane sold approximately 96% of its 80% investment in Andover Equities Corp. ("Andover"). The sale consisted of cash and notes (see
Note 4) and resulted in a $35,400 gain which is included in operations for the year ended May 31, 1995. Haldane's investment in Andover which represents approximately a 3% ownership is carried at cost and is insignificant.

The acquisitions were accounted for using the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values.


NOTE 3 - NEW ACCOUNTING STANDARDS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The adoption of SFAS No. 121 had no effect on the Companies' consolidated financial statements since the Companies annually review the carrying value and the amortization of its intangible assets.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." The Companies have adopted the disclosure-only provisions of SFAS No. 123 but apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for granting of stock options.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995




NOTE 3 - NEW ACCOUNTING STANDARDS (CONTINUED)

If the Companies had elected to recognize compensation expense for stock options granted based on the method presented by SFAS No. 123, net income and earnings per share would have been changed to the pro forma amounts indicated below:

                                                   Year Ending May 31,
                                                    1997         1996
                                                  -------      --------

     Net income - as reported                     $461,092     $533,440
     Net income - pro forma                       $416,092     $497,440
     Earnings per share - as reported                 $.45         $.44
     Earnings per share - pro forma                   $.41         $.41

The fair value of the stock options used to compute proforma net income and earnings per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing method with the following weighted average assumptions for 1997 and 1996: expected volatility of 11.9% and 3.8%; a risk-free interest rate of 6.7% and 6.8% and an expected holding period of 10 and 7 years, respectively.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings Per Share" which is effective for periods ending after December 15, 1997. The Companies will implement this new standard for the third quarter ending February 28, 1998 and for the year ending May 31, 1998. After December 15, 1997, prior period earnings per share, which are presented, will be restated to conform to this new pronouncement.

In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income" and No. 131 (SFAS No. 131), "Disclosures About Segments of an Enterprise and Related Information" which are both effective for periods beginning after December 15, 1997. The Companies anticipate implementing SFAS No. 130 for the year ended May 31, 1998 and reclassifying financial statements for earlier periods. Management believes that SFAS No. 131 will not be implemented since there is only one reportable business segment.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995



NOTE 4 - NOTES RECEIVABLE

Notes receivable at May 31, consist of the following:

                                                                               1997         1996
                                                                             --------     --------
Various non-interest bearing notes receivable in connection
  with the sale of sub-licenses                                              $177,300     $100,500
LaSalle Consulting - receivable in equal monthly installments
  of $2,097 through April 2002, with interest at 24% per annum                 72,909       79,640
Note receivable - employee/stockholder in 36 equal monthly
  installments of $589 through October 1998, including
  interest at 6% per annum                                                      9,444       16,111
Notes receivable in connection with the sale of Andover stock
  (Note 2), originally due April 1997, extended to October 1997,
  with interest at 10% per annum                                               30,000       30,000
Note receivable - sub-licensee in equal monthly installments of
  $1,000 through December 1997, $2,000 from January 1998 through December
  1998 and $3,000 from January 1999 through December 2002 with a final payment of approximately $1,800 in January 2003 including
  interest at 7% per annum                                                    176,795        --
Note receivable in equal monthly installments of $5,000 through
  2001 with interest at 7% per annum                                          215,000        --
Note receivable in equal monthly installments of $200 through
  March 1998 with the balance due April 1999, with interest at
  8% per annum; secured by stock in an affiliated company                      34,130        --
                                                                             --------     --------
                                                                              715,578      226,251
Less:  Unamortized discounted interest imputed at 7% to 8.5%
             on the above non-interest bearing notes                           50,189        7,880
                                                                             --------     --------
                                                                              665,389      218,371
Less:  Allowance for credit losses on the above non-interest
             bearing notes (see below)                                         65,000       35,000
                                                                             --------     --------
                                                                              600,389      183,371
Less:  Current portion                                                        149,080       48,478
                                                                             --------     --------
                                                                             $451,309     $134,893
                                                                             ========     ========

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995




NOTE 4 - NOTES RECEIVABLE (CONTINUED)

The amounts due over the next five years, net of imputed interest of $50,189 and allowance for credit losses of $65,000, are as follows:

           Year Ending May 31,
           -------------------

                   1998                          $149,080
                   1999                           140,270
                   2000                            96,534
                   2001                            97,766
                   2002                            89,690
                   Subsequent                      27,049
                                                 --------
                                                 $600,389
                                                 ========

The Companies adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS No. 114) and Statement of Financial Accounting Standards No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (SFAS No. 118) which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or at market price or the fair value of the collateral if the loan is collateral dependent. Notes receivable at May 31, consist of the following:

                                                         1997       1996
                                                       --------   --------

            Notes receivable - impaired                $406,492   $122,620
            Less: Allowance for credit losses            65,000     35,000
                                                       --------   --------
                                                        341,492     87,620
            Notes receivable - not impaired
               and no allowance for credit losses       258,897     95,751
                                                       --------   --------
                                                       $600,389   $183,371
                                                       ========   ========

The Companies recognize interest income on impaired loans on actual cash received with interest imputed at 8 1/2%. The allowance for credit losses have been increased by $30,000 during the year ended May 31, 1997.

The average recorded investment in impaired loans and the interest income recognized during the years ended May 31, 1997 and 1996 were approximately $265,000 and $24,000 and $131,000 and $10,000, respectively.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995


NOTE 5 - LONG-TERM DEBT

Long-term debt at May 31, consists of the following:

                                                                     1997       1996
                                                                   --------  ----------
   B&E Partnership - payable in monthly installments of
     $7,000 through June 2006.  Secured by a license
     agreement.  This note is non-interest bearing.                $756,000  $  854,000
   Dan R. Bruce - principal amount of $200,000 due February
     1998 with interest due in monthly payments of $1,333.
     The note is secured by a license agreement and currently
     bears interest at an annual rate of 8%.                        200,000     200,000
                                                                   --------  ----------
            Total debt obligations                                  956,000   1,054,000
     Less:  Unamortized discounted interest imputed at 8%
               on the above non-interest bearing loan.              221,921     266,964
                                                                   --------  ----------
            Total present value of debt                             734,079     787,036
     Less:  Current portion                                         235,240     245,956
                                                                   --------  ----------
                                                                   $498,839  $  541,080
                                                                   ========  ==========

The non-current portion of long-term debt as of May 31, 1997 is payable as follows:

              Year Ending May 31,
              -------------------

                    1999                        $ 45,746
                    2000                          49,543
                    2001                          53,655
                    2002                          58,108
                    2003                          62,931
                    Subsequent                   228,856
                                                --------
                                                $498,839
                                                ========

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995




NOTE 6 - COMMITMENTS AND CONTINGENCIES

(a)  Leases

     Haldane leases its executive office in New York City for a term of ten years expiring in September 2005 and sublets approximately 70% to related entities. FCC leases office space in Syracuse, New York for a term of one year expiring in March 1998.

     The following is a schedule by years of future minimum rental payments and sublease income under these leases (rounded to thousands):

                                           Minimum
                                            Rental         Sublease
             Year Ending May 31,           Payments         Income
             -------------------           --------         ------

                   1998                  $  142,000        $ 83,000
                   1999                     119,000          83,000
                   2000                     119,000          83,000
                   2001                     128,000          90,000
                   2002                     133,000          93,000
                   Subsequent               443,000         311,000
                                         ----------        --------
                                         $1,084,000        $743,000
                                         ==========        ========

     Rent expense, net of rental income of approximately $96,000, $30,000 and $-0-, charged to operations for the years ended May 31, 1997, 1996 and 1995 amounted to approximately $48,000, $31,000, and $19,000, respectively.

(b)  Licensing

     In those states where the granting of a license for the right to operate a Haldane office may constitute a franchise arrangement, DRB intends to register as a franchisor. DRB may also be subject to regulatory sanctions in these states for failing to register as a franchisor prior to the granting of a franchise license. DRB intends to enter into franchise agreements with current licensees, and if necessary under the state statutes, DRB will offer current licensees the right of recision. Management is of the opinion that the potential liability for violation of any state or federal statute relating to the sale of a franchise and in the aggregate is not material to the consolidated financial statements. The Companies to date have incurred approximately $58,000 of legal costs in connection with this matter. The Companies expect to incur no additional costs of any significance relating to this matter.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995



NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

(c)  Consulting Agreements

     On August 1, 1995, Haldane entered into a consulting agreement with a company whose president was Haldane's former president, for a period of five years. Compensation under the agreement is as follows: $62,000 the first year, $69,000 the second year, $74,000 the third year, $83,000 the fourth year and $90,000 the fifth year. In addition, Haldane agreed to provide to the consultant a leased automobile and reimburse all approved expenses. For the years ended May 31, 1997 and 1996, Haldane recorded compensation expense of $67,832 and $51,667, respectively.

(d)  Tax Contingencies

     The Internal Revenue Service and the City of New York have commenced audits of Haldane's consolidated federal and New York City tax returns for the years ended May 31, 1995 and 1996. Management believes that the outcome of such audits would have no material effect on the Company's consolidated financial statements.

(e)  Going Private

     Haldane has hired a financial advisory company and attorneys to evaluate the possibility of going private in the future. The Companies have incurred $30,000 of costs which have been charged to operations for the year ended May 31, 1997.

     Haldane's president and former president have offered to purchase the shares of common stock owned by the public investors at $3 per share, which is the valuation made by the financial advisory company in its fairness opinion. The estimated number of shares to be purchased is less than 300,000 shares or $900,000.

NOTE 7 - COMMON STOCK OPTIONS AND WARRANTS

Stock Options

The stock option transactions for the three fiscal years ended May 31, are summarized as follows:

                                                               1997        1996       1995
                                                             --------    --------   --------

Outstanding - beginning of year (exercisable at a price of
   $.25 to $3.50 per share)                                   386,000     326,000    355,000
Granted at $2.50 per share                                     60,000      60,000     65,000
Terminated                                                   (161,000)       --         --
Exercised at prices ranging from $.25 to $2.25 per share         --          --      (94,000)
                                                             --------    --------   --------

Outstanding - end of year (exercisable at a price range of
   $.25 to $2.50 per share)                                   285,000     386,000    326,000
                                                             ========    ========   ========

Exercisable - end of year                                     285,000     386,000    326,000
                                                             ========    ========   ========

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995



NOTE 7 - COMMON STOCK OPTIONS AND WARRANTS (CONTINUED)

Stock Options (Continued)

During the years ended May 31, 1997, 1996 and 1995, options to acquire
60,000, 60,000 and 65,000 shares, respectively, were granted to directors and employees of the Companies at market value. A director exercised 5,000 options during the year ended May 31, 1995.

NOTE 8 - TREASURY STOCK

In October 1995, March and June 1996, the Board of Directors authorized Haldane to repurchase outstanding shares of its common stock at fair market value from various shareholders. As of May 31, 1997 and 1996, Haldane repurchased 20,000 and 179,500 shares, respectively, at fair market value with prices ranging from $2.49 to $2.75 per share.

NOTE 9 - INCOME TAXES

Deferred Income Taxes

The Companies utilize Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. The resulting deferred tax asset or liability is adjusted to reflect changes in tax laws as they occur.

Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. The deferred tax assets of $145,000 and $83,000 as of May 31, 1997 and 1996 (consisting solely of allowance for doubtful accounts) are shown as current assets in the consolidated balance sheets. No valuation allowance has been provided.

Income Taxes

Provision for income taxes for the years ended May 31, consists of the following:

                                           1997          1996           1995
                                        ---------      ---------      ---------
   Current:
     Federal                            $ 267,457      $ 163,448      $    --
     State and local                      105,711         75,876         73,000
                                        ---------      ---------      ---------
                                          373,168        239,324         73,000

   Deferred:
     Federal                              (51,000)        93,000        231,000
     State and local                      (11,000)        (4,000)          --
   Change in valuation allowance             --             --         (306,000)
                                        ---------      ---------      ---------
                                        $ 311,168      $ 328,324      $  (2,000)
                                        =========      =========      =========

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995


NOTE 9 - INCOME TAXES (CONTINUED)

Income Taxes (Continued)

Reconciliation of statutory rate to effective income tax rate on continuing operations for the years ended May 31, is as follows:

                                                              1997     1996     1995
                                                             ------   ------   ------
      At federal statutory rates                              34.0%    34.0%     34.0%
      Effect of:
          State income taxes, net of federal benefit           8.2      7.9       9.8
          Permanent differences                                1.2       .7      -
          Tax benefit of operating loss carryforwards          -       (2.6)    (33.1)
          Overaccrual of prior year taxes                     (2.0)    (1.0)     -
          Change in valuation allowance                        --       --      (10.7)
                                                              ----     ----     -----

                   Total                                      41.4%    39.0%     -
                                                              ====     ====     =====

The Companies file consolidated tax returns and had available at May 31, 1995 unused operating loss carryforwards of approximately $400,000 for income tax reporting purposes which were utilized to offset 1996 taxable income. Haldane had no taxable federal income for the year ended May 31, 1995, therefore, no federal income tax liability or expense provision has been recorded for that year. The only significant difference between income tax and financial reporting is the allowance for doubtful accounts.


NOTE 10 - RETIREMENT PLANS

The Companies have simplified employee pension (SEP) agreements with all full-time employees who are at least twenty-one years old and have performed services for at least three of the preceding five years. Such agreements provide for discretionary contributions by the employer. For the years ended May 31, 1997, 1996 and 1995, the Companies contributed $21,000, $29,750 and $41,424, respectively.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995



NOTE 11 - LAWSUIT JUDGMENT

A former sub-licensee initiated an arbitration against DRB before the American Arbitration Association claiming damages for DRB's alleged breach of sub-license agreement and interference with a consulting agreement. The former sub-licensee was awarded $104,381, which was accrued as of May 31, 1994. Additional interest of $10,000 was accrued as of May 31, 1995. In January 1996, DRB paid $130,144.

NOTE 12 - GEOGRAPHIC AREAS

The Companies earned royalty income and sub-licensee income from five Canadian franchisees and one franchisee located in the United Kingdom for the years ended May 31, as follows:

                           Royalty Income                Sub-Licensee Income
                  --------------------------------    -------------------------
                    1997        1996        1995        1997     1996     1995
                  --------    --------    --------    -------   ------   ------

Canada            $201,148    $158,572    $114,221    $18,559    $ --     $ --
                  ========    ========    ========    =======    =====    =====
United Kingdom    $ 12,123    $   --      $   --      $  --      $ --     $ --
                  ========    ========    ========    =======    =====    =====


All other revenues are from United States sources.

Included in accounts receivable and notes receivable at May 31, are amounts owed by the Canadian and United Kingdom franchisees, as follows:

                                           Accounts              Notes
                                          Receivable           Receivable
                                    ----------------------  ----------------
                                       1997         1996      1997     1996
                                       ----         ----      ----     ----

    Canada                           $78,047       $93,088  $15,063    $--
                                     =======       =======  =======    ===
    United Kingdom                   $ 2,189       $  --    $  --      $--
                                     =======       =======  =======    ===


NOTE 13 - RELATED PARTY TRANSACTIONS

As of May 31, 1997, 1996 and 1995, a principal officer and director of Haldane owned and operated offices as follows:

                                                1997       1996       1995
                                                ----       ----       ----

          Canada (Note 12)                        5          5          5
          United States                           2          4          4
          United Kingdom (Note 12)                1         --         --
                                                 ---        ---       ---
                Total offices                     8          9          9
                                                 ===        ===       ===

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995




NOTE 13 - RELATED PARTY TRANSACTIONS (CONTINUED)

During 1997, three United States offices were transferred to an unrelated existing owner of other Haldane offices and two new offices were acquired; one in the United States and one in the United Kingdom.

From time to time the Companies advance funds to several entities whose officer and director is also an officer and director of Haldane. The average monthly balance during fiscal 1997 and 1996 of such advances amounted to approximately $373,000 and $375,000, respectively. At May 31, 1997 and 1996, the balance of such advances was $-0- and approximately $14,000, respectively. In addition, at May 31, 1997 and 1996, the Companies were owed $11,000 and $14,000, respectively, for miscellaneous reimbursable expenses from these entities.

Interest earned on advances for the years ended May 31, 1997 and 1996 at 8% per annum amounted to approximately $30,000 for each year.


NOTE 14 - DISCONTINUED OPERATIONS

On May 31, 1996, Haldane adopted a plan to terminate its travel agency operations which ceased in February 1997.

The components of net assets of discontinued travel agency operations included in the consolidated balance sheets at May 31, are as follows:

                                              1997        1996
                                              ----        ----


              Cash and cash equivalents       $ --      $ 55,957
              Prepaid expenses                  --         4,240
              Property and equipment - net      --           635
              Other assets                      --         2,200
              Accounts payable                  --        (3,225)
              Income taxes payable              --        (8,000)
              Deferred income                   --       (15,172)
                                              ------    --------
                   Net assets                 $ --      $ 36,635
                                              ======    ========

The operating results of the travel agency segment for the years ended May
31, 1997 and 1996 are shown separately in the accompanying consolidated income statement. The 1995 consolidated statement has been restated to segregate the operating results of the travel agency segment. Net revenues of the travel agency segment for 1997, 1996 and 1995 amounted to $67,027, $95,474 and $68,047, respectively.

There was no gain or loss on disposal of this segment.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995




NOTE 15 - EARNINGS PER SHARE

     Net Earnings Per Common
       and Common Equivalent Share

     Net earnings per share for the years ended May 31, were calculated using the modified treasury stock method as follows:

                                                          1997          1996          1995
                                                       ----------    ----------    ----------
Earnings

Income from continuing operations                      $  441,150    $  513,444    $  730,806

Modified Treasury Stock Method

Incremental income after the application
  of assumed proceeds toward repurchase of
  20% of the outstanding common shares at
  the average market price and the
  reduction of debt, net of applicable
  income taxes                                              1,111        11,452         6,845
                                                       ----------    ----------    ----------

Adjusted earnings                                      $  442,261    $  524,896    $  737,651
                                                       ==========    ==========    ==========

Shares

Weighted average number of common
  shares outstanding                                      950,903     1,105,442     1,070,365

Additional shares assuming conversion of:
  Stock options and warrants utilizing the modified
    treasury stock method                                  78,470       122,452        90,982
                                                       ----------    ----------    ----------

Number of common and common equivalent shares           1,029,373     1,227,894     1,161,347
                                                       ==========    ==========    ==========

Earnings per common and common equivalent share
  from continuing operations                           $      .43    $      .43    $      .64
                                                       ==========    ==========    ==========


Fully diluted earnings per common and common equivalent share were the same.

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995



NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The amounts at which cash, accounts receivable, short-term notes receivable, due from related parties, accounts payable and other current liabilities are presented in the balance sheets approximate their fair value due to their short maturities. The following table presents the carrying amounts and fair values at May 31, 1997 and 1996 for long-term notes receivable and debt:

                                                    1997                    1996
                                            --------------------    --------------------
                                            Carrying      Fair      Carrying      Fair
                                             Amount      Value       Amount      Value
                                            --------    --------    --------    --------

    Long-term notes receivable              $451,000    $442,000    $135,000    $129,000
                                            ========    ========    ========    ========

    Long-term debt                          $499,000    $526,000    $541,000    $570,000
                                            ========    ========    ========    ========

The fair value of long-term notes receivable and debt has been determined based on discounted cash flow using a market rate of interest at the balance sheet date as applicable to comparable notes and debt.


NOTE 17 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)


                                         1st           2nd          3rd           4th
                                      ---------     ---------    ---------     ---------
1997
----
Revenues                              $ 649,981     $ 687,556    $ 649,042     $ 761,216
Income from continuing operations
  before income taxes                   264,999       248,111      146,257        92,951
Income taxes                            106,000        99,000       43,368        62,800
Income from continuing operations       158,999       149,111      102,889        30,151
Income (loss) from discontinued
   operations                           (10,241)       28,204          (21)        2,000
Net income                              148,758       177,315      102,868        32,151

Net earnings per common and common
  equivalent share:
      Continuing operations           $     .16     $     .15    $     .10     $     .03
      Discontinued operations              (.01)          .03         --            --
                                      ---------     ---------    ---------     ---------
Total                                 $     .15     $     .18    $     .10     $     .03
                                      =========     =========    =========     =========

Market price per share:
   High                               $    2.87     $    2.44    $    2.75     $    2.50
   Low                                     2.43          2.44         2.25          2.25

                BERNARD HALDANE ASSOCIATES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED MAY 31, 1997, 1996 AND 1995





NOTE 17 - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                        1st           2nd          3rd           4th
                                     ---------     ---------    ---------     ---------
1996
----

Revenues                             $ 583,937     $ 597,046     $ 562,246    $ 601,210
Income from continuing operations
   before income taxes                 222,901       212,146       215,409      191,312
Income taxes                            85,000        71,000        81,796       90,528
Income from continuing operations      137,901       141,146       133,613      100,784
Income (loss) from discontinued
   operations                          (10,131)      (35,360)       61,771        3,716
Net income                             127,770       105,786       195,384      104,500

Net earnings per common and
   common equivalent share:
      Continuing operations          $     .11     $     .12     $     .11    $     .09
      Discontinued operations             (.01)         (.03)          .05         --
                                     ---------     ---------     ---------    ---------

Total                                $     .10     $     .09     $     .16    $     .09
                                     =========     =========     =========    =========

Market price per share:
   High                              $    2.56     $    2.53     $    2.87    $    2.56
   Low                                    2.43          2.43          2.43         2.43


There were no dividends for either year.

BERNARD HALDANE ASSOCIATES, INC. & SUBSIDIARIES

PROFORMA INFORMATION

                                               Six Months Ended
                                                 November 30,         Years Ended May 31,
                                               ----------------       -------------------
                                                1997       1996        1997         1996
                                               ------     ------      ------       ------
Per Share Information:

Income per common share before
  Extraordinary items                          $  .37     $  .45      $  .63       $  .73
Extraordinary items                                --         --          --           --
                                               ------     ------      ------       ------

Net income per common share                    $  .37     $  .45      $  .63       $  .73
                                               ======     ======      ======       ======

Net income per share on a fully diluted basis  $  .37     $  .45      $  .63       $  .73
                                               ======     ======      ======       ======

Ratio of Earnings to Fixed Charges              16.75      17.81       13.33        13.28
                                               ======     ======      ======       ======


                                                 November 30,              May 31,
                                                     1997                   1997
                                                 ------------              -------
Book Value per Share                                $3.20                   $2.84
                                                    =====                   =====

PROXY CARD FRONT


                        BERNARD HALDANE ASSOCIATES, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Jeffrey G. Klein, Jeffrey Schachter and Gregg Weiss and each of them, with full power of substitution, as proxies to represent the undersigned and vote all the shares of Common Stock of Bernard Haldane Associates, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on March , 1998, at 10:00 A.M. local time at the offices of the Company, 192 Lexington Avenue, 15th Floor, New York, New York 10016 and at any adjournments thereof, in the following manner:


     Management recommends that you vote FOR Proposal 1.


     1. Proposal to adopt and authorize an Agreement and Plan of Merger between the Company and Bernard Haldane Acquisition Corporation.

        [  ] FOR                   [  ] AGAINST                    [  ] ABSTAIN



     2. IN ACCORDANCE WITH THEIR BEST JUDGMENT, the Proxy is authorized to vote upon any other matter which may properly come before the Meeting.

PROXY CARD BACK

(continued from other side)



     THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.



Date: ____________________________, 1998


________________________________________
Signature

________________________________________
Signature if jointly held



                                                Please date and sign exactly as
                                                your name appears hereon. If
                                                shares are jointly held, all
                                                joint owners should sign.
                                                Trustees and others signing in a
                                                representative capacity in which
                                                they sign. If the signatory is a
                                                corporation or partnership, sign
                                                the full corporate or
                                                partnership name by a duly
                                                authorized officer or partner.